As filed with the Securities and Exchange Commission on January 31, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOCODIA HOLDINGS CORP

(Exact name of registrant as specified in its charter)

Wyoming	7371	86-3519415
(State or Other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6401 Congress Ave, Suite #160

Boca Raton, FL 33487

(561) 484-5234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Podolak

Chief Executive Officer

6401 Congress Ave, Suite #160

Boca Raton, FL 33487

(561) 484-5234

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross Carmel, Esq. Anthony Patel, Esq. Carmel, Milazzo & Feil LLP. 55 West 39th Street, 18th Floor New York, NY, 10018 (212) 658-0458	David E. Danovitch, Esq. Michael DeDonato, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 (212) 660-3060

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The shares of common stock may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell the shares of common stock and it is not soliciting an offer to buy the shares of common stock in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2023.

PRELIMINARY PROSPECTUS

VOCODIA HOLDINGS CORP

2,142,858

Shares of Common Stock

This is an initial public offering of Vocodia Holdings Corp, a Wyoming corporation (the “Company”) on a firm commitment basis. This offering consists of 2,142,858 shares of our common stock, par value $0.0001 per share (“common stock”). The assumed initial public offering price is $8.00 per share, the midpoint of the estimated range between $7.00 and $9.00 per share. The actual initial public offering price of the shares of common stock offered hereby will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the assumed initial public offering price per share of common stock used throughout this prospectus may not be indicative of the actual initial public offering price for the shares of common stock (see “Underwriting — Determination of Offering Price” for additional information).

We have granted Alexander Capital, L.P. (the “Representative”), the representative of the underwriters of this offering, a 45-day option to purchase up to an additional 321,429 shares of common stock to cover over-allotments, if any.

Prior to this offering, there has been no public market for our common stock. We have applied to have our common stock listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VOCO” and if our listing application is not approved, we will not be able to consummate this offering and will terminate this offering. There can be no assurance that we will be successful in listing our common stock on Nasdaq.

As of the date of this prospectus, our Chief Executive Officer, Mr. Brian Podolak, is entitled to vote 49.99% of the total shares outstanding. This percentage accounts for all of Mr. Podolak’s common and preferred shares. Additionally, Mr. James Sposato also controls 49.99% of the total shares outstanding. This percentage accounts for all of Mr. Sposato’s common and preferred shares, as well. Although we are a “controlled company” under the rules of the Nasdaq, our board of directors will be composed of a majority of independent directors, and we will not take advantage of the “controlled company” exemptions provided under such rules. Please see “Risk Factors” and “Management—Our Controlled Company Status.

We intend to use the proceeds from this offering for acquisitions of websites, technologies, or other assets, building improved phone switch capabilities for our product, expanding our product offerings from other digital channels, sales and marketing, working capital and other general corporate purposes. Our phone switch capacity allows us to scale more calls simultaneously, which translates into our services being more readily available to handle the increased demands of current and future customers. See “Use of Proceeds.”

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and have elected to comply with certain reduced public company reporting requirements. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our shares of common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 11 of this prospectus before making a decision to purchase our shares of common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF COMMON STOCK OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total (1)
Initial public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Non-accountable expense allowance	$	$
Proceeds to the Company before expenses(3)	$	$

(1)	Assumes no exercise of the over-allotment option we have granted to the underwriters, as described below.

(2)	Represents an underwriting discount equal to 7.0% of the gross offering proceeds; provided that such underwriting discount will be equal to 4.0% of the gross proceeds received by the Company in this offering from investors identified and introduced to by the Company, which number is not reflected in the table above. For a description of the other compensation to be received by the underwriters, please see “Underwriting” beginning on page 96.

(3)	Represents a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering, payable to the representative of the underwriters.

(4)

We estimate that the total fees, commissions, expenses and other costs of this offering will be approximately $1,500,000.  These expenses do not include the issuance to the representative of warrants exercisable for up to            shares of common stock, equal to 3.0% of the number of shares of common stock sold in this offering, at a per share exercise price equal to 120% of the initial public offering price of the shares of common stock offered hereby, including shares sold to cover over-allotments, if any, or the reimbursement of certain expenses of the underwriters. See “Underwriting” beginning on page 69 of this prospectus for additional information regarding compensation to be paid by the Company to the underwriters in connection with this offering.

We have granted the representative of the underwriters an option to purchase from us, at the initial public offering price, up to 321,429 additional shares of common stock, less the underwriting discounts and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the representative exercises the option in full, the total underwriting discounts and commissions payable will be $1,207,500, and the total proceeds to us, before expenses, will be $16,042,500.

For a description of the other compensation to be received by the underwriters, please see “Underwriting” beginning on page 69.

The underwriters expect to deliver the shares of common stock to purchasers in the offering on or about  , 2023.

The date of this prospectus is , 2023.

 Sole Book-Running Manager

ALEXANDER CAPITAL, L.P.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “Company,” “Vocodia,” “we,” “us,” and “our” collectively refer to Vocodia Holdings Corp, a Wyoming corporation, and its subsidiaries.

The registration statement of which this prospectus forms a part that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information,” before making your investment decision.

You should rely only on the information provided in this prospectus or in any prospectus supplement or any free writing prospectuses or amendments thereto, or to which we have referred you, before making your investment decision. Neither we nor the underwriters have authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or any related free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement, or any free writing prospectuses or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the shares of common stock offered by this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectuses or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document.

To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of any of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Neither we nor the underwriters are offering to sell or seeking offers to purchase such shares of common stock offered hereby in any jurisdiction where the offer or sale is not permitted. Neither we, nor the underwriters, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of such shares of common stock as to distribution of the prospectus outside of the United States.

For investors outside the United States: neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Neither our Company, any of its officers, directors, agents or representatives, nor the underwriters, make any representation to you about the legality of an investment in our Company’s shares of common stock. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial and other issues that you should consider before investing in our Company’s shares of common stock.

TRADEMARKS AND TRADE NAMES

This prospectus includes trademarks that are protected under applicable intellectual property laws and the Company’s property. This prospectus also contains trademarks, service marks, trade names and/or copyrights of other companies, which are the property of its owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the Company will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks and trade names.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning the Company’s industry and the markets in which it operates, including market position and market opportunity, is based on information from management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, its knowledge of the industry, and assumptions based on such information and knowledge, which management believes to be reasonable and appropriate. However, assumptions and estimates of the Company’s future performance, and the future performance of its industry, are subject to numerous known and unknown risks and uncertainties, including those described under the heading “Risk Factors” in this prospectus and those described elsewhere in this prospectus, and the other documents the Company files with the SEC from time to time. These and other important factors could result in its estimates and assumptions being materially different from future results. You should read the information contained in this prospectus completely and with the understanding that future results may be materially different and worse from what the Company expects. See the information included under the heading “Cautionary Statement Regarding Forward-Looking Information.”

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Company’s historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “Company,” “Vocodia” “we,” “us,” and “our” refer to Vocodia Holdings Corp.

OVERVIEW

Company Overview

Vocodia Holdings Corp (“Vocodia” or “VHC”) was incorporated in the State of Wyoming on April 27, 2021 and is a conversational artificial intelligence (“AI”) technology provider. Vocodia’s technology is designed to drive better sales and services for its customers. Clients turn to Vocodia for their product and service needs.

Business Summary

Vocodia is an AI software company that builds practical AI functions and makes them easily obtainable for businesses on cloud-based platform solutions at low costs and scalable to multiagent vast enterprise solutions.

The Company’s operations includes three wholly owned subsidiaries: (1) Vocodia FL, LLC (“Vocodia FL”), which was incorporated in the State of Florida on June 2, 2021 and manages all of VHC’s human resources and payroll functions, (2) Vocodia JV, LLC (“Vocodia JV”), which was incorporated in the State of Delaware on October 7, 2021 and was formed with the intention to conduct any and all joint ventures or acquisitions for VHC, which do not exist as of the date of this prospectus, and (3) Click Fish Media, Inc. (“CFM”), which was incorporated in the State of Florida on November 26, 2019 and is an IT services provider. CFM was formerly owned by James Sposato, who is an officer and director of the Company. CFM was acquired by the Company from Mr. Sposato per the Contribution Agreement, dated August 1, 2022 (the “Contribution Agreement”). In the Contribution Agreement, Mr. Sposato (“Contributor”), has contributed, assigned, transferred and delivered to Vocodia, the outstanding capital stock of CFM and Vocodia has accepted the contributed shares from the Contributor. As full consideration for the Contribution, Vocodia has paid the Contributor consideration in the amount of $10.

An illustration of the Company’s organizational structure is provided below:

Vocodia offers companies scalable enterprise AI sales and customer service solutions intended to rapidly increase sales and service at approximately 25% of employment costs.

1

Vocodia seeks to enhance rapport and relationship building for customers, which is as necessary component to sales. Vocodia believes that there is a positive correlation between AI which sounds similar to a human voice over the phone and better customer rapport and customer service benefits. With our advanced AI, we believe that it will be difficult for customers to distinguish between speaking to a human sales representative and to an AI bot. Vocodia believes it can increase customer satisfaction and maximize potential service efficiency for its clients. Our goal is to provide quick training and deployment, potentially unlimited scalability, easy integration with existing corporate platforms and other benefits to our customers from AI’s efficiency. The Company projects that it will help its customers manage budgets and perform better than the high costs of existing sales and service personnel (whom we believe typically perform below the 90th percentile of their peers).

Our Mission

Vocodia is a conversational AI software developer and provider. Our mission is to maximize value in communications between organizations and their consumer bases from “hello” to “goodbye”. Our goal is to be the conversational leader in corporate and organizational, agenda driven communications, to drive convenience, scale, and empowerment, while reducing operational costs and risk.

Vocodia offers companies scalable enterprise-level AI sales and customer service solutions which allow for AI sales representatives to reduce human labor costs and responsibilities while increasing the reach and efficacy of human-led, purposeful, agenda driven and conversational communications. We deliver our patented conversational AI software in the form of Digital Intelligent Sales Agents, which we refer to as DISAs® (the “DISAs”). The DISAs are built with AI software programmed for the DISAs to sound and feel human and to perform business tasks that require humans to converse with one another effectively, and thus to provide the best representation for each of our customers’ businesses.

Vocodia’s DISAs have been programmed to provide the marketplace with an alternative to human sales representatives in the function of (1) sales; (2) customer service; (3) supportive agency; (4) intermediary communications; and (5) alerts with automated transfers and queuing. The DISAs are tailored to serve the specific requirements of each of our customers and are delivered via our proprietary platform.

We view our DISAs as the total solution for those in need of sales and customer service automation, which provides the marketplace alternative to a role that has primarily been serviced by humans in the sales and customer service departments, in part or in whole, to increase our clients’ revenues and lower costs, providing them with the ability to produce campaigns fast and scale them up or down as necessary.

Our AI software is intended to provide a solution for operational costs and efficiency deficits by improving business automation and reducing the inefficiencies caused by human limitations. Our motto is to “Go Beyond Human”, with AI alternative of human salespeople and customer service representatives. We aim to lower costs associated with sales campaigns that rely on humans and provide scalability of agent quantity, style, mission, and other personalization at varying levels for each organization’s needs.

Market Opportunity

AI Reduces Labor Spending

Growth for most businesses means increasing sales and services. However, growth is often limited by available resources, such as customers and employees. Planning, recruiting, training and retaining employees to focus on growth (sales), and retaining such employees (attrition), is typically expensive and costs can be prohibitive. Further, labor costs account for up to 70% of total business costs and include, without limitation, employee wages, benefits, payroll or other related taxes. There may be no relief for businesses faced with the necessary employment costs of sales agents and customer service personnel.

2

Key Highlights

•	Voice Quality: Vocodia provides AI with high-level voice quality and seeks to deliver superior service in the marketplace.
•	Quality Sales: Vocodia uses the following sales and marketing strategy: Prospects – Qualifies – Closes – Processes Orders – Upsells. Our DISAs are able to generate more leads and more transfers to clients so they can sell or upsell their new leads and transfers on their products. We believe that our customers can become more efficient by hiring DISA “fronters”, rather than traditional “fronters”. These traditional human “fronters” have served as the driving force in call centers making 150 or so calls daily to qualify potential clients. Once qualified, they then transfer the call to another department of the call center which handles the final transactional element of the sales call. The fronter position is the high turnover, low pay, very hard to hire, part for call centers that are the costliest and least productive. We automate this part of the process using AI to make these calls, instead of the human fronters. In addition, AI only has to be trained once, does not take vacation, can call 24/7, and costs 1/3 of human fronters. Thereby, companies can receive the same level of sales expected from their top 85% of employees. Vocodia delivers effective, dependable, scalable to the hour, low variance sales and customer service solutions.
•	Affordable: AI sales agents (also known as AI bots) cost less than one-third of human sales agents without human issues that tend to affect the processes, human resources and bottom line.
•	Scalable: Our software is cloud-based and Application Programming Interface (“API”)-friendly, which is interoperable with third-party platforms. Vocodia offers companies scalable enterprise-level AI sales and customer service solutions which reduce human labor costs and responsibilities while increasing the reach and efficacy of human led, purposeful, agenda driven and conversational communications.
•	Compliance: DISAs parameters are set by our clients’ needs and uploaded data. These inputs can include, but are not limited to, recordings, scripts and rebuttals supplied by a respective client. Vocodia uses our clients’ data and trains their respective DISAs to converse with prospective customers, qualify them, and then transfer the call to a “closer” to sell to the customer. The AI/DISA can only say what they are trained and programmed to say. We believe this will lead to higher level of compliance, avoiding impromptu human errors which will not occur for our DISAs.
•	Speedy Training: The AI can be trained in 3 days with: recordings of existing sales calls; and sales script for baseline and target goals. AI bots also continue to learn on the job from call interactions, thus machine learning progressively improves over time.

Vocodia’s Advantages

Vocodia has created software that is intended to replicate the functions of human sales representatives, such as calling prospects by telephone, announcing the purpose of a call and reason for the call, and identifying interest in a conversational manner. The AI/platform can be programmed for each client to provide scalable solutions which can reduce sales inefficiencies and improve customer service results. We commoditize and standardize our AI solution to improve traditional sales and customer service support operations in order to meet our clients’ sales and service goals.

Our proprietary software allows us to adjust our approach to the market, to either offer sales or customer service as a call center at competitive rates. On an hour-to-hour basis we can replace human sales and customer service agents in a cost-effective manner.

Market rates for sales and customer service agents can range from greater than $5.00 dollars per hour to less than $55.00 dollars per hour. Our platform allows us to control the cost to market rates of sales and customer service agents because machine accuracy and programming allow for significant reduction of costs across standard corporate departments such as human resources, legal, management, customer relations management software, compliance, commissions, real estate, equipment, supporting software, telecommunications and more.

We offer our platform to individual sales agents, customer service agents and small businesses, providing enterprise-level agent services for market tiers of all sizes and scope. Our software allows small, single-owner businesses the equivalent sales and service platform used by enterprise-level clients. We believe that the platform can equalize the opportunities available for smaller businesses and larger organizations.

Additional Opportunities

We plan on pursuing opportunities beyond our present goals of delivering sales and customer service software agents. We believe there may be other uses of our conversational AI software and platform, such as in the areas of education, including the areas of philosophy and religion. In the long run, we envision a world in which businesses and consumers have conversational Ais, such as our DISAs, performing the tasks of humans, while maximizing efficiencies in many fields and improving timing, quality, budget, and convenience, using automated tools. In short, Vocodia aims to make the world a better place by using our proprietary AI to improve current processes.

3

Company Strategy

Technology

Vocodia, believes that it, has built, and continues to build, AI conversational systems that sound virtually the same as humans. Proprietary software and systems have been developed in-house from scratch with streamlined integration and a growing number of customer relationship managements (“CRMs”) and platforms all over the world. Vocodia software utilizes Artificial Intelligence, Augmented Intelligence, Natural Language Processing and Machine Learning to provide a robust, continuously learning engine which can perform multiagent functions simultaneously. Vocodia software is cloud-based, permitting easy API integration with most systems and platforms commonly used by businesses today.

Products

Vocodia has developed and released its first software product and platform, which we refer to as “DISA”, a humanized conversational AI technology, that can complete each stage of the conversational aspect of the sales process, business-to-business (“B2B”) and business-to-consumer (“B2C”).

Our prospects for direct software sales are any enterprise clients who are in the phone and call center markets. The initial sales targets were call centers who needed to replace poor performing staff in the pre-Covid-19 era. Now, our sales targets have shifted to filling empty seats in the call centers, which typically have an 80% turnover rate and cannot find enough quality candidates to hire. Our technology powers our virtual agent, the DISA. In the current marketplace, we consider any company which has a 50-seat call center at a telephony location is a potential sales client. These potential clients span many industry verticals, including but not limited to, health, solar, employee retention credit, insurance, recruiting and real estate, automotive, cruise lines and hospitality and lodging.

Vocodia AI sales agents not only sell and serve prospects and customers, but also gather and report robust intelligence from customers and the marketplace. Vocodia’s DISAs are programmed to instantly answer customer service calls and to upsell and provide personalized customer care.

Development Strategy

Vocodia plans three phases of development to become the largest and most profitable AI service provider, globally, in the next five years:

•	Integrate AI sales agents and customer service offerings directly into existing enterprises and then via CRM applications;

•	Increase sales of AI-assisted workflow to more enterprises in a variety of functions and industries (e.g., food ordering, administration, accounting, bookkeeping and human resources). Grow revenue streams, including based upon market pricing where our DISAs can perform at advantageous margins such as notable efficiencies or less operational costs to achieve the same function to the satisfaction of the end customer (acquisitions may become a significant part of our growth strategy, but at this time we have not identified any specific candidates that meet our objectives); and

•	Integrate personal AI assistants to individuals for overall life assistance, integrated with existing sales and other AI bots, to serve members of the community.

4

Acquisition Strategy

Our strategy includes seeking to aggressively pursue acquisitions, including companies with revenue streams where our DISAs can perform at advantageous margins with noticeable efficiency or less operational costs to achieve the same function. The Company will concentrate on several important priorities in evaluating potential acquisition candidates, including the key considerations and objectives the Company hopes to achieve, which are listed below:

•	acquiring beneficial technology or use;
•	accelerating market share;
•	increasing revenue;
•	enhancing efficiencies in product and service delivery;
•	identifying and addressing possible threats to our organization;
•	acquiring access to targeted and specified client base;
•	reducing client acquisition costs by reducing our demands on resources and time (opportunity costs);
•	acquiring client bases from companies who have service relationships with consumers and acquisitions of companies with or without offerings of similar services;
•	reducing our client acquisition costs, preserving going rates of such services, and extending our wrapped services to such client base; and
•	maintaining Vocodia’s dynamic pricing thereby potentially creating greater value opportunities and allows us to minimize market price arbitrage to maximize profit potential.

Management and Operating Strategy

Our management is market-receptive: as a new technology company, we seek to continuously identify new markets as well as industries where our services would be beneficial to potential customers. We believe that our technologies offer businesses and consumers significant advantages, but our technology is not yet generally recognized. We remain open to discovering new opportunities to offer our technology solutions.

We believe that we have an attractive operating model due to the scalability of our AI platform, the recurring nature of our revenue (Software-as-a Service (“SaaS”)) and the potentially high operating margins. We rely on conversions (sales) to generate increased free cash flow. Conversions happen for us when our clients use our services to sell their products/services to their customers. Our operational structure and AI focus allow us to convert enterprise clients in their call center environments (allowing us to rapidly convert clients in a cost-effective manner).

5

Given the fixed-cost nature of our technology, DISAs allow us to scale our solutions quickly with low marginal costs. These DISAs can pitch and close, as well as manage full customer service operations, in high data interactive demand-based industries, while providing a full human conversation experience to human customers. Most of our customer contracts have a term of 12 months, a monthly fee of $795 per DISA per month, and a minimum commitment of 10 DISAs. Additionally, we have a software setup fee of $8,000 to begin building a DISA for a client (i.e., one-time setup fee for each client campaign). We believe that our recurring revenue, combined with our robust sales pipeline and enterprise customer base, will continue to contribute to our long-term growth and strong operating margins, giving us flexibility to allocate capital for our continued success.

Growth Strategy

We believe that the Company is well positioned for continued growth across the various markets in the call center space. Our strategy for achieving growth includes the following:

Build upon our extensive client relationships

We have a diversified pipeline of potential clients. Current clients include health insurance providers, health insurance recruiting new agents, employee retention credits, solar, real estate recruitment and real estate new clients. Through the development of our proprietary switch (as described below) and technical team, we have the ability to scale our DISAs over time. We also intend to scale our client base by strategically adding new sales development personnel and customer service and support team members. We believe that we are in the early stages of penetrating this expanding market with our DISA technology platform.  Key elements of this strategy include:

•	widely commercializing this new humanized conversational AI platform in the marketplace;

•	increasing the enterprise client usage by increasing the number of DISAs per client;

•	adding multi-channel capabilities to our platform in the form of text message, voicemail, social media (such as LinkedIn), etc. to increase connection rates; and

•	acquiring new strategic partners who bring enhanced complimentary technology and revenue to help us increase market share.

Continue to innovate

We believe a significant opportunity exists to enhance our technology platform and analytics using our vast database. We intend to expand our technology services offerings to capitalize on the evolving call center and customer service environment. Our investments in human capital, technology and services capabilities position us to continue to pursue rapid innovation. Examples of our recent innovations include:

•	Upgrading our own proprietary switch. Our platform depends on phone switch capability (generally voice over internet protocol switches) to generate the actual connection from AI to the customer on the outside. Thus, we are dependent on outside telecom switches and infrastructure to manage the speed of our connection pace. This dynamic creates operational risk, due to the reliance of each switch provider’s technology and infrastructure limits. The bulk of our challenges come from switch uncertainty. Therefore, our goal is to improve our own company-controlled switch, which is critical to our economic health, growth and can facilitate easier delivery of services provided in each software sale. We believe this development would provide us with switch independence, allowing us to obtain more control, efficiency and certainty of delivery while lowering internal costs and managing traffic to external, non-company managed switches. The benefits of building our own switch allows us to scale faster in the quantity of software licenses, the variety of industries and verticals served, the independent scale of service utilized by each individual software licensee (end user), and the quantity of connections made by the hour.

6

•	Acquiring a predictive dialer with enhanced capabilities including speech-to-text (“STT”) and “text-to-speech (“TTS”) which assists us in implementing end-to-end solutions for all of our customers. As of the date of this prospectus, we have not come across any competitors that possess capabilities which replicate ours.

Expand portfolio through strategic acquisitions

We have acquired, and expect to continue acquiring, assets and businesses that strengthen our value proposition to clients. We have developed an internal capability to source, evaluate and integrate acquisitions that have created value for our stockholders. We plan to target strategic acquisitions subsequent to the closing of this initial public offering, but we have not currently entered into any agreements for the acquisition of significant assets, businesses or companies. While there is no guarantee that any acquisition will be completed, successful acquisitions may bring a collection of complimentary technology and existing revenue to the Company.  We also plan to continue to pursue strategic acquisitions to grow our platform and enhance our ability to provide more services to our clients. We also expect to seek favorable commercial opportunities, primarily in the areas of technological platforms, data suppliers and consulting services providers.

Our Company Website

As of the date of this prospectus, our website is www.vocodia.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus.

7

Going Concern

The combined financial statements which accompany this prospectus have been prepared assuming that the Company will continue as a going concern. As discussed in the report of the independent registered public accounting firm and the combined financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern.

Status as a Controlled Company

Because of the voting control held by Mr. Podolak and Mr. Sposato, we are considered a “controlled company” within the meaning of the listing standards of Nasdaq. Under these rules, a “controlled company” may elect not to comply with certain corporate governance requirements, including the requirement to have a board of directors that is composed of a majority of independent directors. We currently do not intend to take advantage of these exemptions but could do so at any time in the future provided that we continue to qualify as a “controlled company.”

Implications of being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” including, but not limited to:

•	being permitted to present only two years of audited financial statements and only two years of related disclosure in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

•	being permitted to provide less extensive narrative disclosure than other public companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

•	being permitted to utilize exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved;

•	being permitted to defer complying with certain changes in accounting standards; and

•	being permitted to use test-the-waters communications with qualified institutional buyers and institutional accredited investors.

We intend to take advantage of these and other exemptions available to “emerging growth companies.” We could remain an “emerging growth company” until the earliest of (i) the last day of our fiscal year following the fifth anniversary of the closing of this offering, (ii) the last day of the first fiscal year in which our annual gross revenues exceed $1.235 billion, (iii) the last day of our fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Exchange Act”) (which would occur if the market value of our equity securities that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter), or (iv) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

The JOBS Act permits an “emerging growth company” like us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards.

Corporate History and Information

Vocodia Holdings Corp was incorporated under the laws of the State of Wyoming on April 27, 2021.

Our principal executive office is located at 6401 Congress Avenue, Suite #160 Boca Raton, FL 33487. Our telephone number is (561) 484-5234. Our website address is https://vocodia.com/ and our general email is sales@vocodia.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus.

8

Summary of Risk Factors

Below is a summary of material factors that make an investment in our shares of common stock speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled “Risk Factors” in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the section titled “Risk Factors” as part of your evaluation of an investment in our shares of common stock:

•	We will need to raise additional capital to expand our business to meet our long-term business objectives. We have limited revenues and we cannot predict when we will achieve significant revenues and sustained profitability.
•	We require additional capital to support our present business plans and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate.
•	Our auditors have concluded that there is a substantial doubt about the Company’s ability to continue as a going concern.
•	We cannot predict our future capital needs and we may not be able to secure additional financing.
•	If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.
•	We are anticipating a period of rapid growth in our headcount and operations, which may place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.
•	Negative publicity could adversely affect our reputation, our business, and our operating results.
•	Natural disasters and other events beyond our control could materially adversely affect us.
•	Political and economic factors may negatively affect our financial condition or results of operations.
•	The COVID-19 pandemic has negatively affected our operations and may continue to do so in the future.
•	Market and economic conditions may negatively impact our business, financial condition and share price.
•	We are authorized to issue “blank check” preferred stock without stockholder approval, which could adversely impact the rights of holders of our securities.
•	Risks related to common stock and preferred stock voting rights.
•	If we are unable to attract new customers and retain customers on a cost-effective basis, our business and results of operations will be adversely affected.
•	If we fail to develop our brands cost-effectively, our business may be adversely affected.
•	The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.
•	We are reliant upon information technology to operate our business and maintain our competitiveness.
•	Any significant disruption in service on our website or in our computer systems, or in our customer support services, could reduce the attractiveness of our services and result in a loss of customers.
•	We do not have a disaster recovery system, which could lead to losses.
•	There is a risk of a costly intellectual property lawsuit that may negatively impact Vocodia.
•	If the security of our customers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, our reputation may be severely harmed, we may be exposed to liability and we may lose the ability to offer our customers a credit card payment option.
•	We may be the subject of intentional cyber disruptions and attacks.
•	We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position.

9

•	We could be harmed by improper disclosure or loss of sensitive or confidential data.
•	Unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services could have a material adverse effect on our business.
•	We may be subject to stringent and changing laws, regulations, standards, and contractual obligations related to privacy, data protection, and data security. Our actual or perceived failure to comply with such obligations could adversely affect our business.
•	Online applications are subject to various laws and regulations relating to children’s privacy and protection, which if violated, could subject us to an increased risk of litigation and regulatory actions.
•	An acquisition may risk the dilution of our stockholders shares or it could otherwise disrupt our operations and adversely affect our operating results.
•	An acquisition may not be in the best interests of common stockholders in the near term or at all.
•	It may be more difficult for us to acquire target companies that meet our acquisition criteria.
•	We may be required to take write-downs or incur write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our shares of common stock.
•	We will likely not obtain an opinion from an independent accounting or investment banking firm in connection with the acquisition of a target business.
•	Our resources could be wasted by acquisition transactions that are not completed
•	The officers and directors of a target business may resign upon completion of our acquisition. The loss of a target business key personnel could negatively impact the operations and profitability of the target business post-acquisition.
•	If we fail to keep pace with changing technologies, we may lose clients.
•	Our clients may adopt technologies that decrease the demand for our services, which could adversely affect our revenues and results of operations.
•	We may be liable to our clients for damages caused by system failures.
•	There is a risk of our technology not being applied effectively.
•	If our future products incorporate technologies that may infringe the proprietary rights of third parties, and we do not secure licenses from them, we could be liable for substantial damages.
•	We are dependent on the continued availability of third-party data hosting and transmission services.
•	A sustained, active trading market for our common stock may not develop or be maintained.
•	The price of our common stock may fluctuate substantially.
•	There is an increased potential risk for new public companies similar to ours of rapid and substantial price volatility which may add to the risk of investing in this offering.
•	The initial public offering price of the shares of common stock may not be indicative of the value of our assets or the price at which your shares can be resold. The initial public offering price of the shares of common stock may not be an indication of our actual value.
•	Investors in this offering will experience immediate and substantial dilution in the net tangible book value per share of common stock.
•	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
•	There is no established trading market for our shares of common stock; further, our common stock will be subject to potential delisting if we do not maintain compliance with the listing requirements of The Nasdaq Capital Market.
•	There is a risk of unfavorable commentary or downgrade our common stock, hurting the stock price.
•	We may issue additional shares of common stock or other equity securities, or engage in other transactions that could dilute our book value or relative rights of our common stock, which may adversely affect the market price of our common stock and further dilute existing shareholders.
•	The company may be dissolved or terminated.
•	We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as such, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
•	We are an “emerging growth company” and are able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

10

•	Financial reporting obligations of being a public company are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.
•	If we fail to comply with the rules under Sarbanes-Oxley related to accounting controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.
•	Unidentified weaknesses in our internal controls, may hurt our future development.
•	Future sales of a substantial number of our common stock cause impact our stock price’s volatility.
•	Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to an equity incentive plan could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.
•	Potential comprehensive tax reform bills could adversely affect our business and financial condition.
•	Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.
•	We will likely be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our common stock less attractive to potential investors.
•	Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting changes or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.
•	Investing in a Nasdaq controlled company may involve risk.

11

THE OFFERING

Shares of common stock offered by us:

2,142,858 shares of common stock 2,464,287 shares if the underwriters exercise their over-allotment option in full to purchase shares of common stock at the initial public offering price), based on an assumed initial public offering price between $7 and $9, which is the midpoint of the price range set forth on the cover page of this prospectus.

Assumed initial public offering price	The price per share will be between $7 and $9, which is the midpoint of the price range for such shares set forth on the cover page of this prospectus. The actual initial public offering price may be at, above or below such assumed initial public offering price and will be determined at pricing based on, among other factors, the closing bid price of the Common Stock on the effective date of this registration statement. See “Underwriting— Determination of Initial Public Offering Price” for additional information.

Shares of common stock outstanding before this offering(1)	3,232,429 shares.

Shares of common stock outstanding after this offering(1):

5,375,287 shares (or 5,696,716 shares if the underwriters exercise their over-allotment option in full to purchase 321,429 additional   shares of common stock at the initial public offering price), based on an assumed offering price between $7 and $9 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and assuming no exercise of any Representative’s Warrants.

Over-allotment option:

The Company has granted the underwriters an over-allotment option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of 321,429 additional shares of common stock (15% of the shares sold in this offering), based on the assumed initial public offering price of between $7 and $9 per share, the midpoint of the price range set forth on the cover page of this prospectus, to cover over-allotments, if any.

Use of proceeds:

We estimate that the net proceeds from this offering will be approximately $15,642,864, or approximately $17,989,295 if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming no exercise of the Representative’s Warrants. The Company intends to use the net proceeds from this offering for acquisitions of websites, technologies, or other assets, building an improved switch, for expanding product offerings from other digital channels, sales and marketing, working capital and general other corporate purposes.(2) See section entitled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Representative’s Warrants:

We have agreed to issue the Representative warrants (the “Representative’s Warrants”) to purchase up to              shares of common stock (equal to 3% of the total number of shares of common stock sold in this offering, including any common stock sold pursuant to the over-allotment option). The Representative’s Warrants are not redeemable, and will be exercisable during the period beginning on the date that is 180 days following the effective date of the registration statement and ending on the fifth anniversary date of such date at an exercise price of $9.60   per share (120% of the initial public offering price). The registration statement of which this prospectus forms a part also registers the Representative’s Warrants and the common stock underlying the Representative’s Warrants. See “Underwriting — Representative’s Warrants” in this prospectus for more information regarding the Representative’s Warrants.

12

Lock-up agreements:	Our executive officers and directors have agreed with the underwriters not to sell, transfer or dispose of any common stock or similar securities for six months following the effective date of the registration statement for this offering without the prior written consent of the Representative. Any other holders of more than 5% of the outstanding shares of our common stock have also agreed with the underwriters not to sell, transfer or dispose of any common stock or similar securities for six months following the effective date of the registration statement for this offering without the prior written consent of the underwriters. For additional information regarding our arrangement with the underwriters, please see “Underwriting.”

Dividend policy:	We have never declared any cash dividends on our shares of common stock. We do not anticipate paying any cash dividends on our shares of common stock for the foreseeable future. See “Dividend Policy,” “Risk Factors – Risks Related to the Offering and our Common Stock” in this prospectus for more information regarding our dividend policy.

Trading symbol:	We are seeking to list our common stock on Nasdaq. Upon approval to list our common stock we anticipate that the common stock, will be listed on Nasdaq under the symbol “VOCO”. No assurance can be given that our application will be approved by The Nasdaq Stock Market LLC.

Transfer Agent:	Vstock Transfer, LLC

Risk factors:	You should carefully consider the information set forth in this prospectus and the specific factors set forth in the “Risk Factors” section beginning on page 11 of this prospectus before deciding whether or not to invest in the shares of our common stock.

(1)	As of the date of this prospectus, such number excludes:

•	up to 173,000 shares of common stock issuable upon exercise of outstanding warrants as of such date;

•	no exercise of the underwriters’ option to purchase up to an additional 15% of shares of common stock to cover over-allotments, if any; and

•	shares of common stock issuable upon exercise of the Representative’s Warrants to be issued to the underwriters in connection with this offering.

•	The data presented does not include any warrants that may be exercised for the convertible notes we issued.

•

All share and per share information referenced throughout this prospectus has been retroactively adjusted to reflect a 1-for-20 Reverse Stock Split (the "Reverse Stock Split”) of our issued and outstanding common stock effected on January 27, 2023. Any fractional shares resulting from the Reverse Stock Split have been rounded up to the nearest whole share.

(2)	The Company estimates that it may use up to $1,500,000 from the gross proceeds raised from this offering to pay the total fees, commissions, expenses and other costs associated with this offering (including, but not limited, to the: underwriting fees and commissions, SEC registration fee, FINRA filing fee, Nasdaq Capital Market initial listing fee, accounting fees and expenses, legal fees and expenses, printing fees and expenses, and other miscellaneous fees).

13

SUMMARY FINANCIAL INFORMATION

The summary selected financial data set forth below should be read together with our financial statements and the related notes to those statements, as well as the information under the captions “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus. The financial data for the nine months ended September 30, 2022 has been derived from our unaudited financial statements included elsewhere in this prospectus. The statements of operations data for the year ended December 31, 2021 has been derived from our audited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future, and the results for the year ended December 31, 2021 are not necessarily indicative of results to be expected for the full year ending December 31, 2022. Our historical results are not necessarily indicative of our future results or any other period. The summary financial data included in this section are not intended to replace the financial statements and the related notes included elsewhere in this prospectus.

Vocodia Holdings Corp Combined Balance Sheet

for the Nine Month Period that ended September 30, 2021 and 2022

	December 31, 2021	September 30, 2022
		(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$638,641	$853,121
Accounts receivable, net	-	41,450
Other receivables	-	12,494
Prepaid expenses and other current assets	45,960	92,272
Total Current Assets	684,601	999,337

Property and equipment, net	33,319	28,685

Intangibles & Other Assets
Right-of-use assets, net	499,714	433,749
Software development costs, net	463,822	965,694
Other assets	126,073	21,859
Total Intangibles & Other Assets	1,089,609	1,421,302

TOTAL ASSETS	$1,807,529	$2,449,324

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
Accounts payable and accrued expenses	$157,712	$341,485
Notes payable, net	-	1,276,151
Operating lease liability, current portion	85,887	95,527
Total Current Liabilities	243,599	1,713,164

Non-current Liabilities
Operating lease liability, less current portion	437,350	365,026
Total Non-Current Liabilities	437,350	365,026
TOTAL LIABILITIES	680,949	2,078,190
Shareholders’ Equity:
Preferred stock, $0.0001 par value, 24,000,000 shares authorized; 4,000,000 shares issued and outstanding, actual	-	-
Common stock, $0.0001 par value, 476,000,000 shares authorized; 2,578,000 and 2,738,179 shares issued and outstanding at December 31, 2021 and September 30, 2022, respectively	5,156	5,476

Additional paid-in capital	5,954,944	10,398,777
Accumulated deficit	(4,833,520)	(10,573,121)
Total shareholders’ equity	1,126,580	371,132

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$1,807,529	$2,449,321

See accompanying notes to combined financial statements.

14

Vocodia Holdings Corp and Subsidiary Combined Statements

of Operations for the Nine Month Period that ended September 30, 2021 and 2022

	September 30, 2021	September 30, 2022
	(Unaudited)	(Unaudited)

Net Sales	$-	$156,607
Cost of Sales	2,618	252,955
Gross Loss	(2,618)	(96,348)

SG&A
General & Administrative Expenses	807,161	1,702,751
Advertising	160,275	321,215
Salaries and Wages	327,503	1,404,125
Services	643,972	2,196,805
Depreciation and amortization	1,523	5,564
Total SG&A	1,940,434.00	5,630,459.75

Operating Loss	(1,943,052)	(5,726,807)

Other Income (Expenses)
Gain (Loss) on Investment	116,875	-
Interest Expense	-	12,794
Total Other Income (Expenses)	116,875	12,794

Earnings Before Taxes	(2,059,927)	(5,739,601)

Federal Income Tax	-	-
State Income Tax	-	-
Net Loss	$(2,059,927.00)	$(5,739,601.33)

See accompanying notes to combined financial statements.

15

Provision for Income Taxes

Provision for income taxes consists of federal and state income taxes in the United States, including deferred income taxes reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes.

	December 31,	September 30,
	2021	2022

Current tax expense:
Current Income Tax Expense - federal	$0-	$0-
Current Income Tax Expense - state	0-	0-
Total current tax expense	$0-	$0-

Deferred tax expense:
Deferred Income Tax Expense - federal	$0-	$0-
Deferred Income Tax Expense - state	0-	0-
Total Deferred tax expense	$0-	$0-

	December 31,	September 30,
	2021	2022

Current tax expense:
Current Income Tax Expense - federal	$-	$-
Current Income Tax Expense - state	-	-
Total current tax expense	$-	$-

Deferred tax expense:
Deferred Income Tax Expense - federal	$-	$-
Deferred Income Tax Expense - state	-	-
Total Deferred tax expense	$-	$-

16

RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing our shares of common stock. There are numerous and varied risks that may prevent the Company from achieving its goals. If any of these risks actually occur, the Company’s business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Business – General

We will need to raise additional capital to expand our business to meet our long-term business objectives. We have limited revenues and we cannot predict when we will achieve significant revenues and sustained profitability.

We have limited revenues and cannot definitively predict when we will achieve significant revenues and sustained profitability. We do not anticipate generating significant revenues until we successfully raise funds pursuant to this offering and execute our business strategy and operations, of which we can give no assurance. We are unable to determine when we will generate significant revenues from our operations. We cannot predict when we will achieve profitability, if ever. Our inability to become profitable may force us to sell certain of our websites, reduce operations or reduce our staff. Furthermore, we cannot assure you that profitability, if achieved, can be sustained on an ongoing or long-term basis.

We require additional capital to support our present business plans and our anticipated business growth, and such capital may not be available on acceptable terms, or at all, which would adversely affect our ability to operate.

We will require additional funds to further develop our business plan. Based on our current operating plans, we plan to use $6,000,000 in capital to fund our acquisitions of websites, technologies or other assets (as of the date of this prospectus, we have no agreements in place to make any acquisitions), $1,000,000 for building an improved switch, $5,000,000 for expanding our product offerings from other digital channels, sales and $3,642,864 for sales and marketing, working capital and general corporate purposes. We may choose to raise additional capital beyond these amounts in order to expedite and propel growth more rapidly. We can give no assurance that we will be successful in raising any additional funds. Additionally, if we are unable to generate sufficient revenues from our sales and operating activities, we may need to raise additional funds, doing so through debt and equity offerings, in order to meet our expected future liquidity and capital requirements, including capital required for operations. Any such financing that we undertake will likely be dilutive to current stockholders.

We intend to continue to make investments to support our business growth, including acquiring additional assets. In addition, we may also need additional funds to respond to other business opportunities and challenges, including our ongoing operating expenses, protecting our intellectual property, and enhancing our operating infrastructure. While we may need to seek additional funding for such purposes, we may not be able to obtain financing on acceptable terms, or at all. In addition, the terms of our financings may be dilutive to, or otherwise adversely affect, holders of our common stock. We may also seek to raise additional funds through arrangements with collaborators or other third parties. We may not be able to negotiate any such arrangements on acceptable terms, if at all. If we are unable to obtain additional funding on a timely basis, we may be required to curtail or terminate some or all our business plans.

17

We cannot predict our future capital needs and we may not be able to secure additional financing.

We will need to raise additional funds in the future to fund our working capital needs and to fund further expansion of our business. We may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that necessary funds will be available for us to finance our development on acceptable terms, if at all. Furthermore, such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

Our auditors have concluded that there is a substantial doubt about the Company’s ability to continue as a going concern.

The Company’s auditors, Daszkal Bolton LLP, stated in their Notes to the Company’s 2020 and 2021 Combined Financial Statements that the Company has suffered recurring losses from operations that raise substantial doubt about the Company’s ability to continue as a going concern.

If we fail to retain certain of our key personnel and attract and retain additional qualified personnel, we might not be able to pursue our growth strategy.

Our future success will depend upon the continued services of Brian Podolak, our Chief Executive Officer, Richard Shuster, our Chief Financial Officer, Mark Terrill, our Chief Operating Officer, James Sposato, our Chief Technology Officer, and other members of our key management team and our consultants. We especially consider Mr. Podolak to be critical to the management of our business and operations and the development of our strategic direction. Though no individual is indispensable, the loss of the services of these individuals could have a material adverse effect on our business, operations, revenues or prospects. We do not currently maintain key man life insurance on the lives of these individuals. Our future success will also depend on our ability to identify, hire, develop, motivate and retain highly skilled personnel. Competition in our industry for qualified employees is intense, and our compensation arrangements may not always be successful in attracting new employees and/or retaining and motivating our existing employees. Future acquisitions by us may also cause uncertainty among our current employees and employees of the acquired business, which could lead to the departure of key individuals. Such departures could have an adverse impact on the anticipated benefits of an acquisition.

18

We are anticipating a period of rapid growth in our headcount and operations, which may place, to the extent that we are able to sustain such growth, a significant strain on our management and our administrative, operational and financial reporting infrastructure.

Our success will depend in part on the ability of our senior management to manage this expected growth effectively. To do so, we believe we will need to continue to hire, train and manage new employees as needed. If our new hires perform poorly, or if we are unsuccessful in hiring, training, managing and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational and financial controls and update our reporting procedures and systems. The expected addition of new employees and the capital investments that we anticipate will be necessary to manage our anticipated growth and will increase our cost base, which may make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully manage our anticipated growth, then we will be unable to execute our business plan.

Negative publicity could adversely affect our reputation, our business, and our operating results.

Negative publicity about our Company (including, but not limited to the quality and reliability of our products and services, our privacy and security practices, and litigation involving or relating to us) could adversely affect our reputation which, in turn, could adversely affect our business, results of operations and financial condition. Because Vocodia is in a competitive industry where public perception is important, any harm to the Company’s reputation could be significant. Negative perception about the Company or its software and platform could harm sales and business prospects.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations, international commerce and the global economy, and thus could have a strong negative effect on us. Our business operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Such events could make it difficult or impossible for us to deliver our products and services to our customers and could decrease demand for our products and services.

19

Additionally, we depend on the efficient and uninterrupted operations of our third-party data centers and hardware systems. The data centers and hardware systems are vulnerable to damage from earthquakes, tornados, hurricanes, fire, floods, power loss, telecommunications failures and similar events. If any of these events results in damage to third-party data centers or systems, we may be unable to provide our clients with our products and services until the damage is repaired and may accordingly lose clients and revenues. In addition, subject to applicable insurance coverage, we may incur substantial costs in repairing any damage.

Political and economic factors may negatively affect our financial condition or results of operations.

Supply chain interruptions, regulatory changes, or political climate concerns could potentially adversely impact our relationships. Additionally, rising inflation could cause our product, marketing, and labor costs to rise beyond an acceptable level to us or cause us to increase our prices to a level not accepted by consumers. Furthermore, market volatility and macro-economic risks, including a slowdown or potential recession, could harm the Company and its business. Vocodia operates in the sales and customer service sector, and reductions in discretionary spending or consumer demand could have a significant negative impact on the Company’s operations and prospects. Any of the foregoing factors could negatively impact our financial condition or the results of our operations.

The COVID-19 pandemic has negatively affected our operations and may continue to do so in the future.

The World Health Organization declared the COVID-19 outbreak a pandemic. The COVID-19 pandemic has negatively affected our operations and may continue to do so in the future. The COVID-19 pandemic has resulted in social distancing, travel bans and quarantine, which has limited access to our facilities, potential customers, management, support staff and professional advisors and can, in the future, impact our supply chain. These factors, in turn, may not only impact our operations, financial condition and demand for our products but our overall ability to react in a timely manner, to mitigate the impact of this event.

In the past, the pandemic negatively affected the development of software, limited identification and cooperation with development partners and slowed the progress of development and deployment. Vocodia was also negatively affected due to lack of coordination with early customers, which paid and contracted with management to provide our software as it was developed. We believe that business contracts were jeopardized due to lack of cooperation and the business disruption resulting from stay-at-home policies which severely derailed our coordination with other parties. Further we believe that the pandemic had an adverse effect on development of other in-development partners, including key personnel in software coding and development who suffered health conditions during the pandemic and limited our performance.

The extent of the impact of the COVID-19 pandemic on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on our customers and employees, all of which are uncertain and cannot be predicted. At this point, the overall extent to which COVID-19 may impact our financial condition or results of operations in the future is uncertain.

20

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over the COVID-19 pandemic, inflation, energy costs, geopolitical issues, the U.S. mortgage market and unstable real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and overall plan of business.

We are authorized to issue preferred stock without stockholder approval, which could adversely impact the rights of holders of our securities.

Our articles of incorporation authorize us to issue up to 24,000,000 shares of preferred stock of which 4,000,000 shares are currently issued and outstanding. Any shares or series of preferred stock that we issue in the future may rank ahead of our other securities in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, we may issue preferred stock that could contain provisions allowing those shares to be converted into shares of common stock, which could dilute the value of our common stock to current stockholders and could adversely affect the market price, if any, of our common stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our Company.

Risks related to common stock and preferred stock voting rights.

Each share of our common stock is entitled to one vote per share, while our preferred stock is entitled to 1000 votes per share. As of the date of this prospectus, we have issued 4,000,000 shares of our preferred stock: 2,000,000 preferred shares are owned by Mr. Podolak, our Chief Executive Officer and the remaining 2,000,000 preferred shares are owned by Mr. Sposato, our Chief Technology Officer. Although we have no present intention to issue any additional shares of authorized preferred stock, there can be no assurance that we will not do so in the future. There is a risk that the holders of the preferred stock may control a significant amount of our activities due to said preferred shares voting power.

Risks Related to Our Business – Operating Our Website

If we are unable to attract new customers and retain customers on a cost-effective basis, our business and results of operations will be adversely affected.

To succeed, we must attract and retain customers on a cost-effective basis. We rely on a variety of methods to attract new customers, such as paying providers of online services, search engines, directories and other websites to provide content, advertising banners and other links that direct customers to our website, direct sales and partner sales. If we are unable to use any of our current marketing initiatives or the cost of such initiatives were to significantly increase or such initiatives or our efforts to satisfy our existing customers are not successful, we may not be able to attract new customers or retain customers on a cost-effective basis and, as a result, our revenue and results of operations would be adversely affected.

Additionally, factors outside of our control, such as new terms, conditions, policies, or other changes made by the online services, search engines, directories and other websites that we rely upon to attract new customers could cause our websites to experience short- or long-term business disruptions, which could adversely affect our revenue and results of operations.

If we fail to develop our brands cost-effectively, our business may be adversely affected.

Successful promotion of our Company’s brands will depend largely on the effectiveness of our marketing efforts and on our ability to provide reliable and useful products and services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brands. If we fail to successfully promote and maintain our brands or incur substantial expenses in an unsuccessful attempt to promote and maintain our brands, we may fail to attract enough new customers or retain existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business and results of operations could suffer.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

The market for our clients, goods and services is competitive and rapidly changing, and the barriers to entry are relatively low. With the influx of new entrants to the market, we expect competition to persist and intensify in the future, which could harm our ability to increase sales, limit customer attrition and maintain our prices. Competition could result in reduced sales, reduced margins or the failure of our products and services to achieve or maintain more widespread market acceptance, any of which could harm our business. We compete with large established companies possessing large, existing customer bases, substantial financial resources and established distribution channels, as well as smaller less established businesses. If either of these types of competitors decide to develop, market or resell competitive services, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed. Our current and potential competitors may have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their products and services. Our current and potential competitors have more extensive customer bases and broader customer relationships than we have. If we are unable to compete with such companies, the demand for our products could substantially decline.

21

Risks Related to Information Technology Systems, Intellectual Property and Privacy Laws

We are reliant upon information technology to operate our business and maintain our competitiveness.

Our ability to leverage our technology and data scale is critical to our long-term strategy. Our business increasingly depends upon the use of sophisticated information technologies and systems, including technology and systems (cloud solutions, mobile and otherwise) utilized for communications, marketing, productivity tools, training, lead generation, records of transactions, business records (employment, accounting, tax, etc.), procurement and administrative systems. The operation of these technologies and systems is dependent upon third-party technologies, systems and services, for which there are no assurances of continued or uninterrupted availability and support by the applicable third-party vendors on commercially reasonable terms. We also cannot assure that we will be able to continue to effectively operate and maintain our information technologies and systems. In addition, our information technologies and systems are expected to require refinements and enhancements on an ongoing basis, and we expect that advanced new technologies and systems will continue to be introduced. We may not be able to obtain such new technologies and systems, or to replace or introduce new technologies and systems as quickly as our competitors or in a cost-effective manner. Also, we may not achieve the benefits anticipated or required from any new technology or system, and we may not be able to devote financial resources to new technologies and systems in the future.

22

Any significant disruption in service on our website or in our computer systems, or in our customer support services, could reduce the attractiveness of our services and result in a loss of customers.

The satisfactory performance, reliability and availability of our services are critical to our operations, level of customer service, reputation and ability to attract new customers and retain customers. Most of our computing hardware is co-located in third-party hosting facilities. None of the companies who host our systems guarantee that our customers’ access to our products will be uninterrupted, error-free or secure. Our operations depend on their ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangements with third-party data centers are terminated, or there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in access to our services, whether as a result of a third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and our reputation. These factors could damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers to cancel their accounts, any of which could adversely affect our business, financial condition and results of operations.

We do not have a disaster recovery system, which could lead to service interruptions and result in a loss of customers.

Although we have all of our data backed up with multiple services, we do not have any disaster recovery systems. In the event of a disaster in which our software or hardware are irreparably damaged or destroyed, we would experience interruptions in access to our services. Any or all these events could cause our customers to lose access to our services.

If a third party asserts that we are infringing its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

Our industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

•	divert management’s attention;

•	result in costly and time-consuming litigation;

•	require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all;

•	in the case of any open source software-related claims, require us to release our software code under the terms of an open source license; or

•	require us to redesign our software and services to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all, and we may be required to pay significant monetary damages to such third party.

23

If the security of our customers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, our reputation may be severely harmed, we may be exposed to liability and we may lose the ability to offer our customers a credit card payment option.

Our system stores our customers’ proprietary email distribution lists, credit card information and other critical data. Any accidental or willful security breaches or other unauthorized access could expose us to liability for the loss of such information, adverse regulatory action by federal and state governments, time-consuming and expensive litigation and other possible liabilities as well as negative publicity, which could severely damage our reputation. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, and, as a result, a third party obtains unauthorized access to any of our customers’ data, our relationships with our customers will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach often lead to widespread negative publicity, which may cause our customers to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose customers and fail to acquire new customers.

If we fail to maintain our compliance with the data protection policy documentation standards adopted by the major credit card issuers, we could lose our ability to offer our customers a credit card payment option. Any loss of our ability to offer our customers a credit card payment option would make our products less attractive to many small organizations by negatively impacting our customer experience and significantly increasing our administrative costs related to customer payment processing.

We may be the subject of intentional cyber disruptions and attacks.

We expect to be an ongoing target of attacks specifically designed to impede the performance of our products and services. Experienced computer programmers, or hackers, may attempt to penetrate our network security or the security of our data centers and IT environments. These hackers, or others, which may include our employees or vendors, may cause interruptions of our services. Although we continually seek to improve our countermeasures to prevent and detect such incidents, if these efforts are not successful, our business operations, and those of our customers, could be adversely affected, losses or theft of data could occur, our reputation and future sales could be harmed, governmental regulatory action or litigation could be commenced against us and our business, financial condition, operating results and cash flow could be materially adversely affected.

We may not be able to adequately protect our proprietary technology, and our competitors may be able to offer similar products and services which would harm our competitive position.

Our success, in part, depends upon our proprietary technology. We have various forms of intellectual property including copyright, trademark, confidentiality procedures and contractual provisions to establish and protect our proprietary rights. Despite these precautions, third parties could copy or otherwise obtain and use our technology without authorization, or develop similar technology independently. We also pursue the registration of our domain names, trademarks, and service marks in the United States. If we file patent applications, we cannot assure you that any of the patent applications that we file will ultimately result in an issued patent or, if issued, that they will provide sufficient protections for our technology against competitors. We cannot assure you that the protection of our proprietary rights will be adequate or that our competitors will not independently develop similar technology, duplicate our products and services or design around any intellectual property rights we hold.

24

We could be harmed by improper disclosure or loss of sensitive or confidential data.

Our business operations require us to process and transmit data. Unauthorized disclosure or loss of sensitive or confidential data may occur through a variety of methods. These include, but are not limited to, systems failure, employee negligence, fraud or misappropriation, or unauthorized access to or through our information systems, whether by our employees or third parties, including a cyberattack by computer programmers, hackers, members of organized crime and/or state-sponsored organizations, who may develop and deploy viruses, worms or other malicious software programs.

Such disclosure, loss or breach could harm our reputation and subject us to government sanctions and liability under laws and regulations that protect sensitive or personal data and confidential information, resulting in increased costs or loss of revenues. It is possible that security controls over sensitive or confidential data and other practices we and our third-party vendors follow may not prevent the improper access to, disclosure of, or loss of such information. The potential risk of security breaches and cyberattacks may increase as we acquire additional business and introduce new services and offerings. Further, data privacy is subject to frequently changing rules and regulations, which sometimes conflict among the various jurisdictions in which our websites operate. Any failure or perceived failure to successfully manage the collection, use, disclosure, or security of personal information or other privacy related matters, or any failure to comply with changing regulatory requirements in this area, could result in legal liability or impairment to our reputation in the marketplace.

Unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services could have a material adverse effect on our business.

Information security risks have generally increased in recent years, in part because of the proliferation of new technologies and the use of the Internet, and the increased sophistication and activity of organized crime, hackers, terrorists, activists, cybercriminals and other external parties, some of which may be linked to terrorist organizations or hostile foreign governments. Cybersecurity attacks are becoming more sophisticated and include malicious attempts to gain unauthorized access to data and other electronic security breaches that could lead to disruptions in critical systems, unauthorized release of confidential or otherwise protected information and corruption of data, substantially damaging our reputation. Our security systems are designed to maintain the security of our users’ confidential information, as well as our own proprietary information. Accidental or willful security breaches or other unauthorized access by third parties or our employees, our information systems or the systems of our third-party providers, or the existence of computer viruses or malware in our or their data or software could expose us to risks of information loss and misappropriation of proprietary and confidential information, including information relating to our products or customers and the personal information of our employees.

In addition, we could become subject to unauthorized network intrusions and malware on our own IT networks. Any theft or misuse of confidential, personal or proprietary information as a result of such activities or failure to prevent security breaches could result in, among other things, unfavorable publicity, damage to our reputation, loss of our trade secrets and other competitive information, difficulty in marketing our products, allegations by our customers that we have not performed our contractual obligations, litigation by affected parties and possible financial obligations for liabilities and damages related to the theft or misuse of such information, as well as fines and other sanctions resulting from any related breaches of data privacy regulations, any of which could have a material adverse effect on our reputation, business, profitability and financial condition. Furthermore, the techniques used to obtain unauthorized access or to sabotage systems change frequently and are often not recognized until launched against a target, and we may be unable to anticipate these techniques or to implement adequate preventative measures.

25

We may be subject to stringent and changing laws, regulations, standards, and contractual obligations related to privacy, data protection, and data security. Our actual or perceived failure to comply with such obligations could adversely affect our business.

We receive, collect, store, and process certain personally identifiable information about individuals and other data relating to our customers. We have legal and contractual obligations regarding the protection of confidentiality and appropriate use of certain data, including personally identifiable and other potentially sensitive information about individuals. We may be subject to numerous federal, state, local, and international laws, directives, and regulations regarding privacy, data protection, and data security and the collection, storing, sharing, use, processing, transfer, disclosure, disposal and protection of information about individuals and other data, the scope of which are changing, subject to differing interpretations, and may be inconsistent among jurisdictions or conflict with other legal and regulatory requirements. We strive to comply with our applicable data privacy and security policies, regulations, contractual obligations, and other legal obligations relating to privacy, data protection, and data security. However, the regulatory framework for privacy, data protection and data security worldwide is, and is likely to remain for the foreseeable future, uncertain and complex, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that we do not anticipate or that is inconsistent from one jurisdiction to another and may conflict with other legal obligations or our practices. Further, any significant change to applicable laws, regulations or industry practices regarding the collection, use, retention, security, processing, transfer or disclosure of data, or their interpretation, or any changes regarding the manner in which the consent of users or other data subjects for the collection, use, retention, security, processing, transfer or disclosure of such data must be obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete, and may limit our ability to receive, collect, store, process, transfer, and otherwise use user data or develop new services and features.

If we are found in violation of any applicable laws or regulations relating to privacy, data protection, or security, our business may be materially and adversely affected and we would likely have to change our business practices and potentially the services and features, integrations or other capabilities of websites. In addition, these laws and regulations could impose significant costs on us and could constrain our ability to use and process data in a commercially desirable manner. In addition, if a breach of data security were to occur or be alleged to have occurred, if any violation of laws and regulations relating to privacy, data protection or data security were to be alleged, or if we were to discover any actual or alleged defect in our safeguards or practices relating to privacy, data protection, or data security, our business websites may be perceived as less desirable and our business, financial condition, results of operations and growth prospects could be materially and adversely affected.

Online applications are subject to various laws and regulations relating to children’s privacy and protection, which if violated, could subject us to an increased risk of litigation and regulatory actions.

A variety of laws and regulations have been adopted in recent years aimed at protecting children using the internet such as the COPPA and Article 8 of the GDPR. We implement certain precautions to ensure that we do not knowingly collect personal information from children under the age of 13 through our websites. Despite our efforts, no assurances can be given that such measures will be sufficient to completely avoid allegations of COPPA violations, any of which could expose us to significant liability, penalties, reputational harm and loss of revenue, among other things. Additionally, new regulations are being considered in various jurisdictions to require the monitoring of user content or the verification of users’ identities and age. Such new regulations, or changes to existing regulations, could increase the cost of our operations.

26

Risks Related to Our Business – Our Acquisition Plans

As part of our business plan, we intend to acquire or make investments in other companies, or engage in business relationships with other companies, which will divert our management’s attention, result in dilution to our stockholders, consume resources that may be necessary to sustain our business and could otherwise disrupt our operations and adversely affect our operating results.

As part of our business plan, we will plan to acquire or invest in websites, applications and services or technologies that we believe could offer growth opportunities or complement or expand our business or otherwise. The pursuit of target companies will divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

As we acquire additional companies, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business or investments in other companies, due to a number of factors, including:

•	inability to integrate or benefit from acquired technologies or services in a profitable manner;

•	unanticipated costs or liabilities associated with the acquisition;

•	difficulty integrating the accounting systems, operations and personnel of the acquired business;

•	difficulty converting the customers of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;

•	adverse effects to our existing business relationships with business partners and customers as a result of the acquisition; and

•	use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. If future acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process and this could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial position may suffer. As of the date of this prospectus, we have no agreements in place to make any acquisitions.

27

Pursuant to our long-term investment strategy, we may pursue future acquisitions or business relationships, or make business dispositions that may not be in the best interests of common stockholders in the near term or at all.

As part of our long term investment strategy, we will plan to acquire or invest in websites, applications and services or technologies that we believe could complement or expand our services or otherwise offer growth opportunities in the long run. We may incur indebtedness for future acquisitions, which would be senior to our common shares. Future acquisitions may also reduce our cash available for distribution to our stockholders, including holders of common shares, following such acquisitions. To the extent such acquisitions do not perform as expected, such risk may be particularly heightened. As of the date of this prospectus, we have no agreements in place to make any acquisitions.

In addition to acquiring businesses, we may sell those companies that we own from time to time when attractive opportunities arise that outweigh the future growth and value that we believe we will be able to bring to such companies consistent with our long-term business and investment strategy. As such, our decision to sell a business will be based on our belief that doing so will increase stockholder value to a greater extent than through our continued ownership of that business. Future dispositions of companies may reduce our cash flows from operations. We cannot assure you that we will use the proceeds from any future dispositions in a manner with which you agree. You will generally not be entitled to vote with respect to our future acquisitions or dispositions, and we may pursue future acquisitions or dispositions with which you do not agree.

Because of our limited resources and the significant competition for acquisition opportunities, it may be more difficult for us to acquire target companies that meet our acquisition criteria.

We expect to encounter competition from other companies having a business plan similar to ours, including private investors (which may be individuals or investment partnerships), blank check companies and other entities, domestic and international, competing for the types of companies we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target companies that are attractive to us will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain companies. As of the date of this prospectus, we have no agreements in place to make any acquisitions.

Subsequent to the acquisition of any target business, we may be required to take write-downs or incur write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our shares of common stock.

Even if we conduct extensive due diligence on a target companies that we acquire, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our shares of common stock. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the acquisition transaction or thereafter. Accordingly, we could experience a significant negative effect on our financial condition, results of operations and the price of our shares of common stock. As of the date of this prospectus, we have no agreements to make any acquisitions.

28

We will likely not obtain an opinion from an independent accounting or investment banking firm in connection with the acquisition of a target business.

We will likely not obtain an opinion from an independent accounting firm or independent investment banking firm that the price we are paying for a target business is fair to our stockholders. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors (“Board”), who will determine fair market value based on standards generally accepted by the financial community.

Our resources could be wasted by acquisition transactions that are not completed.

We anticipate that the investigation of each target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require management time and attention and costs for accountants, attorneys and others. If we decide not to complete a specific acquisition transaction, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our acquisition transaction for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred. As of the date of this prospectus, we have no agreements in place to make any acquisitions.

The officers and directors of a target business may resign upon completion of our acquisition. The loss of a target business key personnel could negatively impact the operations and profitability of the target business post-acquisition.

Although we contemplate that certain members of a target business’ management team will remain associated with the target business following our acquisition transaction, it is possible that members of the management of a target business will not remain in place. The loss of a target business’ key personnel could negatively impact the operations and profitability of the target business post-acquisition. As of the date of this prospectus, we have no agreements in place to make any acquisitions.

29

Risks Related to Our Business – Industry Changes and Technology Developments

If we fail to keep pace with changing technologies, we may lose clients.

Our market is characterized by rapidly changing client requirements and evolving technologies and industry standards. If we cannot keep pace with these changes, our business could suffer. To achieve our goals, we need to continue to develop strategic business solutions and to develop and integrate proprietary applications for use in our various facilities in order to keep pace with continuing changes in client expectations, information technologies and industry standards. If we are unable to keep pace with changing technologies, we may lose clients and our revenues and results of operations could be adversely affected.

Our clients may adopt technologies that decrease the demand for our services, which could adversely affect our revenues and results of operations.

We target clients with a particular need for our services. However, after we complete an engagement, our clients may adopt new technologies or implement various processes that automate a portion of the services which we offer and thereby substantially reduce their need for our services. The adoption of such technologies or processes could place negative pressure on our pricing and adversely affect our revenues and result of operations.

We may be liable to our clients for damages caused by system failures, which could damage our reputation and cause us to lose clients.

Many of our contracts involve services that are critical to the operations of our clients' businesses, and provide benefits which may be difficult to quantify. Any failure in a client's system or breaches of security could result in a claim for substantial damages against us, regardless of our responsibility for such failure. Our exposure to legal liability may be increased in the case of outsourcing contracts in which we become more involved in our clients' operations. Although we attempt to limit our contractual liability for consequential damages in rendering our services, we cannot assure you that the limitations on liability we typically provide for in our service contracts will be enforceable, or that they will otherwise be sufficient to protect us from liability for damages. The general liability insurance coverage that we maintain is subject to important exclusions and limitations. We cannot assure you that such coverage will continue to be available on reasonable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. A successful assertion of one or more large claims against us that exceeds our available insurance coverage or changes in our insurance policies, including premium increases or the imposition of a large deductible or co-insurance requirement, could adversely affect our results of operations.

If we are unable to apply technology effectively in driving value for our clients through technology-based solutions or gain internal efficiencies and effective internal controls through the application of technology and related tools, our operating results, client relationships, growth and compliance programs could be adversely affected.

Our future success depends, in part, on our ability to anticipate and respond effectively to the threat and opportunity presented by new technology disruption and developments. These may include new software applications or related services based on artificial intelligence, machine learning, or robotics. We may be exposed to competitive risks related to the adoption and application of new technologies by established market participants or new entrants, start-up companies and others. These new entrants are focused on using technology and innovation, including artificial intelligence to simplify and improve the client experience, increase efficiencies, alter business models and effect other potentially disruptive changes in the industries in which we operate. We must also develop and implement technology solutions and technical expertise among our employees that anticipate and keep pace with rapid and continuing changes in technology, industry standards, client preferences and internal control standards. We may not be successful in anticipating or responding to these developments on a timely and cost-effective basis and our ideas may not be accepted in the marketplace. Additionally, the effort to gain technological expertise and develop new technologies in our business requires us to incur significant expenses. If we cannot offer new technologies as quickly as our competitors, or if our competitors develop more cost-effective technologies or product offerings, we could experience a material adverse effect on our operating results, client relationships, growth and compliance programs.

30

If our future products incorporate technologies that may infringe the proprietary rights of third parties, and we do not secure licenses from them, we could be liable for substantial damages.

We are not aware that our current products infringe the intellectual property rights of any third parties. We also are not aware of any third-party intellectual property rights that may hamper our ability to provide future products and services. However, we recognize that the development of our services or products may require that we acquire intellectual property licenses from third parties to avoid infringement of those parties’ intellectual property rights. These licenses may not be available at all or may only be available on terms that are not commercially reasonable. If third parties make infringement claims against us whether or not they are upheld, such claims could:

•	consume substantial time and financial resources;

•	divert the attention of management from growing our business and managing operations; and

•	disrupt product sales and shipments.

If any third party prevails in an action against us for infringement of its proprietary rights, we could be required to pay damages and either enter into costly licensing arrangements or redesign our products so as to exclude any infringing use. As a result, we would incur substantial costs, delays in product development, sales and shipments, and our revenues may decline substantially. Additionally, we may not be able to achieve the minimum necessary growth for our continued success.

We are dependent on the continued availability of third-party data hosting and transmission services.

Although we develop and operate our own phone switch, we rely on third parties for hosting and other transmission services. As such, a significant portion of our operating cost is from our third-party data hosting and transmission services. If the costs for such services increase due to vendor consolidation, regulation, contract renegotiation, or otherwise, we may not be able to increase the fees for our inbound platform or services to cover the changes. As a result, our operating results may be significantly worse than forecasted.

Risks Related to the Offering and Our Common Stock

A sustained, active trading market for our common stock may not develop or be maintained which may limit investors’ ability to sell shares at all or at an acceptable price.

As we are in our early stage of development, an investment in our Company will likely require a long-term commitment, with no certainty of return. There is currently no trading market for our common stock and we cannot predict whether an active market for our shares of common stock will ever develop or be sustained in the future. In the absence of an active trading market:

•	investors may have difficulty buying and selling or obtaining market quotations;

•	market visibility for our common stock may be limited; and

•	a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

31

 The lack of an active market impairs your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares of common stock. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares of common stock and may impair our ability to acquire additional assets by using our shares of common stock as consideration.

The price of our common stock may fluctuate substantially.

You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

•	sale of our common stock by our stockholders, executives, and directors;

•	volatility and limitations in trading volumes of our shares of common stock;

•	our ability to obtain financing;

•	the timing and success of introductions of new products by us or our competitors or any other change in the competitive dynamics of our business’ industries;

•	our ability to attract new customers;

•	changes in our capital structure or dividend policy, future issuances of common stock, sales of large blocks of common stock by our stockholders;

•	our cash position;

•	announcements and events surrounding financing efforts, including debt and equity securities;

•	our inability to enter into new markets or develop new products;

•	reputational issues;

•	announcements of acquisitions, partnerships, collaborations, joint ventures, new products, capital commitments, or other events by us or our competitors;

•	changes in general economic, political and market conditions in any of the regions in which we conduct our business, including, without limitation, the effect on the global economy and financial markets due to the current or anticipated impact of military conflict and related sanctions imposed on Russia by the United States and other countries due to Russia’s recent invasion of Ukraine;

•	changes in industry conditions or perceptions;

•	analyst research reports, recommendation and changes in recommendations, price targets, and withdrawals of coverage;

•	departures and additions of key personnel;

•	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

•	changes in applicable laws, rules, regulations, or accounting practices and other dynamics; and

•	other events or factors, many of which may be out of our control.

In addition, if the market for equities in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

32

Our common stock’s market price may experience rapid and substantial volatility price fluctuations.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to several factors, most of which we cannot control, including:

●	actual or anticipated variations in our periodic operating results;
●	increases in market interest rates that lead investors of our common stock to demand a higher investment return; stock-run up;
●	changes in earnings estimates;
●	changes in market valuations of similar companies;
●	actions or announcements by our competitors;
●	adverse market reaction to any increased indebtedness we may incur in the future;
●	additions or departures of key personnel;
●	actions by stockholders;
●	speculation in the media, online forums, or investment community; and
●	our intentions and ability to list our common stock on Nasdaq and our subsequent ability to maintain such listing.

The public offering price of our common stock has been determined by negotiations between us and the underwriter based upon many factors and may not be indicative of prices that will prevail following the closing of this offering. In addition, the stock market in general, and the stock of early-stage companies like ours in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for investors to assess the rapidly changing value of our stock. Volatility in the market price of our common stock may prevent investors from being able to sell their common stock at or above the initial public offering price.

There is an increased potential risk for new public companies similar to ours of rapid and substantial price volatility which may add to the risk of investing in this offering.

Further, there have been recent instances of extreme stock price run-ups followed by rapid price declines and stock price volatility seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies with relatively smaller public floats. Additionally, our common stock may be subject to rapid and substantial price volatility, including any stock-run up, which may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common shares. As a result, you may suffer a loss on your investment.

The initial public offering price of the shares of common stock may not be indicative of the value of our assets or the price at which your shares can be resold. The initial public offering price of the shares of common stock may not be an indication of our actual value.

Prior to this offering, there has been no public market for our shares of common stock. The initial public offering price of each share will be determined based upon negotiations between the underwriters and us. Factors considered in determining such price in addition to prevailing market conditions will include an assessment of our future prospects, an increase in value of our common stock due to becoming a public company and prior valuations of our shares of common stock prepared for us. Such price does not have any relationship to any established criteria of value, such as book value or earnings per share. Such price may not be indicative of the current market value of our assets. No assurance can be given that our shares of common stock can be resold at or above the initial public offering price. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against the public company. Regardless of its outcome, this type of litigation could result in substantial costs to us and a likely diversion of our management’s attention. You may not receive a positive return on your investment when you sell your shares and you may lose the entire amount of your investment.

33

Investors in this offering will experience immediate and substantial dilution in the net tangible book value per share of common stock.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of an assumed 2,142,858 shares of common stock based on an assumed initial public offering price between $7 and $9 per share, and after deducting the underwriter’s discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $5.24 per share. Accordingly, should we be liquidated at our book value, you would not receive the full amount of your investment.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this initial public offering, including for any of the currently intended purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment in our shares of common stock or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our products, or continue our operations.

There is no established trading market for our shares of common stock; further, our common stock will be subject to potential delisting if we do not maintain compliance with the listing requirements of The Nasdaq Capital Market.

This offering constitutes our initial public offering of 2,142,858 shares of common stock. No public market for these shares of common stock currently exists. We are seeking to list the shares of our common stock on Nasdaq. An approval of our listing application by The Nasdaq Stock Market LLC will be subject to, among other things, our fulfilling all of the listing requirements of Nasdaq. Even if our shares of common stock are listed on Nasdaq, there can be no assurance that an active trading market for our shares of common stock will develop or be sustained after this offering is completed. The initial public offering price has been determined by negotiations among the underwriter and us. Among the factors considered in determining the initial public offering price were our future prospects and the prospects of our industry in general, our revenue, net income and certain other financial and operating information in recent periods, and the financial ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. However, we cannot assure you that following this offering our common stock will trade at a price equal to or greater than the initial public offering price.

34

In addition, The Nasdaq Stock Market LLC maintains rules for continued listing, including, without limitation, minimum market capitalization and other requirements. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for stockholders to dispose of our shares of common stock and more difficult to obtain accurate price quotations on our shares of common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock and/or other securities are not traded on a national securities exchange.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our common stock price and trading volume could decline.

The trading market for our shares of common stock may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if any of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our common stock could decline. If one or more of our research analysts ceases to cover our business or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause the price of our common stock or trading volume to decline.

We may issue additional shares of common stock or other equity securities, or engage in other transactions that could dilute our book value or relative rights of our common stock, which may adversely affect the market price of our common stock and further dilute existing shareholders.

We may determine, from time to time, that we need to raise additional capital by issuing additional shares of our common stock or other securities. Except as otherwise described in this prospectus, we will not be restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, shares of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Additional equity offerings may dilute the holdings of existing stockholders or reduce the market price of our common stock, or all of them. Holders of our securities are not entitled to pre-emptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, then-current holders of our securities. Additionally, if we raise additional capital by making offerings of debt or preferred shares, upon our liquidation, holders of our debt securities and preferred shares, and lenders with respect to other borrowings, may receive distributions of its available assets before the holders of our common stock.

The ability of a stockholder to recover all or any portion of such stockholder’s investment in the event of a dissolution or termination may be limited.

In the event of a dissolution or termination of our Company, the proceeds realized from the liquidation of the assets of our Company, or our subsidiaries will be distributed among the common stockholders, but only after the satisfaction of the claims of third-party creditors of our Company. The ability of a common stockholder to recover all or any portion of such stockholder’s investment under such circumstances will, accordingly, depend on the amount of net proceeds realized from such liquidation and the amount of claims to be satisfied therefrom. There can be no assurance that our Company will recognize gains on such liquidation, nor is there any assurance that common stockholders will receive a distribution in such a case.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and, as such, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We do not anticipate paying any cash dividends on our common stock for the foreseeable future. Our Company has never declared any cash dividends on its common stock.

In addition, and any future loan arrangements we enter into may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

35

We are an “emerging growth company” and are able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we have elected to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Financial reporting obligations of being a public company are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company, we will incur significant additional legal, accounting and other expenses that we did not incur as a privately company. The obligations of being a public company require significant expenditures and will place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the stock exchange on which our common stock is listed. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Moreover, despite recent reforms made possible by the JOBS Act, the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” In addition, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation or being delisted, among other potential problems.

If we fail to comply with the rules under Sarbanes-Oxley related to accounting controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult.

Section 404 of Sarbanes-Oxley requires annual management assessments of the effectiveness of our internal control over financial reporting. If we fail to comply with the rules under Sarbanes-Oxley related to disclosure controls and procedures in the future, or, if we discover material weaknesses and other deficiencies in our internal control and accounting procedures, our stock price could decline significantly and raising capital could be more difficult. If material weaknesses or significant deficiencies are discovered or if we otherwise fail to achieve and maintain the adequacy of our internal control, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. Moreover, effective internal controls are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.

36

We have identified weaknesses in our internal controls, and we cannot provide assurances that these weaknesses will be effectively remediated or that additional material weaknesses will not occur in the future.

As a public company, we will be subject to the reporting requirements of the Exchange Act, and the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time consuming and costly, and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures, and internal control over financial reporting.

We do not yet have effective disclosure controls and procedures, or internal controls over all aspects of our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Our management has deemed certain conditions to be material weaknesses and significant deficiencies in our internal controls. For example, we failed to employ a sufficient number of staff to maintain optimal segregation of duties and to provide optimal levels of oversight and we rely upon a third-party accounting firm to assist us with generally accepted in the United States of America (“GAAP”) compliance. Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. We will be required to expend time and resources to further improve our internal controls over financial reporting, including by expanding our staff. However, we cannot assure you that our internal control over financial reporting, as modified, will enable us to identify or avoid material weaknesses in the future.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business, including increased complexity resulting from our international expansion. Further, weaknesses in our disclosure controls or our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could also adversely affect the results of management reports and independent registered public accounting firm audits of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures, and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the market price of our common stock.

We are not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. As a public company, we will be required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our second annual report on Form 10-K. Our independent registered public accounting firm is not required to audit the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating.

37

Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results, and cause a decline in the market price of our common stock.

Future sales of a substantial number of our common stock by our existing stockholders could cause our stock price to decline.

We will have a significant number of restricted common stock that will become eligible for sale shortly after this registration statement is declared effective. Prior to the consummation of this offering, we will have 3,232,429 shares of our common stock outstanding. Upon consummation of this offering, we will have issued 5,375,287 shares of our common stock (or 5,696,716 shares if the underwriters exercise their over-allotment option in full to purchase 321,429 additional shares of common stock at the initial public offering price), based on an assumed initial public offering price between $7 and $9 per share of common stock. All of the shares sold in this offering will be eligible for sale immediately upon effectiveness of this registration statement.

Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to an equity incentive plan could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We expect that significant additional capital may be needed in the future to continue our planned operations, including acquiring additional companies, marketing activities and costs associated with operating a public company. To raise capital, we may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our common stock, including shares of common stock sold in this offering.

Potential comprehensive tax reform bills could adversely affect our business and financial condition.

The U.S. government may enact comprehensive federal income tax legislation that could include significant changes to the taxation of business entities. These changes include, among others, a permanent increase to the corporate income tax rate. The overall impact of this potential tax reform is uncertain, and our business and financial condition could be adversely affected. This prospectus does not discuss any such tax legislation or the manner in which it might affect purchasers of our common stock. We urge our stockholders to consult with their legal and tax advisors with respect to any such legislation and the potential tax consequences of investing in our common stock.

Our principal stockholders and management own a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

Our directors, executive officers and each of our stockholders who owned greater than 5% of our outstanding common stock beneficially, as of the date of this prospectus, own approximately 49.6% of our common stock outstanding immediately before this offering and 49.6% of our common stock outstanding immediately after this offering stock. Accordingly, these stockholders have and will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, a merger, the consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with our other investors’ interests. For example, these stockholders could delay or prevent a change in control of us, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company or our assets. The significant concentration of stock ownership may negatively impact the value of our common stock due to potential investors’ perception that conflicts of interest may exist or arise.

38

Our common stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our common stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per share price below $5.00) in the future. While our common stock will not be considered a “penny stock” following this offering since they will be listed on the Nasdaq Capital Market, if we are unable to maintain that listing and our common stock is no longer listed on the Nasdaq Capital Market, unless we maintain a per share price above $5.00, our common stock will become a “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

Legal remedies available to an investor in “penny stocks” may include the following:

•	If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

•	If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

39

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our common stock will not be classified as a “penny stock” in the future.

We will likely be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our common stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act, defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	in the case of an initial registration statement under the Securities Act or the Exchange Act for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated initial public offering price of the shares; or

•	in the case of an issuer whose public float was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we would not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we would provide only two years of financial statements; and we would not need to provide the table of selected financial data. We also would have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our common stock less attractive to potential investors, and also could make it more difficult for our stockholders to sell their shares.

Changes in accounting principles and guidance, or their interpretation, could result in unfavorable accounting changes or effects, including changes to our previously filed financial statements, which could cause our stock price to decline.

We prepare our financial statements in accordance with GAAP. These principles are subject to interpretation by the SEC and various bodies formed to interpret and create appropriate accounting principles and guidance. A change in these principles or guidance, or in their interpretations, may have a significant effect on our reported results and retroactively affect previously reported results.

Mr. Podolak and Mr. Sposato will control all matters that come before the stockholders for a vote and thus we are a “controlled company” within the meaning of the Nasdaq listing requirements and, as a result, the Company will qualify for exemptions from certain corporate governance requirements. If we take advantage of such exemptions, you will not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.

As of the date of this prospectus, Mr. Podolak and Mr. Sposato will have voting control with respect to director elections and all other matters. Subject to any fiduciary duties owed to other stockholders under Wyoming law, Mr. Podolak and Mr. Sposato will be able to control all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, acquisition, consolidation or sale of all or substantially all of our assets. In addition, due to their significant ownership stake and their service as Chief Executive Officer and Chief Technology Officer, Mr. Podolak and Mr. Sposato control the management of our business and affairs. Mr. Podolak and Mr. Sposato may have interests that are different than yours and may support proposals and actions with which you may disagree. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control, or impeding a merger or consolidation, takeover or other business combination that could be favorable to our other stockholders and adversely affecting the market price of our common stock.

Due to the amount of common and preferred stock that Mr. Podolak and Mr. Sposato each own independently, we are considered a “controlled company” for the purposes of the listing requirements of the Nasdaq. A controlled company is not required to have a majority of independent directors or form an independent compensation or nominating and corporate governance committee. Nevertheless, we have a majority of independent directors who will serve on our audit, compensation and nominating and corporate governance committees. However, although we have no current plans to do so, for as long as we remain a controlled company, we could take advantage of such exemptions in the future.

40

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements contain information about our expectations, beliefs or intentions regarding our product development and commercialization efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.

These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.

Any forward-looking statement in this prospectus, in any related prospectus supplement and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our business, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus, any related prospectus supplement and any related free writing prospectus also contain or may contain estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

41

USE OF PROCEEDS

We estimate that the net proceeds from the sale of common stock will be approximately $15,642,864, or approximately $17,989,295 if the underwriter exercises in full its over-allotment option, based on an assumed initial public offering price between $7 and $9 per share, which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of any Representative’s Warrants.

Each  $1.00 increase (decrease) in the assumed initial public offering price between $7 and $9 per common share would increase (decrease) the net proceeds to us from this offering by approximately $1,928,572 million, or approximately $2,217,858 million if the underwriter exercises its over-allotment option in full, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of any Representative’s Warrants. Similarly, each increase or decrease of 100 shares of common stock offered by us in this offering would increase or decrease the net proceeds to us by approximately $90.00, assuming that the assumed initial price to the public remains the same, and after deducting underwriting discounts and commissions payable by us.

We intend to use the net proceeds from this offering for acquisition of websites, technologies, or other assets, building an improved switch, for expanding product offering from other digital channels, sales and marketing, working capital and general other corporate purposes. The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

We currently estimate that we will allocate our use of the net proceeds from this offering as follows: $1,000,000 to build an improved switch; $5,000,000 to expand product offerings from other digital channels; $6,000,000 for acquisitions of websites, technologies, or other assets (as of the date of this prospectus, we have no agreements in place to make any acquisitions); and $3,642,864 for sales and marketing, working capital and general corporate purposes. We have presumed that we will receive aggregate gross proceeds of approximately $17,142,864 million and deducted approximately $1,500,000 million payable in fees, which include offering costs, commissions and expenses.

We do not anticipate using any proceeds from this initial public offering to repay debt or retire any existing liabilities. The repayment of any existing debt, including notes, and other liabilities would come only from our regular budget and operations.

The use of the proceeds represents our management’s estimates based upon current business and economic conditions. We reserve the right to use the net proceeds we receive in the offering in any manner we consider to be appropriate. Although the Company does not contemplate changes in the proposed use of proceeds, to the extent we find that adjustment is required for other uses by reason of existing business conditions, the use of proceeds may be adjusted. The actual use of the proceeds of this offering could differ materially from those outlined above as a result of several factors including those set forth under “Risk Factors” and elsewhere in this prospectus.

Pending the use of the net proceeds of this offering, we intend to invest the net proceeds in short-term investment-grade, interest-bearing securities.

The Company estimates that it may use up to $1,500,000 from the gross proceeds raised from this offering to pay the total fees , commissions, expenses and other costs associated with this offering (including, but not limited, to the: underwriting fees and commissions, SEC registration fee, FINRA filing fee, Nasdaq Capital Market initial listing fee, accounting fees and expenses, legal fees and expenses, printing fees and expenses, and other miscellaneous fees).

42

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our Board deems relevant.

43

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2022 on:

•	an actual basis; and

•	on an as adjusted basis to reflect the sale by us of assumed shares at an assumed combined initial public offering price between $7 and $9 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering costs payable by us.

The information in this table is unaudited and is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with the information contained in “Use of Proceeds,” “Summary Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” as well as the financial statements and the notes included elsewhere in this prospectus.

	As of September 30, 2022	As of September 30, 2022
	Actual	As Adjusted

Convertible notes	$1,276,151	1,276,151

Accumulated deficit	(10,573,121)	(12,073,121)
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 24,000,000 shares authorized; 4,000,000 shares issued and outstanding, actual; 4,000,000 shares issued and outstanding, as adjusted
Common stock, $0.0001 par value, 476,000,000 shares authorized; 3,149,679 shares issued and outstanding, actual; 5,292,537 shares issued and outstanding, as adjusted	5,476	5,690
Additional paid-in capital	$10,938,777	28,081,427

Total stockholders’ equity (deficit)	371,132	16,013,996
Total capitalization	$1,647,283	16,013,996

The number of common shares that will be outstanding after this offering set forth above is based on shares of our common stock outstanding as of September 30, 2022.

Unless specifically stated otherwise, all information in this Capitalization section assumes:

•	no exercise by the underwriters of their option to purchase additional common stock and/or warrants to purchase our common stock to cover over-allotments, if any; and

•	no exercise of the Representative’s Warrants.

(1)	A $1.00 increase or decrease in the assumed initial public offering price per share would increase or decrease our as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1,928,572 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us. Similarly, each increase (decrease) of 100 shares of common stock offered by us in this initial public offering would increase or decrease our as adjusted cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $720.00, assuming that the assumed initial price to the public remains the same, and after deducting underwriting discounts and commissions payable by us.

The table above excludes the following shares as of September 30, 2022:

•	up to 173,000 shares of common stock issuable upon exercise of outstanding warrants as of such date;

•	no exercise of the underwriters’ option to purchase up to an additional 321,429 shares of common stock to cover over-allotments, if any; and

•	shares of common stock issuable upon exercise of the Representative’s Warrants to be issued to the underwriters in connection with this offering.

•	The data presented does not include any warrants that may be exercised for the convertible notes we issued.

44

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share in this offering and the as adjusted net tangible book value per share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of our outstanding common stock as of September 30, 2022. Our historical net tangible book value as of September 30, 2022, was approximately ($1,050,168) or ($0.33) per share based upon shares of common stock outstanding on such date.

After giving effect to the sale of an assumed 2,142,858 shares in this offering at an assumed initial public offering price between $7 and $9 per share of common stock, after deducting the underwriting discounts and commissions and estimated offering costs payable by us, our as adjusted net tangible book value (deficit) as of September 30, 2022, would have been approximately $2.76 per common share. This represents an immediate increase in as adjusted net tangible book value of $3.09 per share to existing stockholders and an immediate dilution of $5.24 per share to investors purchasing our common shares in this offering at the assumed initial public offering price.

The following table illustrates per share dilution as of September 30, 2022:

Assumed initial public offering price per share of common stock	$8.00
Historical tangible book value (deficit) per share of common stock	$(0.33)
As adjusted net tangible book value (deficit) per share of common stock
Increase in net tangible book value (deficit) per share of common stock attributable to this offering	$3.09
Net tangible book value (deficit) per share of common stock after this offering	$2.76
Dilution per share of common stock to investors participating in this offering	$(5.24)

Each $1.00 increase (decrease) in the assumed initial public offering price would increase (decrease) our as adjusted net tangible book value (deficit) after this offering by approximately $1,928,572 or approximately $.90 per share, and the dilution per share to new investors by approximately $ 0.10 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remain the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering. An increase of 100 shares of common stock in the number of shares offered by us would increase our as adjusted net tangible book value (deficit) after this offering by approximately $720.00 or $7.20 per share of common stock, and decrease the dilution per share to new investors by $7.20 per share of common stock, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a decrease of 100 shares in the number of shares offered by us would decrease our as adjusted net tangible book value (deficit) after this offering by approximately $720.00 or $7.20 per share of common stock, and increase the dilution per share to new investors by $.80 per share of common stock, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual initial public offering price and other terms of this offering determined at pricing.

The following table summarizes, on a pro forma as adjusted basis as of September 30, 2022, the differences between the number of shares of common stock purchased from us in this offering, the total cash consideration and the average price per share paid to us by existing stockholders and by new investors purchasing shares of common stock in this offering at an assumed initial public offering price of $8.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts and estimated offering expenses payable by us:

45

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing stockholders	315,929	12.8%	$10,944,253	39%	$34.64
New public investors	2,142,858	87.2	17,142,864	61	8.00
Total	2,458,787	100.0%	28,087,117	$100.0%	$11.42

If the underwriters exercise in full their option to purchase up to 321,429 additional shares of common stock at the assumed initial public offering price between $7 and $9 per share, the as adjusted net tangible book value (deficit) after this offering would be $3.02 per share, representing an increase in net tangible book value (deficit) of $0.26 per share to existing stockholders and immediate dilution in net tangible book value (deficit) of $4.98 per share to investors purchasing our common shares in this offering at the assumed initial public offering price.

Unless specifically stated otherwise, all information in this Dilution section assumes:

•	no exercise by the underwriters of their option to purchase additional common stock and/or warrants to purchase our common stock to cover over-allotments, if any; and

•	no exercise of the Representative’s Warrants.

•	3,149,679, the number of common shares that were outstanding as of September 30, 2022.

46

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among others, those listed under “forward-looking statements” and “risk factors” and those included elsewhere in this prospectus.

Overview

Vocodia Holdings Corp (“VHC”) was incorporated in the State of Wyoming on April 27, 2021 and is a conversational AI technology provider. Vocodia’s technology is designed to drive better sales and services for its customers. Clients turn to Vocodia for their product and service needs.

Business Summary

Vocodia is an AI software company that builds practical AI functions and makes them easily obtainable for businesses on cloud-based platform solutions at low costs and scalable to multiagent vast enterprise solutions.

The Company’s operations includes three wholly owned subsidiaries: (1) Vocodia FL, which was incorporated in the State of Florida on June 2, 2021 and manages all of VHC’s human resources and payroll functions, (2) Vocodia JV, which was incorporated in the State of Delaware on October 7, 2021 and was formed with the intention to conduct any and all joint ventures or acquisitions for VHC, which do not exist as of the date of this prospectus, and (3) Click Fish Media, Inc. (“CFM”), which was incorporated in the State of Florida on November 26, 2019 and is an IT services provider. CFM was formerly owned by James Sposato, who is an officer and director of the Company. CFM was wholly acquired by the Company from Mr. Sposato per the Contribution Agreement. CFM was formerly owned by James Sposato, who is an officer and director of the Company. CFM was acquired by the Company from Mr. Sposato per the Contribution Agreement, dated August 1, 2022 (a copy of which is included as Exhibit 4.6). In the Contribution Agreement ,Mr. Sposato (“Contributor”), has contributed, assigned, transferred and delivered to Vocodia, the outstanding capital stock of CFM and Vocodia has accepted the contributed shares from the Contributor. As full consideration for the Contribution, Vocodia has paid the Contributor consideration in the amount of $10.

An illustration of the Company’s organizational structure is provided below:

Vocodia offers companies scalable enterprise AI sales and customer service solutions intended to rapidly increase sales and service at approximately 25% of employment costs.

47

Vocodia seeks to enhance rapport and relationship building for customers, which is as necessary component to sales. Vocodia believes that there is a positive correlation between AI which sounds similar to a human voice over the phone and better customer rapport and customer service benefits. With our advanced AI, we believe that it will be difficult for customers to distinguish between speaking to a human sales representative and to an AI. Vocodia believes it can increase customer satisfaction and maximize potential service efficiency for its clients. Our goal is to provide quick training and deployment, potentially unlimited scalability, easy integration with existing corporate platforms and other benefits to our customers from AI’s efficiency. The Company projects that it will help its customers manage budgets and perform better than the high costs of existing sales and service personnel (whom we believe typically perform below the 90th percentile of their peers).

With our advanced AI, we believe that it will be difficult for customers to distinguish between speaking to a human sales representative and to a machine. Vocodia seeks to enhance rapport and relationship building for customers, which is as necessary component to sales. Vocodia believes that there is a positive correlation between AI which sounds similar to a human voice over the phone and better customer rapport and customer service benefits, Vocodia seeks to provide faster answers and service responses. Vocodia believes it can increase customer satisfaction and maximize potential service efficiency for its client. We want to provide quick training and deployment, potentially unlimited scalability, easy integration with existing corporate platforms and other benefits to our customers from AI’s efficiency. The Company projects that it will help its customers manage budgets and perform better than the high costs of existing sales and service personnel (whom we believe typically perform below the 90th percentile of their peers).

Components of Results of Operations

for the Periods Ended September 30, 2021 and 2022

Revenues

The Company generates revenue through selling our AI software platform and its services (outbound sales and customer service in lieu of human agents and inbound sales and customer service in lieu of human agents) to organizational clients with purposed, agenda-driven, conversational dependent job function. Revenue is generated by building the humanized conversational AI technology, DISA (digital intelligent sales agent), specific to the conversational purpose(s) for clients at a one-time setup charge fee of $8,000. Our recurring monthly subscription SaaS model consists of a fee of $795 per month, per each DISA, at a client (minimum monthly subscription of 10 DISAs per client, resulting in $7,950 minimum subscription). Many clients may have 50 to 150 DISAs in use at any given time, however we have built our platform to target enterprise level clientele to serve, minimally, 1,000 DISA, or more, per month, per each client. In 2021, the Company converted 1 test client to a paying client, said client’s services used 10 DISAs.

We began to explore several other sectors, including in real estate, cruise lines, recruiting, employment retention tax credits, etc. in 2022. We are focused on the markets in which there are significant enterprise clients, and which present the most optimal opportunities. We targeted the business-to-business industry, merchant services, and customer service markets with additional markets in the future. The Company received additional funding from private offerings that took place during this period.

Cost of Revenue

Cost of revenue consists primarily of costs associated with acquisition of products being sold through online marketplaces.

48

Operating Expenses

The cash requirements and known liabilities are listed in the expense section of the financial statements. Much of our operating expenses consisted of exploratory discovery of markets, marketing, pricing, selling and organizational modeling, such as sales structure from market approach to personnel recruiting, training, and management, to best determine efficiency in carrying out our mission of software sales and servicing, of DISA. We have seen an increase in operating expenses as we continue to add additional clients.

Share Based Compensation

In July 2021, the Company granted 2,000,000 shares of stock to an employee, Martin Taubman, that vested immediately. Management determined the grant date fair value of the shares based on the most recent price of shares sold in a private sale of securities and recorded a non-cash compensation expense of $1,000,000 for the year ended December 31, 2021.

Professional Fees

Professional fees consist primarily of legal fees incurred for business development and acquisitions of additional investments.

Selling, General and Administrative

Our general and administrative expenses consist primarily of consulting and related expenses paid to contractors, stock-based compensation, advertising and marketing costs, and other expenses.

Other Income (Expense), Net

Our other income and expenses remained constant and did not constitute a large part of our revenues during this time. However, this circumstance could potentially change in the future.

To date, we have funded our operations through debt and equity financings.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arraignments during the years ended September 30, 2022.

Going Concern

Our auditors have concluded that there is a substantial doubt about the Company’s ability to continue as a going concern. If the Company is unable to generate sufficient profits or raise additional debt or equity capital in amounts needed to fund its operations, it could have a negative impact on the Company’s business plans and ability to conduct its operations.

Loss on Investments (Other Income)

Other Expenses decreased by $116,875 for the period ending September 30th, 2022, as compared to the period ending September 30th, 2021, due to no Other Expenses being recognized for the period.

Results of Operations

As we onboarded our pipeline of clients, we expected a material effect on our operations. The material change consisted of an increase in costs of revenues.  This increase in our costs of revenues was a result in recognizing, identifying, and determining certain weaknesses in our sales, service and delivery operations and the restructuring, and development of such weaknesses in our operations. Consistent focus and effort consisted of correction of such weaknesses in our sales, servicing and delivery of our DISA, to improve:

49

•	client targeting;
•	client acquisition;
•	client convenience in the onboarding process;
•	client onboarding processes, including, but not limited to establishing overall software expectations, establishing data delivery expectations and establishing data exchange conduits (target marketing data from clients);
•	building of DISA processes and personnel and processes to carry out such labors, including management of personnel, labor product and communications (internal) to identify efficiencies in such efforts;
•	testing DISA (built product for each client) and system capability (to meet expectations set for client);
•	quality control and improvement of DISA and platform operability with regards to management and monitoring, providing functional analysis of platform and client DISA(s), and reporting (internally) function issues identified from monitoring and management of DISA performance, to meet client expectations, including establishment of systems and personnel and management systems to resolve such issues;
•	establishing client communications, billing systems, and collecting payment for services sold and rendered;
•	sales training and exploration of best methods for sales, determination of sales cycles and methods to reduce cycles (the time from first contact to signed contract) methods, expectations in delivery of sold products and services,

Other results of operations consisted of an increase in (revenues) relating to improvements and upgrades to the system platform and DISA technology at the platform level to provide improvement of operations and functions for both internal usability, as mentioned above, and expansion of product viability to clientele.  Vocodia views its software, and its platform to deliver its software, and internal structure to sell and service its software, as deliverable, viable, and valuable to the marketplace within its intended target market. Further, Vocodia views its target market as “untapped” and “completely wide open,” and that our technology could lead the path forward in the humanized conversational ai market as a service to organizations with conversationally dependent job functions. We anticipate achieving a gain of market share and revenues over time because of our business strategy.

50

Unaudited, Interim Combined Financials for the nine months September 30, 2022 and 2021

The following tables set forth selected combined statements of operations data and such data as a percentage of total revenues for each of the periods indicated:

Vocodia Holdings Corp

Combined Statements of Operations

for the periods nine months September 30, 2022 and 2021

	September 30, 2021	September 30, 2022
	(Unaudited)	(Unaudited)

Net Sales	$-	$156,607
Cost of Sales	2,618	252,955
Gross Loss	(2,618)	(96,348)

SG&A
General & Administrative Expenses(1)	807,161	1,702,751
Advertising(2)	160,275	321,215
Salaries and Wages(3)	327,503	1,404,125
Services(4)	643,972	2,196,805

Depreciation and amortization(5)	1,523	5,564
Total SG&A	1,940,434.00	5,630,459

Operating Loss	(1,943,052)	(5,726,807)

Other Income (Expenses)
Gain (Loss) on Investment	116,875	-
Interest Expense(6)	-	12,794
Total Other Income (Expenses)	116,875	12,794

Earnings Before Taxes	(2,059,927)	(5,739,601)

Federal Income Tax	-	-
State Income Tax	-	-
Net Loss	$(2,059,927.00)	$(5,739,601.33)

See accompanying notes to combined financial statements.

51

(1)	General and Administrative Expenses increased by $895,590 or 111% over the prior period. Since operations commenced in May, 2021, part of the apparent increase is solely due the comparison of an unequal number of operating months in each period that is being compared. During the period ended September 30, 2022, General and Administrative expenses increased primarily due to marketing, dues and subscriptions for technology, legal costs, and rent expense.
(2)	Advertising expense increased by $160,940 or 100% over the prior period. Since operations commenced in May, 2021, part of the apparent increase is solely due the comparison of an unequal number of operating months in each period that is being compared. During the period ended September 30, 2022, Advertising expense increased primarily due to PR and trade shows.
(3)	Salary and Wages Expenses increased by $1,076,622 or 328% over the prior period. Since operations commenced in May, 2021, part of the apparent increase is solely due the comparison of an unequal number of operating months in each period that is being compared. During the period ended September 30, 2022, Payroll and Related Expenses increased primarily due to the hiring of key executives, administrative staff, and programmers.
(4)	Services costs increased by $1,552,833 or 241% over the prior period. Since operations commenced in May, 2021, part of the apparent increase is solely due the comparison of an unequal number of operating months in each period that is being compared. During the period ended September 30, 2022, Services costs increased primarily due to non-employee stock based compensation for legal and advisory costs.
(5)	Depreciation and Amortization increased to $4,041 or 265% over the prior period. Since operations commenced in May, 2021, part of the apparent increase is solely due the comparison of an unequal number of operating months in each period that is being compared. During the period ended September 30, 2022, Depreciation and Amortization expense increased primarily due to depreciation of computers and other IT related equipment.
(6)	Interest Expense increased by $12,794 or 100% over the prior period. During the period ended September 30, 2022, Interest expense increased due to the amortization of OID Interest related to convertible debt financing.

Cost of Revenue

Cost of revenue was $2,618 and $252,955, due to the Company having a full year of products production for the periods nine months September 30, 2021 and 2022. The increase in costs associated with the growth in service revenue described above.

Professional Fees

Professional fees increased from $467,073 to $1,472,626, for the nine months ended September 30, 2021 and 2022, primarily due to increased legal costs associated with funding opportunities, costs associated with this offering and intellectual property matters.

General and Administrative

General and Administrative expenses were $1,940,434 and $5,630,460 for the nine months ended September 30, 2021 and 2022.

52

Loss on Investments (Other Income)

Other Expenses decreased by $116,875 for the period ending September 30th, 2022, as compared to the period ending September 30th, 2021, due to no Other Expenses being recognized for the period.

Provision for Income Taxes

Provision for income taxes consists of federal and state income taxes in the United States, including deferred income taxes reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes.

	December 31,	September 30,
	2021	2022

Current tax expense:
Current Income Tax Expense - federal	$0-	$0-
Current Income Tax Expense - state	0-	0-
Total current tax expense	$0-	$0-

Deferred tax expense:
Deferred Income Tax Expense - federal	$0-	$0-
Deferred Income Tax Expense - state	0-	0-
Total Deferred tax expense	$0-	$0-

	December 31,	September 30,
	2021	2022

Current tax expense:
Current Income Tax Expense - federal	$-	$-
Current Income Tax Expense - state	-	-
Total current tax expense	$-	$-

Deferred tax expense:
Deferred Income Tax Expense - federal	$-	$-
Deferred Income Tax Expense - state	-	-
Total Deferred tax expense	$-	$-

See accompanying notes to combined financial statements.

53

Liquidity and Capital Resources

Sources of Liquidity

We had net cash used in operating activities of $3,822,708 and $4,211,979 for the periods ended September 30, 2021 and 2022. Our current cash balances coupled with cash flow from operating activities and proceeds from this offering will be sufficient to meet our working capital requirements for at least one year from the date of issuance of the accompanying combined financial statements. We continue to control our cash expenses as a percentage of expected revenue on an annual basis and thus may use our cash balances in the short-term to invest in revenue growth. Based on current internal projections, we believe we have and/or will generate sufficient cash for our operational needs, for at least one year from the date of issuance of the accompanying combined financial statements. We cannot give assurance that we can increase our cash balances or limit our cash consumption and thus maintain sufficient cash balances for our planned operations or future acquisitions. Future business demands may lead to cash utilization at levels greater than recently experienced. We may need to raise additional capital in the future. However, we cannot assure that we will be able to raise additional capital on acceptable terms, or at all. Subject to the foregoing, management believes that we will have sufficient capital and liquidity to fund our operations for at least one year from the date of issuance of the accompanying combined financial statements. The Company received additional funding from private offerings that took place during this period.

On a monthly basis, we review our actual performance to our budget and adjust or reforecast for any material changes in trends that we identify. As part of our review process, we also monitor working capital levels to ensure we have sufficient cash on hand to meet our short term needs. To ensure we meet those needs, we are also constantly analyzing ways in which we can cut costs while driving cash flow positive revenue. Based on our analyses, we estimate that we currently have sufficient liquidity to cover our planned initiatives into the second quarter of 2023.

Our capital structure consists predominately of equity financing and our convertible debt financing arrangements do not require any interest payments for the next 4-6 months. The convertible debt instruments will also convert into equity at that time, so we anticipate having zero debt, further enhancing both accrual and cash basis cash flows. The remainder of financing we have is equity based, requiring no cash outlay to maintain.

We plan to raise net proceeds of $15,642,864 to cover our planned initiatives over the 12-month period following the effectiveness of this registration statement.

Capital Resources

From Inception to date, our capital resources have consisted primarily of equity investors (common stock and warrants) and convertible debt financing instruments. We maintain relationships with a number of high-net-worth individuals that have been investors in the company from the start. We also utilize investment banks and other third-party intermediaries for introductions to new prospective investors.

Capital Expenditures

In 2021, we spent $36,630 on capital expenditures, all of which was spent on computers and equipment. Although we do plan to spend more on computer equipment in the years to come, the nature of our business is not heavy in capital expenditure requirements. The bulk of our capital needs to cover SG&A, working capital, and other capitalizable software development costs.

54

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities are as follows for the periods ended September 30, 2021 and 2022, respectively:

	December 31,	September 30,
	2021	2022

Deferred tax assets:
Net Operating loss Carryforward	$874,730	$2,480,032
Capital loss Carryover	463,450	463,450
Net Lease Liability	6,400	6,793
Total deferred tax assets	$1,344,580	$2,950,275

Deferred tax liabilities:
Depreciation	$(126,000)	$(80,742)
Amortization	-	-
Total deferred tax liabilities	(126,000)	(80,742)

Less: valuation allowance	(1,218,580)	(2,869,533)
Net deferred tax assets	$-	$-

See accompanying notes to combined financial statements.

The Company will have approximately $3,525,000 and $9,785,000 of gross net operating loss carry-forwards at December 31, 2021 and September 30, 2022, respectively. Net deferred tax assets are mainly comprised of temporary differences between financial statement carrying amount and tax basis of assets and liabilities.

55

In addition, the Company performed a comprehensive review of its uncertain tax positions and determined that no adjustments were necessary relating to unrecognized tax benefits for the periods ended September 30, 2021 and 2022. The Company’s federal and state income tax returns are subject to examination by taxing authorities for three (3) years after the returns are filed, and the Company’s federal and state income tax returns for 2020 remain open to examination.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows.

Federal statutory income tax at 21%	21.00%
State income taxes, net of federal benefits	-4.35%
Application of a full valuation allowance	-16.66%
-0.01%
Federal statutory income tax at 21%	21.00%
State income taxes, net of federal benefits	-4.35%
Application of a full valuation allowance	-16.66%
-0.01%

See accompanying notes to combined financial statements.

Internal Control Over Financial Reporting

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will be required to make our first assessment of our internal control over financial reporting and to comply with the management certification requirements of Section 404 in our annual report on Form 10-K for the year following our first annual report that is filed with the SEC (subject to any change in applicable SEC rules).

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Critical Accounting Policies

The following are the Company’s critical accounting policies:

Principles of Combination

The combined financial statements include the accounts of Vocodia and CFM which are combined as they are under common control with certain stockholders of Vocodia. All significant intercompany balances and transactions have been eliminated in combination and consolidation.

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the combined financial statements are prepared. On an ongoing basis, the Company evaluates its estimates, including those related to insurance adjustments and provisions for doubtful accounts. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could materially differ from those estimates.

Revenue Recognition and Sales Returns

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), which requires the Company to recognize revenue in an amount that reflects the consideration to which it expects to be entitled in exchange for the transfer of promised goods or services to customers. ASC 606, as amended, defines a five-step process to achieve this core principle: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. This update is effective for annual reporting periods beginning after December 15, 2019.

56

The Company’s revenues are derived from two sources: (1) implementation fees, and (2) offering its SaaS on a recurring monthly basis. Implementation fees are charged for setting up or calibrating its software so that the AI can be used by the customer for its particular use case and are usually a one-time cost. The recurring monthly fees are charged for the ongoing use of the AI to continue to call/prospect for the Company’s customers and are charged on a monthly recurring basis.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line methods over the useful lives of the assets. Expenditures for major betterments and additions are charged to the property and equipment accounts, while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are charged to expense. The carrying amounts of assets that are sold or retired and their related accumulated depreciation are removed from the accounts in the year of disposal, and any resulting gain or loss is reflected in income.

Software Development Costs

In accordance with ASC 350-40, Internal Use Software, the Company capitalizes certain internal use software development costs associated with creating and enhancing internally developed software related to its platforms. Software development activities generally consist of three stages (i) the research and planning stage, (ii) the application and development stage, and (iii) the post-implementation stage. Costs incurred in the planning and postimplementation stages of software development, or other maintenance and development expenses that do not meet the qualification for capitalization are expensed as incurred. Costs incurred in the application and infrastructure development stage, including significant enhancements and upgrades, are capitalized. These costs include personnel expenses for employees or consultants who are directly associated with and who devote time to software projects, and external direct costs of materials obtained in developing the software. These software developments and acquired technology costs will be amortized on a straight-line basis over the estimated useful life upon the “go-live” date.

Long-Lived Assets

The Company reviews its long-lived assets for possible impairment at least annually, and more frequently if circumstances warrant. Impairment is determined to exist when estimated amounts recoverable through future cash flows from operations on an undiscounted basis, are less than long-lived assets carrying value. If a long-lived asset is determined to be impaired, it is written down to its estimated fair value to the extent that the carrying amount exceeds the fair value of the long- lived asset. The Company did not recognize any impairment losses during the nine months ended September 30, 2021 and 2022.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains deposit balances at financial institutions. Accounts at these financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company generally limits its exposure by placing its deposits with quality financial institutions. For the periods ended September 30, 2021 and 2022, the Company had approximately $1,019,005 and $853,121, respectively, exceeding the FDIC limit of $250,000. The Company does not anticipate any loss on these funds.

57

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses totaled approximately $160,275 and $321,215 for the periods ended September 30, 2021 and 2022, respectively.

Income Taxes

The Company accounts for income tax under the provisions of ASC 740, Income Taxes. The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At September 30, 2021 and 2022, the Company had no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company’s tax years subject to examination by tax authorities generally remain open for three (3) years from the date of filing.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets are required to be reduced by a valuation allowance to the extent that, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized.

Right-of-Use Assets

The Company records leases in accordance with ASC 842. ASC 842 establishes a right-of-use (“ROU”) model that requires the Company to record a ROU asset and a lease liability on the combined balance sheets for all leases with terms longer than twelve (12) months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the combined statements of operations and the combined statements of changes in stockholders’ equity.

The Company’s leases consist of a non-cancelable operating lease that relates to a real estate rental agreement entered into starting August 2021. The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).

The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances. For the reference rate, the Company used the seven-year mortgage interest rate.

Audited Combined Financials for the years ended December 31, 2021 and 2020

The following tables set forth selected combined statements of operations data and such data as a percentage of total revenues for each of the periods indicated:

58

Vocodia Holdings Corp

Combined Statements of Operations (1)

For the years ended December 31, 2021 and 2020

	2021	2020
Revenues	$34,242	$30,361
Cost of revenues	32,736	17,300
Gross profit	1,506	13,061
Operating expenses: General and administrative	1,176,464	12,540
Stock compensation expense(2)	1,000,000	—
Payroll and related expenses(3)	742,634	—
Professional Fees(4)	443,342	—
Advertising(5)	292,921	—
Depreciation and amortization(6)	3,311	—
Total operating expenses	3,658,672	12,540
Loss from (operations) income	(3,657,166)	521
Other expense:
Loss on investment (Other income)	(1,176,875)	—
(Loss) income before income taxes	(4,834,041)	521
Income tax expense	—	—
Net (loss) income	$(4,834,041)	$521

See accompanying notes to combined financial statements.

(1)	Changes in Revenue and Expenses: The Company experienced changes in revenue which is not uncommon for an emerging growth business. The Company conducted extensive research with alpha and beta testing, to forecast a particular industry’s receptivity to DISAs. The Company has tweaked the targets and corresponding forecasting model to reflect where the Company is at present, including the fastest path to revenue and sustainable operating scalability. The Company’s revenue increased as the Company made positive progress during its expansion into multiple marketplaces, such as the real estate and employee retention tax credits industries. The majority of the expenses reported are a reflection of the overhead required to penetrate these additional marketplaces and industries in addition to the normal growth of business expenses that increase with expansion (e.g., expenses concerning: stock compensation, payroll, services, advertising, depreciation and amortization, as well as general and administrative operating expenses).
(2)	Stock compensation expense increased by $1,000,000, our audited financials do not list the previous year for a percentage comparison, due to the lack of data since the Company was incorporated on April 27, 2021. During the year ended December 31, 2021, stock compensation expense increased primarily due to employee compensation paid in the form of issuance of stock.
(3)	Payroll and related expenses increased to $742,634, our audited financials do not list the previous year for a percentage comparison, due to the lack of data since the Company was incorporated on April 27, 2021. During the year ended December 31, 2021, payroll and related expenses increased primarily due to employee compensation as the Company commenced operations.
(4)	Services expense increased to $443,342, our audited financials do not list the previous year for a percentage comparison, due to the lack of data since the Company was incorporated on April 27, 2021. During the year ended December 31, 2021, services expense increased primarily due to services incurred as the Company commenced operations.
(5)	Advertising expense increased to $292,921, our audited financials do not list the previous year for a percentage comparison, due to the lack of data since the Company was incorporated on April 27, 2021. During the year ended December 31, 2021, advertising expense increased primarily due to costs incurred as the Company commenced operations.
(6)	Depreciation and Amortization expense increased to $3,311, our audited financials do not list the previous year for a percentage comparison, due to the lack of data since the Company was incorporated on April 27, 2021. During the year ended December 31, 2021, depreciation and amortization expense increased primarily due to property and equipment placed in services which commenced depreciating during the year.

59

Cost of Revenue

Cost of revenue increased by $15,436, or 89%, due to the Company having a full year of products production during the year ended December 31, 2021, as compared to the year ended December 31, 2020. The larger increase in costs are associated with the growth in service revenue described above.

Professional Fees

Professional fees increased to $443,342 during the year ended December 31, 2021, primarily due to increased legal costs associated with funding opportunities and intellectual property matters. We had $0 in Professional fees for the year ended December 31, 2020 because the Company was incorporated on April 27, 2021.

General and Administrative

General and Administrative expenses increased by $1,163,924, or 9282 % for the year ended December 31, 2021 as compared to the year ended December 31, 2020.

Loss on Investments (Other Income)

Other expenses increased by $1,176,875 for the periods ended December 31, 2020 and 2021.The increase is due to losses on prospective investments. The bulk of the losses on prospective investment for the year ended December 31, 2021, was attributable to a $1,000,000 write off related to an investment in VISA, which was an international sales agency that was supposed to bring the Company international clientele. Additionally, we also incurred a loss related to a $56,875 investment in an opportunity with The Mexican Secretariat of National Defense (“SEDENA”), which was also supposed to refer business to us, which never materialized.

Provision for Income Taxes

Provision for income taxes consists of federal and state income taxes in the United States, including deferred income taxes reflecting the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes.

Current tax expense:	2021	2020
Current income tax expense – federal	$—	$—
Current income tax expense – state	—	—
Current income tax expense – foreign	—	—
Total current tax expense	—	—
Deferred tax expense:
Deferred income tax expense – federal	(851,118)	—
Deferred income tax expense – state	(410,912)	—
Total deferred income tax expense	$(1,262,030)	$—

See accompanying notes to combined financial statements.

60

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities are as follows at December 31, 2021 and 2020, respectively:

	2021	2020
Deferred tax assets:
Net operating loss carryforward	$3,524,831	—
Capital loss carryover	$1,000,000	—
Inventory	—	—
Unrealized losses	—	—
Charitable contribution carryforward	—	—
Reserves and allowances	—	—
Interest expense limitation	—	—
Prepaid Expenses	25,252	—
Total deferred tax assets	4,550,083	—
Deferred tax liabilities:		—
Depreciation	(497,140)	—
Amortization	—	—
Total deferred tax liabilities	(497,140)	—
Less: valuation allowance	(4,052,943)
Net deferred tax assets		—

See accompanying notes to combined financial statements.

The Company had approximately $3,053,000 of operating loss carry-forwards at December 31, 2021. Net deferred tax assets are mainly comprised of temporary differences between financial statement carrying amount and tax basis of assets and liabilities.

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 2021 and 2020, respectively, a full valuation allowance was recognized.

In addition, the Company performed a comprehensive review of its uncertain tax positions and determined that no adjustments were necessary relating to unrecognized tax benefits at December 31, 2021 and 2020. The Company’s federal and state income tax returns are subject to examination by taxing authorities for three (3) years after the returns are filed, and the Company’s federal and state income tax returns for 2020 remain open to examination.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows.

	December 31, 2021	December 31, 2020
Federal statutory income tax at 21%	(21.00)%	0.00%
Permanent differences	0.00%	0.00%
Change in tax rate	0.00%	0.00%
State income taxes, net of federal benefit	(4.35)%	0.00%
Change in valuation allowance	25.35%	0.00%
Prior year adjustments	0.00%	0.00%
Effect on rate other than statutory – foreign tax	0.00%	0.00%
Provision for income taxes	0.00%	0.00%

See accompanying notes to combined financial statements.

Internal Control Over Financial Reporting

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will be required to make our first assessment of our internal control over financial reporting and to comply with the management certification requirements of Section 404 in our annual report on Form 10-K for the year following our first annual report that is filed with the SEC (subject to any change in applicable SEC rules).

61

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Critical Accounting Policies

The following are the Company’s critical accounting policies:

Principles of Combination

The combined financial statements include the accounts of Vocodia Holdings Corp and Click Fish Media, Inc. (collectively, the “Company”) which are combined as they are under common control with certain stockholders of Vocodia. All significant intercompany balances and transactions have been eliminated in combination and consolidation.

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the combined financial statements are prepared. On an ongoing basis, the Company evaluates its estimates, including those related to insurance adjustments and provisions for doubtful accounts. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could materially differ from those estimates.

Revenue Recognition and Sales Returns

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), which requires the Company to recognize revenue in an amount that reflects the consideration to which it expects to be entitled in exchange for the transfer of promised goods or services to customers. ASC 606, as amended, defines a five-step process to achieve this core principle: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. This update is effective for annual reporting periods beginning after December 15, 2019.

The Company’s revenues are derived from two sources: (1) Implementation fees, and (2) offering its software as a service on a recurring monthly basis. Implementation fees are charged for setting up or calibrating its software so that the AI can be used by the customer for its particular use case, and are usually a one-time cost. The recurring monthly fees are charged for the ongoing use of the AI to continue to call/prospect for the company’s customers, and are charged on a monthly recurring basis.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line methods over the useful lives of the assets. Expenditures for major betterments and additions are charged to the property and equipment accounts, while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are charged to expense. The carrying amounts of assets that are sold or retired and their related accumulated depreciation are removed from the accounts in the year of disposal, and any resulting gain or loss is reflected in income.

Software Development Costs

In accordance with ASC 350-40, Internal Use Software, the Company capitalizes certain internal use software development costs associated with creating and enhancing internally developed software related to its platforms. Software development activities generally consist of three stages (i) the research and planning stage, (ii) the application and development stage, and (iii) the post-implementation stage. Costs incurred in the planning and postimplementation stages of software development, or other maintenance and development expenses that do not meet the qualification for capitalization are expensed as incurred. Costs incurred in the application and infrastructure development stage, including significant enhancements and upgrades, are capitalized. These costs include personnel expenses for employees or consultants who are directly associated with and who devote time to software projects, and external direct costs of materials obtained in developing the software. These software developments and acquired technology costs will be amortized on a straight-line basis over the estimated useful life upon the “go-live” date.

62

Long-Lived Assets

The Company reviews its long-lived assets for possible impairment at least annually, and more frequently if circumstances warrant. Impairment is determined to exist when estimated amounts recoverable through future cash flows from operations on an undiscounted basis, are less than long-lived assets carrying value. If a long-lived asset is determined to be impaired, it is written down to its estimated fair value to the extent that the carrying amount exceeds the fair value of the long- lived asset. The Company did not recognize any impairment losses during the years ended December 31, 2021 and 2020.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains deposit balances at financial institutions. Accounts at these financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company generally limits its exposure by placing its deposits with quality financial institutions. At December 31, 2021 and 2020, the Company had approximately $251,000 and $0, respectively, exceeding the FDIC limit. The Company does not anticipate any loss on these funds.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses totaled approximately $293,000 and $0 for the years ended December 31, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income tax under the provisions of ASC 740, Income Taxes. The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At December 31, 2021 and 2020, the Company had no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company’s tax years subject to examination by tax authorities generally remain open for three (3) years from the date of filing.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets are required to be reduced by a valuation allowance to the extent that, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized.

63

Right-of-Use Assets

The Company records leases in accordance with ASC 842. ASC 842 establishes a right-of-use (“ROU”) model that requires the Company to record a ROU asset and a lease liability on the combined balance sheets for all leases with terms longer than twelve (12) months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the combined statements of operations and the combined statements of changes in stockholders’ equity.

The Company’s leases consist of a non-cancelable operating lease that relates to a real estate rental agreement entered into starting August 2021. The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).

The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances. For the reference rate, the Company used the seven-year mortgage interest rate.

Date of Management’s Review

Management has evaluated events and transactions occurring subsequent to the date of the combined financial statements for matters requiring recognition or disclosure in the combined financial statements. The accompanying combined financial statements consider events through the dates the combined financial statements were available to be issued.

64

BUSINESS

Company Overview

Vocodia Holdings Corp (“VHC”) was incorporated in the State of Wyoming on April 27, 2021 and is a conversational AI technology provider. Vocodia’s technology is designed to drive better sales and services for its customers. Clients turn to Vocodia for their product and service needs.

Business Summary

Vocodia is an AI software company that builds practical AI functions and makes them easily obtainable for businesses on cloud-based platform solutions at low costs and scalable to multiagent vast enterprise solutions..

The Company’s operations includes three wholly owned subsidiaries: (1) Vocodia FL, LLC (“Vocodia FL”), which was incorporated in the State of Florida on June 2, 2021 and manages all of VHC’s human resources and payroll functions, (2) Vocodia JV, LLC (“Vocodia JV”), which was incorporated in the State of Delaware on October 7, 2021 and was formed with the intention to conduct any and all joint ventures or acquisitions for VHC, which do not exist as of the date of this prospectus, and (3) CFM, which was incorporated in the State of Florida on November 26, 2019 and is an IT services provider. CFM was formerly owned by James Sposato, who is an officer and director of the Company. CFM was wholly acquired by the Company from Mr. Sposato per the Contribution Agreement dated August 1, 2022. CFM was formerly owned by James Sposato, who is an officer and director of the Company. Click Fish Media, Inc. (“CFM”) was acquired by the Company from Mr. Sposato per the Contribution Agreement, dated August 1, 2022 (a copy of which is included as Exhibit 4.6). In the Contribution Agreement, Mr. Sposato (“Contributor”), has contributed, assigned, transferred and delivered to Vocodia, the outstanding capital stock of CFM and Vocodia has accepted the contributed shares from the Contributor. As full consideration for the Contribution, Vocodia has paid the Contributor consideration in the amount of $10.

An illustration of the Company’s organizational structure is provided below:

Vocodia offers companies scalable enterprise AI sales and customer service solutions intended to rapidly increase sales and service at approximately 25% of employment costs.

Vocodia seeks to enhance rapport and relationship building for customers, which is as necessary component to sales. Vocodia believes that there is a positive correlation between AI which sounds similar to a human voice over the phone and better customer rapport and customer service benefits. With our advanced AI, we believe that it will be difficult for customers to distinguish between speaking to a human sales representative and to an AI. Vocodia believes it can increase customer satisfaction and maximize potential service efficiency for its clients. Our goal is to provide quick training and deployment, potentially unlimited scalability, easy integration with existing corporate platforms and other benefits to our customers from AI’s efficiency. The Company projects that it will help its customers manage budgets and perform better than the high costs of existing sales and service personnel (whom we believe typically perform below the 90th percentile of their peers).

65

With our advanced AI, we believe that it will be difficult for customers to distinguish between speaking to a human sales representative and to a machine. Vocodia seeks to enhance rapport and relationship building for customers, which is as necessary component to sales. Vocodia believes that there is a positive correlation between AI which sounds similar to a human voice over the phone and better customer rapport and customer service benefits, Vocodia seeks to provide faster answers and service responses. Vocodia believes it can increase customer satisfaction and maximize potential service efficiency for its client. We want to provide quick training and deployment, potentially unlimited scalability, easy integration with existing corporate platforms and other benefits to our customers from AI’s efficiency. The Company projects that it will help its customers manage budgets and perform better than the high costs of existing sales and service personnel (whom we believe typically perform below the 90th percentile of their peers).

Our Mission

Vocodia is a conversational AI software developer and provider. Our mission is to maximize value in communications between organizations and their consumer bases from “hello” to “goodbye” – the goal is to be the conversational leader in corporate and organizational, agenda driven communications, to drive convenience, scale, and empowerment, while reducing operational costs and risk.

Vocodia offers companies scalable enterprise-level AI sales and customer service solutions which allow for AI sales representatives to reduce human labor costs and responsibilities while increasing the reach and efficacy of human-led, purposeful, agenda driven and conversational communications. We deliver our patented conversational AI software in the form of Digital Intelligent Sales Agents, which we refer to as DISAs® (“DISAs”). The DISAs are designed to perform business tasks that require humans to converse with one another effectively. This is due to Vocodia’s belief that the DISAs are built with AI software programmed to sound and feel human, with the goal of providing the best representation for each of our customers’ businesses.

Vocodia’s DISAs have been programmed to provide the marketplace with an alternative to human sales representatives in the function of (1) sales; (2) customer service; (3) supportive agency; (4) intermediary communications; and (5) alerts with automated transfers and queuing. The DISAs are tailored to serve the specific requirements of each of our customers and are delivered via our proprietary platform.

We view our DISAs as the total solution for those in need of sales and customer service automation, which provides the marketplace alternative to a role that has primarily been serviced by humans in the sales and customer service departments, in part or in whole, to increase our clients’ revenues and lower costs, providing them with the ability to produce campaigns fast and scale them up or down as necessary.

66

Our software is intended to provide a solution for operational costs and efficiency deficits by improving business automation and reducing the inefficiencies caused by human limitations. Our motto is to “Go Beyond Human”, with AI replacement of human salespeople and customer service representatives. We aim to lower costs associated with sales campaigns that rely on humans and provide scalability of agent quantity, style, mission, and other personalization at varying levels for each organization’s needs.

Market Opportunity

AI Reduces Labor Spending

Growth for most businesses means increasing sales and services. However, growth is often limited by available resources, such as customers and employees. Planning, recruiting, training and retaining employees to focus on growth (sales), and retaining such employees (attrition), is typically expensive and costs can be prohibitive. Further, labor costs account for up to 70% of total business costs and include, without limitation, employee wages, benefits, payroll or other related taxes. There may be no relief for businesses faced with the necessary employment costs of sales agents and customer service personnel.

Key Highlights

•	Voice Quality: Vocodia provides AI with high-level voice quality and seeks to deliver superior service in the marketplace.
•	Quality Sales: Vocodia uses the following sales and marketing strategy: Prospects – Qualifies – Closes – Processes Orders – Upsells. In this registration statement, we discuss how we generate more leads and more transfers to clients so they can sell or upsell their new leads and transfers on their products. Our customers can become more efficient by hiring DISA “fronters", rather than traditional “fronters”. These traditional human “fronters” have served as the driving force in call centers making 150 or so calls daily to qualify potential clients. Once qualified, they then transfer the call to another department of the call center which handles the final transactional element of the sales call. The fronter position is the high turnover, low pay, very hard to hire, part for call centers that are the costliest and least productive. We automate this part of the process using AI to make these calls and AI only has to be trained once. AI never takes vacation, can call 24/7, costs 1/3 of human fronters. Thereby, companies receive the same level of sales expected from their top 85% of employees. Vocodia delivers effective, dependable, scalable to the hour, low variance sales and customer service solutions.
•	Affordable: AI sales agents (also known as AI bots) cost less than one-third of human sales agents without human issues that tend to affect the processes, human resources and bottom line.
•	Scalable: Our software is cloud-based and Application Programming Interface (“API”)-friendly, which is interoperable with third-party platforms. Vocodia offers companies scalable enterprise-level AI sales and customer service solutions which reduce human labor costs and responsibilities while increasing the reach and efficacy of human led, purposeful, agenda driven and conversational communications.
•	Compliance: DISAs parameters are set by our clients’ needs and uploaded data. These inputs can include, but are not limited to, recordings, scripts and rebuttals supplied by a respective client. Vocodia uses our clients’ data and trains their respective DISAs to converse with prospective customers, qualify them, and then transfer the call to a “closer” to sell to the customer. The AI/DISA can only say what they are trained and programmed to say. We believe this will lead to higher level of compliance, due to impromptu human error not being a factor for our DISAs.
•	Speedy Training: The AI can be trained in 3 days with: recordings of existing sales calls; and sales script for baseline and target goals. AI bots also continue to learn on the job from call interactions, thus machine learning progressively improves over time.

Vocodia’s Advantage

Vocodia has created software that is intended to replicate the functions of human sales representatives, such as calling prospects by telephone, announcing the purpose of a call and reason for the call, and identifying interest in a conversational manner. The AI/platform can be programmed for each client to provide scalable solutions which can reduce sales inefficiencies and improve customer service results. We commoditize and standardize our AI solution to improve traditional sales and customer service support operations in order to meet our clients’ sales and service goals.

67

Our proprietary software allows us to adjust our approach to the market, to either offer sales or customer service as a call center at competitive rates. On an hour-to-hour basis we can replace human sales and customer service agents in a cost-effective manner.

Market rates for sales and customer service agents can range from greater than $5.00 dollars per hour to less than $55 dollars per hour. Our platform allows us to control the cost to market rates of sales and customer service agents because machine accuracy and programming allow for significant reduction of costs across standard corporate departments such as human resources, legal, management, customer relations management software, compliance, commissions, real estate, equipment, supporting software, telecommunications and more.

We offer our platform to individual sales agents, customer service agents and small businesses, providing enterprise-level agent services for market tiers of all sizes and scope. Our software allows small, single-owner businesses the equivalent sales and service platform used by enterprise-level clients. We believe that the platform can equalize the opportunities available for smaller businesses and larger organizations.

Additional Opportunities

We plan on pursuing opportunities beyond our present goals of delivering sales and customer service software agents. We believe there may be other uses of our conversational AI software and platform, such as in the areas of education, including the areas of philosophy, and religion. In the long run, we envision a world in which businesses and consumers have conversational AIs, such as our DISAs, performing the tasks of humans—all the while—maximizing efficiencies in many fields and improving timing, quality, budget, and convenience, using automated tools. In short, Vocodia aims to make the world a better place by using our proprietary AI to improve current processes.

Company Strategy

Technology

Vocodia, believes that it, has built, and continues to build, AI conversational systems that sound virtually the same as humans. Proprietary software and systems have been developed in-house from scratch with streamlined integration and a growing number of customer relationship managements (“CRMs”) and platforms all over the world. Vocodia software utilizes Artificial Intelligence, Augmented Intelligence, Natural Language Processing and Machine Learning to provide a robust, continuously learning engine which can perform multiagent functions simultaneously. Vocodia software is cloud-based, permitting easy API integration with most systems and platforms commonly used by businesses today.

Products

Vocodia has developed and released its first software product and platform, which we refer to as “DISA” which is a humanized conversational AI technology DISA sales agent that can complete each stage of the conversational aspect of the sales process, business-to-business (“B2B”) and business-to-consumer (“B2C”).

Our prospects for direct software sales are any enterprise clients who are in the phone and call center markets. The initial sales targets were call centers who needed to replace poor performing staff in the pre-Covid-19 era. Now, our sales targets have shifted to filling empty seats in the call centers, which typically have an 80% turnover rate and cannot find enough quality candidates to hire. Our technology consists of a virtual agent, the DISA. In the current marketplace, we consider any company which has a 50-seat call center at a telephony location is a potential sales client. These potential clients span many industry verticals, including but not limited to, health, solar, employee retention credit, insurance, recruiting and real estate, automotive, cruise lines and hospitality and lodging.

Vocodia AI sales agents not only sell and serve prospects and customers, but also gather and report robust intelligence from customers and the marketplace. Vocodia’s DISAs are programmed to instantly answer customer service calls and to upsell and provide personalized customer care.

68

Development Strategy

Vocodia plans three phases of development to become the largest and most profitable AI service provider, globally, in the next five years:

•	Integrate AI sales agents and customer service offerings directly into existing enterprises and then via CRM applications;
•	Increase sales of AI-assisted workflow to more enterprises in a variety of functions and industries (e.g., food ordering, administration, accounting, bookkeeping and human resources). Grow revenue streams, including based upon market pricing where our DISAs can perform at advantageous margins such as notable efficiencies or less operational costs to achieve the same function to the satisfaction of the end customer (acquisitions may become a significant part of our growth strategy, but at this time we have not identified any specific candidates that meet our objectives); and
•	Integrate personal AI assistants to individuals for overall life assistance, integrated with existing sales and other AI bots, to serve members of the community.

Acquisition Strategy

Our strategy includes seeking to aggressively pursue acquisitions, including companies with revenue streams where our DISAs can perform at advantageous margins such as noticeable efficiency or less operational costs to achieve the same function. The Company will concentrate on several important priorities in evaluating potential acquisition candidates, including the key considerations and objectives the Company hopes to achieve, which are listed below:

•	acquiring beneficial technology or use;
•	accelerating market share;
•	increasing revenue;
•	enhancing efficiencies in product and service delivery;
•	identifying and addressing possible threats to our organization;
•	acquiring access to targeted and specified client base;
•	reducing client acquisition costs by reducing our demands on resources and time (opportunity costs);
•	acquiring client bases from companies who have service relationships with consumers and acquisitions of companies with or without offerings of similar services;
•	reducing our client acquisition costs, preserving going rates of such services, and extending our wrapped services to such client base; and
•	maintaining Vocodia’s dynamic pricing thereby potentially creating greater value opportunities and allows us to minimize market price arbitrage to maximize profit potential.

Management and Operating Strategy

Our management is market-receptive: as a new technology company, we seek to continuously identify new markets as well as industries where Vocodia’s services would be beneficial to potential customers. We believe that our technologies offer businesses and consumers significant advantages, but our technology is not yet generally recognized. We remain open to discovering new opportunities to offer our technology solutions.

We believe that the Company has an attractive operating model due to the scalability of our AI platform, the recurring nature of our revenue (Software-as-a Service “(SaaS”)) and the potentially high operating margins in our business. Vocodia relies on conversions to generate increased free cash flow. Conversions happen for us when our clients use our services to sell their products/services to their customers. Our operational structure and AI focus allow us to convert enterprise clients in their call center environments (allowing Vocodia to rapidly convert clients in a cost-effective manner).

Given the fixed-cost nature of our technology, DISAs allow us to scale our solutions quickly with low marginal costs. These DISAs can pitch and close, as well as manage full customer service operations, in high data interactive demand-based industries, all while providing a full human conversation experience to human customers. Most of our customer contracts have a term of 12 months, a monthly fee of $795 per DISA per month, and a minimum commitment of 10 DISAs. Additionally, we have a software setup fee of $8,000 to begin building a DISA for a client (i.e., one-time setup fee for each client campaign). We believe that our recurring revenue, combined with our robust sales pipeline and enterprise customer base, will continue to contribute to our long-term growth and strong operating margins, giving us flexibility to allocate capital for our continued success.

69

Growth Strategy

We believe that the Company is well positioned for continued growth across the various markets in the call center space. Our strategy for achieving growth includes the following:

Build upon our extensive client relationships

We have a diversified pipeline. Current clients include health insurance providers, health insurance recruiting new agents, employee retention credits, solar, real estate recruitment and real estate new clients. Through the development of our proprietary switch and technical team, we have the ability to scale our DISAs over time. We also intend to scale our client base by strategically adding new sales development personnel and customer service and support team members. We believe that we are in the early stages of penetrating this expanding market with our DISA technology platform.  Key elements of this strategy include:

•	widely commercializing this new humanized conversational AI platform in the marketplace;
•	increasing the enterprise client usage by increasing the number of DISAs per client;
•	adding multi-channel capabilities to our platform in the form of text message, voicemail, social media (such as LinkedIn), etc. to increase connection rates; and
•	acquiring new strategic partners who bring enhanced complimentary technology and revenue to help us increase market share.

Continue to innovate

We believe a significant opportunity exists to enhance our technology platform and analytics using our vast database. We intend to expand our technology services offerings to capitalize on the evolving call center and customer service environment. Our investments in human capital, technology and services capabilities position us to continue to pursue rapid innovation. Examples of our recent innovations include:

•	Upgrading our own proprietary switch. Our platform depends on phone switch capability (generally voice over internet protocol switches) to generate the actual connection from AI to the customer on the outside. Thus, we are dependent on outside telecom switches and infrastructure to manage the speed of our connection pace. This dynamic creates operational risk, due to the reliance of each switch provider’s technology and infrastructure limits. The bulk of our challenges come from switch uncertainty. Therefore, our goal is to improve our own company-controlled switch, which is critical to our economic health, growth and can facilitate easier delivery of services provided in each software sale. We believe this development would provide us with switch independence, allowing us to obtain more control, efficiency and certainty of delivery while lowering internal costs and managing traffic to external, non-company managed switches. The benefits of building our own switch allows us to scale faster in: the quantity of software licenses; variety of industries and verticals served; and the independent scale of service utilized by each individual software licensee (end user); and quantity of connections made by the hour.

•	Acquiring a predictive dialer with enhanced capabilities including speech-to-text (“STT”) and “text-to-speech (“TTS”) which assists us in implementing end-to-end solutions for all of our customers. As of the date of this prospectus, we have not come across any competitors that possess capabilities which replicate ours.

Expand portfolio through strategic acquisitions

We have acquired, and expect to continue acquiring, assets and businesses that strengthen our value proposition to clients. We have developed an internal capability to source, evaluate and integrate acquisitions that have created value for our stockholders. We plan to target strategic acquisitions subsequent to the closing of this initial public offering, but we have not currently entered into any agreements for the acquisition of significant assets, businesses or companies. While there is no guarantee that any acquisition will be completed, successful acquisitions may bring a collection of complimentary technology and existing revenue to the Company.  We also plan to continue to pursue strategic acquisitions to grow our platform and enhance our ability to provide more services to our clients. We also expect to seek favorable commercial opportunities, primarily in the areas of technological platforms, data suppliers and consulting services providers.

Our Organizational Structure

As of the date of this prospectus, the Company employs 14 personnel: 9 full time employees, 3 part time employees, and 2 contractors in connection with its business operations. The Company’s organizational structure currently consists of four executive officers (the Chief Executive Officer, the Chief Financial Officer, Chief Operating Officer and Chief Technology), a Chief Strategy Officer, four employees in operations who work directly with the Chief Operating Officer, a software engineer and database engineer who work directly with the Chief Technology Officer, an executive assistant who assists the Chief Executive Officer and Chief Operating Officer with everyday tasks, and a bookkeeper and part-time advisor in the finance and accounting department. The current structure of the Company is illustrated below.

Reverse Stock Split

A 1-for-20 Reverse Stock Split of the Company's common stock, $0.0001 par value per share, became effective on January 27, 2023. Pursuant to the Reverse Stock Split, every twenty (20) shares of common stock issued and outstanding upon the effectiveness of the Reverse Stock Split was combined and converted into one (1) share of Common Stock. No fractional shares shall be issued in connection with the Reverse Stock Split but shall be rounded up to the nearest whole number. The Reverse Stock Split shall have no effect on the authorized amount or par value of the common stock, preferred stock, or the currently issued and outstanding series of preferred stock and presently issued and outstanding preferred stock.

70

Competition

Vocodia operates in a competitive market with many competitors. The artificial intelligence and customer service market opportunity is large, and many companies compete in these sectors.

Vocodia is in the humanized conversational AI market. We are specifically in the call center market, changing the way call centers do business. Vocodia is helps fill the empty seats in call centers.

Vocodia is unique in the AI sector in that it has client service systems which allow for quicker delivery than competitors of partial or full replacement humans in conversation-dependent job functions. Vocodia utilizes its proprietary augmented and AI software to match, duplicate or reimagine specific conversation-dependent job functions. We create a unique system of individual agents for each customer. Vocodia also has a proprietary deployment platform which allows for agenda-driven conversations to be connected from ‘computer’ to humans over telephonic networks. Further, each conversation is recorded and timestamped, creating a deliverable recording and transcript of each exchange between computer and human client. Our greatest differentiator is the ability to scale up or down the quantity of human equivalent agents to meet client demands. Our platform permits speedy delivery, cost effective alternatives to traditional sales, marketing and market intelligence. We use agenda-driven, consumer-targeted engagement campaigns. We believe that our software and platform provides significant benefits to call centers, both commercial exchange services and independent internal call centers, regardless of their size.

Vocodia currently offers conversational software which initiates and manages communications. We provide DISAs (digital intelligent sales agents), our patented AI technology, a proprietary database, proprietary switch, dialer and STT/TTS (speech to text/text to speech). While we rely on a third-party to provide STT/TTS capability, we use it as a crucial element of our service and it has become a part of our proprietary package. To our knowledge, no other competitor provides this solution. We have one patent and six additional patents in process to cover our technology and the processes.

71

There are many potential competitors and new entrants may choose to enter the market at any time. Vocodia’s goal is to get to market first with our total end-to-end solution and to gain a leading position in its sector.

Vocodia conversational AI software is a ready-to-market software-as-a-service model, requiring nothing more than permission, leads and script to deliver a full human-level automated sales agent, conducting all actions necessary to close sales with consumers, stands completely apart from all competition, as the service and function are turn-key and immediate.

Many of the competitors shown in graph 2 are from companies in the conversational ai space which are focused more on environment-level service providers, such as Microsoft Azure. Further, companies such as Five9 and 8x8 are agent service providers in terms of assisting human dependent services by providing VolP and wrapped communications tools to clients serving customers.

Additional indications that many companies placed in the competitor class are not actually so as company focus is the greatest differentiator, leaning market share potential in favor of Vocodia. Many stated companies in Vocodia’s field of competition are more suited to be 1) Resellers, direct and white label of Vocodia DISA; 2) Acquisition candidates of Vocodia, or; 3) Strategic partners in market consumption. Many of the companies listed in this competitive analysis have been or are in discussion with Vocodia to cooperate in at least one of the capacities listed.

Intellectual Property

We regard some aspects of our internal operations, software, and documentation as proprietary. We rely primarily on a combination of contract and trade secret laws to protect our proprietary information. We believe, because of the rapid pace of technological change in the computer software industry, trade secret and copyright protections are less significant than factors such as the knowledge, ability, and experience of our employees, frequent software product enhancements, and the timeliness and quality of our support services. The source code for our proprietary software is protected as a trade secret. We enter into confidentiality or license agreements with our employees, consultants, and clients, and control access to and distribution of our software, documentation, and other proprietary information. We cannot guarantee that these protections will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

72

We do not believe our software products or other proprietary rights infringe on the property rights of third parties. However, we cannot guarantee that third parties will not assert infringement claims against us with respect to current or future software products or that any such assertion may not require us to enter into royalty arrangements or result in costly litigation.

Our systems for transitioning telephony-based conversational sales and servicing interactions to and from an artificial intelligence engine, with decision processing, recording, and distribution completing a listen and response cycle in under 10 milliseconds.

The Vocodia system permits dynamic conversational exchange from a human (outside) through telephony (any, outside) to and from the system which controls the machine side of a conversation. Beginning with system telephony, operated by proprietary code (webhooks and API) for exchange of transmission between system telephony (middleware) and outside telephony network (existing outside infrastructure). The process inside the Vocodia system permitting artificial intelligence conversation is processed by an artificial intelligence engine (DISA) serving the function of multiple processes transacting in milliseconds to produce the machine-side conversation function .These processes include initiating made or received calls and other text type communications, connecting calls and other text type communications, listening to calls, listening, receiving voice transmission and text, driven by an AI engine (proprietary code), telephony switch driven by proprietary code, receiving voice transmission from outside consumer (human) (proprietary code), determination of intent (proprietary code), accessing intent libraries for most appropriate response (NLP. Proprietary code), processing response via neural voice or recording (proprietary code), and delivery of speech via system (proprietary code) to middleware and voice emission over telephony (proprietary code). Further, we utilize sent to speech so text engine (non-proprietary) and CDR updater for continuation of conversation and reporting of all statements on voice transmission or text in text based transmission.

Vocodia is also in the process of filing at least 6 additional patents based on the processes used in this environment. We seek to file provisional patents for each of our claims.

Assignment of Certain Intellectual Property to the Company

On August 1, 2022, Brian Podolak and James Sposato, each an officer and director of the Company, assigned to the Company (the “Parties”) significant intellectual property pursuant to a Bill of Sale and Assignment entered into by the Parties (“Bill of Sale and Assignment”). The consideration for the assignment was 6,000,000 shares of the Company’s common stock. Mr. Podolak and Mr. Sposato each received 3,000,000 shares, respectively. The intellectual property consists of various systems, software and other core technology used in the Company’s business and operations.

Government Regulation

We are subject to a variety of domestic and foreign laws and regulations in the United States and abroad involving matters that are important to (or may otherwise impact) our various websites, such as broadband internet access, online commerce, privacy and data security, advertising, intermediary liability, consumer protection, taxation, worker classification and securities compliance. These domestic and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are continually evolving and can be subject to significant change. As a result, the application, interpretation and enforcement of these laws and regulations (and any amended, proposed or new laws and regulations) are often uncertain, particularly in the Internet industry, and may vary from jurisdiction to jurisdiction and over time, which could result in conflicts with the current policies and practices of our websites.

Because we conduct substantially all of our business on the Internet, we are particularly sensitive to laws and regulations that could adversely impact the popularity or growth in use of the Internet and/or online products and services generally, restrict or otherwise unfavorably impact whether or how we may provide our products and services, regulate the practices of third parties upon which we rely to provide our products and services and/or undermine an open and neutrally administered Internet access. For example, in December 2017, the U.S. Federal Communications Commission adopted the Restoring Internet Freedom Order. This order, which was released in January 2018 and took effect in June 2018, reversed net neutrality protections in the United States that had been in place since 2015, including the repeal of specific rules against blocking, throttling or “paid prioritization” of content or services by Internet service providers. Also, Section 230 of the Communications Decency Act of 1996 (“Section 230”), which generally provides immunity for website publishers from liability for third party content appearing on their platforms and the good faith removal of third party content from their platforms that they may deem obscene or offensive (even if constitutionally protected speech), since its adoption has been (and continues to be) subject to a number of challenges. The immunities conferred by Section 230 could also be narrowed or eliminated through amendment, regulatory action or judicial interpretation. In 2018, the U.S. Congress amended Section 230 to remove certain immunities and most recently, in 2020, various members of the U.S. Congress introduced bills to further limit Section 230, and a petition was filed by a Department of Commerce entity with the Federal Communications Commission to commence a rulemaking to further limit Section 230. Any future adverse changes to Section 230 could result in additional compliance costs for us and/or exposure for additional liabilities.

73

Because we receive, store and use a substantial amount of information received from or generated by our users and subscribers, we are also impacted by laws and regulations governing privacy, the storage, sharing, use, processing, disclosure and protection of personal data and data security, primarily in the case of our operations in the United States and the European Union and the handling of personal data of users located in the United States and the European Union. Recent examples of comprehensive regulatory initiatives in the area of privacy and data security include a comprehensive European Union privacy and data protection reform, the General Data Protection Regulation (the “GDPR”), which became effective in May 2018. The GDPR, which applies to certain companies that are organized in the European Union or otherwise provide services to (or monitor) consumers who reside in the European Union, imposes significant penalties (monetary and otherwise) for non-compliance, as well as provides a private right of action for individual claimants. The GDPR will continue to be interpreted by European Union data protection regulators, which may require us to make changes to our business practices and could generate additional risks and liabilities. The European Union is also considering an update to its Privacy and Electronic Communications Directive to impose stricter rules regarding the use of cookies.

In addition, in October 2015, the European Court of Justice (“ECJ”) invalidated the U.S.-EU Safe Harbor framework that had been in place since 2000 for the transfer of personal data from the European Economic Area (the “EEA”) to the United States, and on July 16, 2020, the ECJ invalidated the EU-U.S. Privacy Shield as an adequate safeguard when transferring personal data from the EEA to the U.S. These regulations continue to evolve and may ultimately require us to devote resources towards compliance and/or make changes to our business practices to ensure compliance, all of which could be costly. Also, the exit from the European Union by the United Kingdom could result in the application of new and conflicting data privacy and protection laws and standards to our operations in the United Kingdom and our handling of personal data of users located in the United Kingdom. At the same time, many jurisdictions abroad in which we do business have already or are currently considering adopting privacy and data protection laws and regulations.

Moreover, while multiple legislative proposals concerning privacy and the protection of user information are being considered by the U.S. Congress and various U.S. state legislatures, certain U.S. state legislatures have already enacted privacy legislation, one of the strictest and most comprehensive of which is the California Consumer Privacy Act of 2018, which became effective on January 1, 2020 (the “CCPA”). The CCPA provides new data privacy rights for California consumers, and restricts the ability of certain of our websites to use personal California user and subscriber information in connection with their various products, services and operations. The CCPA also provides consumers with a private right of action for security breaches, as well as provides for statutory damages. In addition, on November 3, 2020, California voters approved Proposition 24, which amends certain provisions of the CCPA and becomes effects January 1, 2023, will further restrict the ability of certain of our websites to use personal California user and subscriber information in connection with their various products, services and operations and/or impose additional operational requirements on such websites. Lastly, the U.S. Federal Trade Commission has also increased its focus on privacy and data security practices, as evidenced by the first-of-its-kind, $5 billion dollar fine against a social media platform for privacy violations in 2019. As a result, we could be subject to various private and governmental claims and actions in this area.

As a provider of certain subscription-based products and services, we are also impacted by laws or regulations affecting whether and how our websites may periodically charge users for membership or subscription renewals. For example, the European Union Payment Services Directive, which became effective in 2018, could impact the ability of certain of our websites to process auto-renewal payments for, as well as offer promotional or differentiated pricing to, users who reside in the European Union. Similar laws exist in the U.S., including the federal Restore Online Shoppers Confidence Act and various U.S. state laws, and legislative and regulatory enactments or amendments are under consideration in a number of U.S. states.

We are also sensitive to the adoption of new tax laws. The European Commission and several European countries have recently adopted (or intend to adopt) proposals that would change various aspects of the current tax framework under which certain of our European websites are taxed, including proposals to change or impose new types of non-income taxes (including taxes based on a percentage of revenue).

74

We are also subject to laws, rules and regulations governing the marketing and advertising activities of our various websites conducted by or through telephone, email, mobile digital devices and the Internet, including the Telephone Consumer Protection Act of 1991, the Telemarketing Sales Rule, the CAN-SPAM act and similar state laws, rules and regulations, as well as local laws, rules and regulations and relevant agency guidelines governing background screening.

Further, all of our websites could subject to the Americans with Disabilities Act (the “ADA”). The ADA does not explicitly address online compliance. With no specific coverage under the law, it usually falls to the courts to determine how ADA standards apply to websites—or whether they do at all.

Non-Government Regulation

From a non-Governmental standpoint, we also need to comply with policies and terms of service on various platforms, including but not limited to: Facebook, Facebook Ads, Instagram, Pinterest, Google Ads, Google Search, Twitter, TikTok, and YouTube.

Properties and Facilities

Vocodia is the lessee in a 5-year and 4-month commercial lease agreement that commenced on August 1, 2021 and will expire on November 20, 2026, unless otherwise terminated by Vocodia or the lessor. The leased property is office space located at 6401 Congress Avenue, Suite #160, Boca Raton, Florida. The lessor to the agreement is Catex or Limited Partnership-I, a Florida limited partnership.

Vocodia’s 6-month lease on its second office space, located at 6401 Congress Avenue, Suite #216, Boca Raton, Florida, commenced on February 3rd, 2022 and ended on August 3rd 2022. The lessor to the agreement is Boca Office Center, LLC, a Florida limited liability company.

Legal Proceedings

From time to time, we may be involved in various disputes and litigation matters that arise in the ordinary course of business. We are currently not a party to any material legal proceedings.

Employees

As of the date of this prospectus, the Company employs 14 personnel: 9 full time employees, 3 part time employees, and 2 contractors in connection with its business operations.

Corporate History and Information

Vocodia Holdings Corp was incorporated under the laws of the State of Wyoming on April 27, 2021.

Our principal executive office is located at 6401 Congress Avenue, Suite #160 Boca Raton, FL 33487. Our telephone number is (561) 484-5234. Our website address is https://vocodia.com/ and our general email is sales@vocodia.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our common stock) contained on, or that can be accessed through, our website as part of this prospectus.

75

MANAGEMENT

The following table and biographical summaries set forth information, including principal occupation and business experience, about our executive officers and directors as of the date of this prospectus:

Name	Age	Positions
Brian Podolak	50	Chief Executive Officer and Director
James Sposato	56	Chief Technology Officer and Director
Mark Terrill	65	Chief Operating Officer
Richard Shuster	39	Chief Financial Officer
Lourdes Felix	55	Independent Director Nominee
Randall Miles	67	Independent Director Nominee
Ned L. Siegel	71	Independent Director Nominee

Biographies

Brian Podolak, Chief Executive Officer and Director — Brian Podolak is the co-founder of the Company and has served as the Chief Executive Officer and as director of the Company since its inception in 2021. An entrepreneur and IT engineer, his career has largely focused on sales and software for businesses globally. Brian Podolak has achieved $70M+ annual revenues in his past businesses, as well as developing enterprise sales, marketing platforms and enterprise call centers for b2b and b2c customers. Prior to founding the Company Brian Podolak served multiple roles at Arise Bioscience, including as Vice President of Sales and Marketing from 2019 to 2020 and Vice President of Sales from 2017 to 2019. Born in Yonkers, New York, Brian Podolak spent over 17 years in Costa Rica, and ran call centers of thousands of agents, handling enterprise clients. It is this experience, that led to his being the leader in humanized conversational AI. During this period, he and James Sposato developed advanced technology, which is the basis for Vocodia today. Brian Podolak holds an engineering degree from ATI, an electronics engineering technical school from which he graduated in 1992. He began his career at Inacom, gaining experience in marketing and sales management in the telecommunications field and call centers.

James Sposato, Chief Technology Officer and Director — James Sposato is the co-founder of the Company and has served as the CTO and as a director of the Company since its inception. An expert in software technology development and implementation, James Sposato has a keen understanding of how to create code to solve complex problems where no solution exists. He is responsible for creating and solidifying Vocodia’s software and platforms. James Sposato developed the first software-based UPS manifest system – ShipFast and widely used banking and telecom software with easy operating end-user functionality. Before Vocodia, James Sposato was a Senior Software Developer for Arise BioScience from 2019 to 2021, and prior to that, he was CTO from 2017 to 2019 with X 989. Inc. James Sposato brings strong team building and management skills to develop and implement easily operated SaaS platforms. Born in Hollywood, Florida, James Sposato attended the University of Florida where he majored in Computer Science and Engineering. He began his professional career while still a student, writing assembler code solutions for local cable advertising companies. During this period, ShipFast was created and an entrepreneurial mindset was set in motion. James Sposato has gone on to write software for countless industries, manage many projects that rely on enterprise class solutions built to withstand high volume transactional loads, and built and sold several internet companies involving automated advertising and affiliate marketing and tracking.

76

Richard Shuster, Chief Financial Officer — Richard Shuster has served as the Chief Financial Officer of the Company since January 2022. Mr. Shuster is a seasoned executive that brings extensive experience in financial reporting, mergers and acquisitions, and capital raising for companies throughout the U.S. From start-ups to lower middle market companies, Mr. Shuster has worked with clients and employers in a variety of industries. Prior to Vocodia, Mr. Shuster served as the Vice President of Finance (formerly Chief Financial Officer) at Arise Bioscience, Inc. (formerly Grander Distribution LLC) from July 2017 to January 2020. Grander Distribution was an early-stage products company and predecessor to Arise, that he and his partners took from approximately $2M in annual sales to approximately $30M in annual sales, in less than two years. At the companies discussed hereinabove, he was responsible for all financial reporting in U.S. GAAP and IFRS, capital budgeting and planning, and capital raising activities. During this time, and since 2017, Mr. Shuster has also served as Managing Partner at 47 Capital Management, a private investment firm. Prior to these roles, Mr. Shuster’s early career was spent in advisory, consulting, and financial reporting positions for lower middle market companies in a variety of industries and geographies. Mr. Shuster is a certified public accountant licensed in Florida, and holds a Bachelor of Science in Accounting from the University of Florida and a Master’s degree in Accounting from Florida International University.

Mark Terrill, Chief Operating Officer — Mark Terrill has served as the Chief Operating Officer of the Company since August 2021. Before joining Vocodia, Mark Terrill was previously the chief executive officer of Lug Health from 2019 to 2021, the chief executive officer of Arc Devices from 2018 to 2020, President of PrimeCap Funding from 2016 to 2018, and the chief executive officer of 24/7 Global in 2018. Mark Terrill develops results driven improvements with a long-term viewpoint. His experience includes: driving revenues, managing sales, marketing and business development, manufacturing, financial and operations. He is skilled in customer and client facing roles and has expertise in eliminating roadblocks, streamlining operations, and growing margins as well as leadership in restoring or developing a culture for success.. Mark Terrill holds an MBA in Business and Executive Management from the University of Phoenix and Bachelor of Science degrees in Biological Science & Biology from the University of Maryland. Mark Terrill was born in San Francisco, California.

Lourdes Felix, Director Nominee — Lourdes Felix is a female Hispanic entrepreneur and corporate finance executive with 30 years of combined experience in capital markets, public accounting and in the private sector. She presently serves as Chief Executive Officer, Chief Financial Officer and Director of BioCorRx Inc. (OTCQB: BICX), a leader in addiction treatment solutions and related disorders. She has been with BioCorRx since October 2012. Lourdes is one of the founders and President of BioCorRx Pharmaceuticals Inc., a majority owned subsidiary of BioCorRx Inc. She has been instrumental in capital procurement, completing multi-million dollar equity financing and accomplished in structuring and negotiating transactions and favorable terms with investment banks. Along with other executives of the company, rebranded the Company and restructured and expanded the business model to position it for long term growth in the addiction treatment space and drug development. Extensive experience with clinic operations management. Prior to joining BioCorRx her experience was in the private sector, public accounting including audit and public company experience. She has expertise in finance, accounting, budgeting and internal control principals including GAAP, SEC, and SOX Compliance. Thorough knowledge of federal and state regulations. Successfully managed and produced SEC regulatory filings. She has extensive experience in developing and managing financial operations. Lourdes has provided treasury and cash management functions. Excellent leader with a track record of documented contributions leading to improved financial performance, heightened productivity, and enhanced internal controls. Led corporate relationships with various major accounting firms and attorneys in preparing SEC filings and audited financial statements. Lourdes is very active in the Hispanic community and speaks fluent Spanish. Lourdes holds a Bachelor of Science degree in Accounting from University of Phoenix. She is an MBA candidate at D’Amore-McKim School of Business, Northeastern University.

Randall Miles, Director Nominee — Randall Miles has served as our director since January 2023. For over 30 years, Mr. Miles has held senior executive leadership positions in global financial services, fintech and investment banking companies. His extensive investment banking experience advising companies on strategic and financial needs is complimented by leadership of high growth publicly traded and private equity backed companies. Mr. Miles has served as the Managing Partner of SCM Capital Group LLC, a global transaction and strategic advisory firm since January 2000, Vice Chairman of the board of directors of eXp World Holdings, Inc. (NASDAQ: EXPI) since 2016, a board member of RESAAS Services, Inc. (OTCQB: RSASF) (TSX: RSS) since November 2021 and Chairman of the board of Troika Media Group, Inc. (NAASDAQ: TRKA) since July 2022. Mr. Miles holds a Bachelor of Business Administration from University of Washington and FINRA licenses Series 7, 24, 63 and 79.

Ambassador Ned L. Siegel, Director Nominee — Ambassador Ned L. Siegel is the President of The Siegel Group, a multi-disciplined international business management advisory firm he founded in 1997 in Boca Raton, Florida, specializing in real estate, energy, utilities, infrastructure, financial services, oil and gas and cyber and secure technology. Ambassador Siegel has served since 2013 as Of Counsel to the law firm of Wildes & Weinberg, P.C. From October 2007 until January 2009, he served as the United States Ambassador to the Commonwealth of The Bahamas. Prior to his Ambassadorship, in 2006, he served with Ambassador John R. Bolton at the United Nations in New York, as the Senior Advisor to the U.S. Mission and as the United States Representative to the 61st Session of the United Nations General Assembly. From 2003 to 2007, Ambassador Siegel served on the Board of Directors of the Overseas Private Investment Corporation (“OPIC”), which was established to help U.S. businesses invest overseas, fostering economic development in new and emerging markets, complementing the private sector in managing the risk associated with foreign direct investment and supporting U.S. foreign policy. Appointed by Governor Jeb Bush, Ambassador Siegel served as a Member of the Board of Directors of Enterprise Florida, Inc. (“EFI”) from 1999-2004. EFI is the state of Florida’s primary organization promoting state wide economic development through its public-private partnership Ambassador Siegel presently serves on the Board of Directors of the following companies: CIM City, U.S. Medical Glove Company, Global Supply Team, Moveo, LLC and the Caribbean Israel Leadership Coalition, Caribbean Israel Venture Services, Inc. He also presently serves on the following Advisory Boards: Usecrypt, Brand Labs International, Elminda Ltd., Findings, and Sol Chip Ltd and Maridose, LLC. Ambassador Siegel received a B.A. from the University of Connecticut in 1973 and a J.D. from the Dickinson School of Law in 1976. In December 2014, he received an honorary degree of Doctor of Business Administration from the University of South Carolina. We believe that Ambassador Siegel’s vast professional experience, education, and professional credentials qualify him to serve as a member of the Company’s board directors, and as an independent member of the board’s committees.

77

Director Terms; Qualifications

Members of our Board serve until the next annual meeting of stockholders, or until their successors have been duly elected.

When considering whether directors and nominees have the experience, qualifications, attributes and skills to enable the Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, the Board focuses primarily on the industry and transactional experience, and other background, in addition to any unique skills or attributes associated with a director.

Director or Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or officer, or any associate of any such director or officer, is a party that is adverse to our Company or any of our subsidiaries or has a material interest adverse to our Company or any of our subsidiaries.

Directors and Officers Liability Insurance

The Company has obtained directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures our Company against losses, which it may incur in indemnifying its officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and our Company’s articles of incorporation and bylaws. We have also entered into customary separate indemnification agreements with our directors and officers.

Family Relationships

There are no family relationships between any director, executive officer or person nominated to become a director or executive officer.

Director Independence

The Nasdaq listing rules of The Nasdaq Stock Market LLC require that independent directors must comprise a majority of a listed company’s Board. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Nasdaq listing rules provide that a director cannot be considered independent if:

78

•	the director is, or at any time during the past three (3) years was, an employee of the company;
•	the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of twelve (12) consecutive months within the three (3) years preceding the independence determination (subject to certain exemptions, including, among other things, compensation for board or board committee service);
•	the director or a family member of the director is a partner in, controlling shareholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s combined gross revenue for that year or $200,000, whichever is greater (subject to certain exemptions);
•	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three (3) years, any of the executive officers of the company served on the compensation committee of such other entity; or
•	the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three (3) years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Our Board has undertaken a review of the independence of our directors and considered whether any director has a material relationship with it that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, the Board believes that, Lourdes Felix, Randall Miles, and Ned L. Siegel will be “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our Company’s capital stock by each non-employee director, and any transactions involving them described in the section captioned “Certain Relationships And Related Transactions” in this prospectus.

Board Committees

Our Company’s Board has established three standing committees: Audit, Compensation, and Nominating and Corporate Governance. Each of the committees operates pursuant to its charter. The responsibilities of each committee are described in more detail below.

Nasdaq permits a phase-in period of up to one year for an issuer registering securities in an initial public offering to meet the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee independence requirements. Under the initial public offering phase-in period, only one member of each committee is required to satisfy the heightened independence requirements at the time our registration statement becomes effective, a majority of the members of each committee must satisfy the heightened independence requirements within 90 days following the effectiveness of our registration statement, and all members of each committee must satisfy the heightened independence requirements within one year from the effectiveness of our registration statement.

Audit Committee

The Audit Committee’s purpose and powers are, to the extent permitted by law, to (a) retain, oversee and terminate, as necessary, the auditors of our Company, (b) oversee our Company’s accounting and financial reporting processes and the audit and preparation of our Company’s financial statements, (c) exercise such other powers and authority as are set forth in the charter of the Audit Committee of the Board, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board. The Audit Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

79

The Board has affirmatively determined that each member who serves on the Audit Committee meets the additional independence criteria applicable to Audit Committee members under SEC rules and Nasdaq listing rules. Our Board has adopted a written charter setting forth the authority and responsibilities of the Audit Committee consistent with the purposes and powers set forth above, which will be available on our principal corporate website located at www.vocodia.com concurrently with the consummation of this offering. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus. The Board has affirmatively determined that Lourdes Felix shall serve as chair and each member of the Audit Committee is financially literate, which also include Randall Miles and Ned L. Siegel. All three members meet the qualifications of an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. We believe that the functioning of the Audit Committee complies with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Compensation Committee

The Compensation Committee’s purpose and powers are, to the extent permitted by law, to (a) review and approve the compensation of the Chief Executive Officer of our Company and such other employees of our Company as are assigned thereto by the Board and to make recommendations to the Board with respect to standards for setting compensation levels, (b) exercise such other powers and authority as are set forth in a charter of the Compensation Committee of the Board, and (c) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Our Board has adopted a written charter setting forth the authority and responsibilities of the Compensation Committee consistent with the purposes and powers set forth above, which will be available on our principal corporate website at www.vocodia.com concurrently with the consummation of this offering.

The Compensation Committee consists of Lourdes Felix, Randall Miles and Ned L. Siegel. Ned L. Siegel serves as chairman of the Compensation Committee. The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to Compensation Committee members under SEC rules and Nasdaq listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee complies with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s purpose and powers are, to the extent permitted by law, to: (a) identify potential qualified nominees for director and recommend to the Board for nomination candidates for the Board, (b) develop our Company’s corporate governance guidelines and additional corporate governance policies, (c) exercise such other powers and authority as are set forth in a charter of the Nominating and Corporate Governance Committee of the Board, and (d) exercise such other powers and authority as shall from time to time be assigned thereto by resolution of the Board.

The Nominating and Corporate Governance Committee also has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

The Nominating and Corporate Governance Committee consists of Lourdes Felix, Randall Miles and Ned L. Siegel, Randall Miles serves as chairman of the Nominating and Corporate Governance Committee. Our Board has adopted a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee consistent with the purposes and powers set forth above, which will be available on our principal corporate website located at www.vocodia.com concurrently with the consummation of this offering.

80

The Nominating and Corporate Governance Committee consists of Ned L. Siegel, Lourdes Felix and Randall Miles, Ned L. Siegel serves as chairperson. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of our Company’s executive officers serves, or in the past has served, as a member of the board of directors or its compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or its Compensation Committee. None of the members of our Company’s compensation committee is, or has ever been, an officer or employee of our Company.

Code of Conduct

Effective upon the completion of this offering, our Board will adopt a new written Code of Conduct applicable to its employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The Code of Conduct will be available on our principal corporate website located at www.vocodia.com concurrently with the consummation of this offering. Any substantive amendments or waivers of the Code of Conduct or any similar code(s) subsequently adopted for senior financial officers may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus.

Board Leadership Structure and Risk Oversight

Our Board has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our Board to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.

Corporate Governance Guidelines

Effective upon the completion of this offering, our Board will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq, which will be available on our principal corporate website located at www.vocodia.com concurrently with the consummation of this offering. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information (nor use the same in deciding whether to purchase our shares of common stock) contained on, or that can be accessed through, our website as part of this prospectus.

Director Compensation

During the years ended December 31, 2022 and 2021, we did not compensate our independent directors for their service to our Company.

Additionally, for the year 2023, our independent directors, which include Lourdes Felix, Randall Miles and Ned L. Siegel, will be compensated as follows:

Lourdes Felix

For the year 2023, Lourdes Felix will be compensated in cash in the amount of $44,000. Lourdes Felix will also receive a quarterly fee of an additional $3,750 for her service as audit committee chair. Additionally, Lourdes Felix will receive 20,000 RSUs. The RSUs shall vest with respect to twenty five percent (25%) of the total number of RSUs (5,000) on the Effective Date, and twenty-five (25%) thereafter every three (3) month anniversary of the Effective Date, subject to Director’s continuous service to the Company through the applicable vesting date.

81

Randall Miles

For the year 2023, Randall Miles will be compensated in the amount of $120,000. Randall Miles will also receive a quarterly fee of an additional $3,000 for his service as compensation committee chair. Additionally, Randall Miles will receive 150,000 RSUs. The RSUs shall vest with respect to eight point three-three percent (8.33%) of the total number of RSUs (12,500) on the Effective Date and eight point three-three (8.33%) thereafter every three (3) month anniversary of the Effective Date until fully vested on the third (3rd) anniversary of the effective Date, subject to Director’s continuous service to the Company through the applicable vesting date.

Ned L. Siegel

For the year 2023, Ned L. Siegel will be compensated in the amount of $44,000. Ned L. Siegel will also receive a quarterly fee of an additional $3,000 for his service as nominating and corporate governance committee chair. Additionally, Lourdes Felix will receive 20,000 RSUs. The RSUs shall vest with respect to twenty five percent (25%) of the total number of RSUs (5,000) on the Effective Date, and twenty-five (25%) thereafter every three (3) month anniversary of the Effective Date, subject to Director’s continuous service to the Company through the applicable vesting date.

Compensation of Non-Employee Directors

Compensation for our directors is discretionary and is reviewed from time to time by our Board. Any determinations with respect to Board compensation are made by our Board. As of the date of this prospectus, we have not compensated our non-employee directors for their service to our Company and do not intend to do so upon the consummation of this offering.

Our Controlled Company Status

Because Mr. Podolak and Mr. Sposato each, individually, own 49.99% of the total shares outstanding. This percentage accounts for all of Mr. Sposato’s common and preferred shares, as well. Accordingly, we expect to be a “controlled company” as of the completion of this Offering under the Nasdaq rules. A controlled company is not required to have a majority of independent directors or form an independent compensation or nominating and corporate governance committee. After this offering, incorporating the 2,142,858 shares of common stock, Mr. Podolak and Mr. Sposato each, individually, will still own 49.99% of the total voting shares outstanding.

However, we intend to have a majority of independent directors on our board of directors and do not currently intend to utilize the exemptions provided by the Nasdaq rules. Nevertheless, for as long as we remain a “controlled company,” we could take advantage of these exemptions at any time. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Rules. In the event that we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in the Nasdaq Rules.

82

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid to, or accrued by, our named executive officers during the fiscal years ended December 31, 2021 and 2022.

Name and Principal Position	Year	Salary ($)(1)	Stock awards ($)(2)	Total ($)
Brian Podolak, Chief Executive Officer	2022	$150,000	$0	$150,000
	2021	$97,269.37		97,269.37
James Sposato, Chief Technology Officer(3)	2022	$150,000	$0	$150,000
	2021	$97,269.37		97,269.37
Mark Terrill, Chief Operating Officer(4)	2022	$175,000	$0	$175,000
	2021	$72,916		72,916
Richard Shuster, Chief Financial Officer(5)	2022	$175,000		175,000
	2021	$14,583		14,583

(1)	Salary amounts shown above are based on accrual of stock-based and annual compensation, where applicable.
(2)	The aggregate grant date fair value of the stock award was computed in accordance with FASB ASC Topic 718.
(3)	An additional stipend was granted to this executive for a car allowance. However, car allowance stipends granted to each executive did not, individually, exceed $10,000 per annum; thus, such stipends are excluded in the table above.
(4)	Mr. Terrill joined Vocodia in 2021.
(5)	Mr. Shuster joined Vocodia in December of 2021, which is why his salary was $14,583 for the year 2021.

2022 Equity Incentive Plan

Our 2023 Equity Incentive Plan (the “Plan”), governs equity awards to our employees, directors, consultants and other eligible participants. The Plan reserves a total of 2,840,000 shares of common stock (giving effect to our reverse stock split at a ratio of 1-for-1000, which was effective on October 21, 2022, but not the proposed stock split for incentive awards). The maximum number of shares that are subject to awards under the Plan is subject to an annual increase on the first day of each fiscal year, in an amount equal to 8,500,000 or a number of shares of our common stock equal to 4% of the prior year’s maximum number. Incentive awards generally may be issued to officers, key employees, consultants, and directors and include the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units.

Employment Agreements

On January 1, 2022, the Company and Mark Terrill entered into an Executive Employment Agreement, which, among other things, employs the Executive as Chief Operations Officer of the Company. Mr. Terrill shall be paid an initial salary of $175,000, plus an annual bonus in the amount of one percent (1%) of the net profits after tax of the Company.

83

On January 2, 2023, the Company and Brian Podolak entered into an Executive Employment Agreement, which, among other things, employs the Mr. Podolak as Chief Executive Officer of the Company. Mr. Podolak shall be paid an initial salary of $365,000,  plus an annual bonus of 50% of the base salary for such fiscal year and shall be payable to the extend the applicable performance goals are achieved. Further, on the effective date, Mr. Podolak shall be awarded 150,000 shares of the Company’s common stock issued upon execution of this Agreement. In addition, Mr. Podolak will be awarded an additional 200,000 stock options with an exercise price equal to the price of the Company’s common stock as set forth in the final registration statement for the offering, vesting biannually (every 6 months) over twenty-four (24) months with the first installment vesting six (6) months after the closing of the Company’s currently contemplated firm commitment underwritten public offering. Additionally, Mr. Podolak shall be awarded certain equity awards based on achieving the following milestones:

•	5,000 shares of Company common stock upon the closing of each acquisition post the company’s offering;

•	12,500 shares of Company common stock upon the Company achieving a first time total market valuation of $100 Million or more;

•	12,500 shares of Company common stock upon the Company achieving a first time total market valuation of $250 Million or more;

•	5,000 shares of Company common stock upon the Company achieving a positive earnings before interest, taxes depreciation and amortization (“EBITDA”) for the first time in any full calendar year; and

•	12,500 shares of Company common stock upon the Company achieving a positive EBITDA of $10 million for the first time in any calendar year.

On January 2, 2023, the Company and James Sposato entered into an Executive Employment Agreement, which, among other things, employs Mr. Sposato as Chief Technology Officer of the Company. Mr. Sposato will be paid an initial salary of $365,000, plus an annual bonus of 50% of the base salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved. Further, on the effective date, Mr. Sposato will be awarded 150,000 shares of the Company’s common stock issued upon execution of this Agreement. In addition, Mr. Sposato will be awarded an additional 200,000 stock options with an exercise price equal to the price of the Company’s common stock as set forth in the final registration statement for the offering, vesting biannually (every 6 months) over twenty-four (24) months with the first installment vesting six (6) months after the closing of the Company’s currently contemplated firm commitment underwritten public offering. Additionally, Mr. Sposato will be awarded certain equity awards based on achieving the following milestones:

•	5,000 shares of Company common stock upon the closing of each acquisition post the Company’s offering;

•	12,500 shares of Company common stock upon the Company achieving a first time total market valuation of $100 million or more;

•	12,500 shares of Company common stock upon the Company achieving a first time total market valuation of $250 million or more;

•	5,000 shares of Company common stock upon the Company achieving a positive EBITDA for the first time in any full calendar year; and

•	12,500 shares of Company common stock upon the Company achieving a positive EBITDA of $10 million for the first time in any calendar year.

Director Compensation:

During the years ended December 31, 2022 and 2021, we did not compensate our independent directors for their service to our Company.

Additionally, for the year 2023, our independent directors, which include Lourdes Felix, Randall Miles and Ned L. Siegel, our plan is to compensate our independent directors as follows:

For the year 2023, Lourdes Felix will be paid $44,000 in cash. Additionally, Lourdes Felix will receive a $15,000 cash fee for her service as audit committee chair, along with 20,000 Restricted Stock Units (“RSUs”), as defined in the Form of Restricted Stock Unit Agreement.

For the year 2023, Randall Miles will be paid $120,000 in cash. Additionally, Randall Miles will receive a $12,000 cash fee for his service as compensation committee chair, along with 150,000 RSUs.

For the year 2023, Ned L. Siegel will be paid $44,000 in cash. Additionally, Ned L. Siegel will receive a $12,000 cash fee for his service as nominating and corporate governance committee chair, along with 20,000 RSUs.

84

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of January 27, 2023, by each of our directors, each of our executive officers, all of our current directors and executive officers as a group, and each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

The number of shares of our common stock beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person. The percentage of shares beneficially owned is computed on the basis of 3,232,429 shares of our common stock outstanding as of the date of this prospectus (this does not include 173,000 shares of common stock upon the exercise of the outstanding warrants; none of our officers or directors hold any of these outstanding warrants).

Shares of our common stock that a person has the right to acquire within 60 days of the date of this prospectus, are generally deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

	Percentage of Shares of Common Stock Beneficially Owned
Name	Shares Prior Offering	Shares After Offering	Percentage After Offering
Directors and Executive Officers *
Brian Podolak (1)	750,000	750,000
James Sposato (1)	750,000	750,000
Mark Terrill (1)	150,000	150,000
Richard Shuster(1)	150,000	150,000

5% or More Shareholders:*
Life Line Distribution LLC(2)	187,500	187,500
Martin Taubman(3)	187,500	187,500

Total for All Directors and Officers:**	1,800,000	1,800,000

*Data presented is as of the date of this prospectus.

**The count of our common stock incorporates the preferred stock count, meaning one share of our preferred stock’s voting power equates to the voting power of 1,000 shares of our common stock.

(1)	The addresses for Brian Podolak, James Sposato, Mark Terrill, and Richard Shuster for the purposes of this disclosure is 6401 Congress Ave, Suite #160, Boca Raton, FL 33487.

(2)	Life Line Distribution, wholly owned by Joseph Torres, owns 150,000 shares of common stock and 37,500 shares of common stock warrants. The address of Life Line Distribution LLC is 1761 West Hillsborough Blvd., Deerfield Beach, FL 33432.

(3)	Martin Taubman, our Chief Strategy Officer, owns 150,000 shares of common stock and 37,500 shares of common stock warrants. The address of Martin Taubman is 1635 Renaissance Common Blvd., Apt. 209, Boynton Beach, FL 33426.

85

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Share of Common Stock Held by Legal Counsel

Carmel, Milazzo & Feil LLP (“CMF”), counsel to the Company in connection with this initial public offering, owns 6,000 shares of our common stock. These shares were acquired on March 31, 2022, pursuant to CMF’s retainer for legal representation for the restructuring and bridge offering for 6,000 shares of common stock due and earned upon execution the retainer.

Transactions with Related Persons

Except as described below and except for employment arrangements which are described under the section entitled “Executive Compensation” and “Recent Sales Of Unregistered Securities,” since our inception, there has not been, nor is there currently proposed, any transaction in which we are or were a participant, the amount involved exceeds the lesser of $120,000 or 1% of the average of the total assets at December 31, 2021 and 2020, and any of our directors, executive officers, holders of more than 5% of our common stock or any immediate family member of any of the foregoing had or will have a direct or indirect material interest.

Bill of Sale

On August 1, 2022, Brian Podolak and James Sposato, each an officer and director of the Company, assigned to the Company (the “Parties”) significant intellectual property pursuant to a Bill of Sale and Assignment entered into by the Parties (“Bill of Sale and Assignment”). The consideration for the assignment was 6,000,000 shares of the Company’s common stock. Mr. Podolak and Mr. Sposato each received 3,000,000 shares, respectively. The intellectual property consists of various systems, software and other core technology used in the Company’s business and operations.

Contribution Agreement

CFM was formerly owned by James Sposato, who is an officer and director of the Company. CFM was acquired by the Company from Mr. Sposato per the Contribution Agreement, dated August 1, 2022. In the Contribution Agreement, Mr. Sposato (“Contributor”), has contributed, assigned, transferred and delivered to Vocodia, the outstanding capital stock of CFM and Vocodia has accepted the contributed shares from the Contributor. As full consideration for the Contribution, Vocodia has paid the Contributor consideration in the amount of $10.

Related Person Transaction Policy

Prior to this offering, we have not had a formal policy regarding approval of transactions with related parties. We expect to adopt a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective immediately upon the consummation of this offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year-end for our last two completed fiscal years. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

86

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of conduct, officers and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

87

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following description of our Company’s capital stock and provisions of our articles of incorporation, as amended (“articles of incorporation”) and bylaws are summaries and are qualified by reference to our Company’s articles of incorporation and bylaws which are filed as exhibits to the registration statement of which this prospectus forms a part.

We are incorporated in the State of Wyoming. The rights of our shareholders are generally covered by Wyoming law and our articles of incorporation and bylaws. The terms of our capital tock are therefore subject to Wyoming law, including applicable Wyoming Statues and the Constitution of the State of Wyoming.

As of the date of this prospectus, the total number of shares of all classes of capital stock that our Company is authorized to issue is 500,000,000 shares, consisting of (i) 476,000,000 shares of common stock, par value $0.0001 per share, and (ii) 24,000,000 shares of preferred stock.

As of the date of this prospectus, our Company had outstanding 3,232,429 shares of common stock held by approximately 62 stockholders of record, and 4,000,000 shares of preferred stock outstanding. The foregoing does not include the effects of 173,000 outstanding warrants.

Common Stock

As of the date of this filing, the Company has authorized the issuance of 476,000,000 shares of common stock par value $0.0001 per share, of which 3,232,429 shares are issued and outstanding. The holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Each share of our common stock is entitled to one vote per share. In the event of our liquidation, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Holders of common stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of funds legally available for the payment of dividends. We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay any dividends in the foreseeable future.

Preferred Stock

Our Articles of Amendment to the Articles of Incorporation, dated October 21, 2022, provide that each share of preferred stock is entitled to 1,000 votes per share.

Warrants

The Company issued warrant securities in three exempt private offerings, all of which had warrant terms and conditions whose exercise periods have now expired.

(1) The Company’s private offering for 2,000,000 shares of the Company’s common stock for $1,150,000, which was open until June 25, 2021. The Subscription Purchase Agreement (the “SPA A”) matched each share of common stock purchased by a subscriber for $.50 per share, with a warrant to purchase one share of the Company’s common stock at an exercise price of $1.00. The warrant exercise period and the subscription period for SPA A have both expired.

(2) The Company’s private offering for 2,500,000 shares of the Company’s common stock for $5,000,000 which was open until September 28, 2021. The Subscription Purchase Agreement (the “SPA B”) matched each share of common stock purchased by a subscriber for $2.00 per share, with a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00. The warrant exercise period and the subscription period for the SPA B have both expired.

88

Listing

We are seeking to list our common stock on the Nasdaq upon our satisfaction of the exchange’s initial listing criteria. Upon approval to list our common stock on the Nasdaq Capital Market and we anticipate that the shares of common stock, will be listed on the Nasdaq under the symbol “VOCO”. No assurance can be given that our application will be approved. If our common stock is not approved for listing on the Nasdaq, we will not consummate this offering.

Transfer Agent

The Company’s transfer agent is Vstock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, NY 11598. The phone and fax numbers for the transfer agent are (212) 828-8436 and (646) 536-3179, respectively. The email address for the transfer agent is: info@vstocktransfer.com. Further information about the transfer agent is available at the website located at: https://www.vstocktransfer.com/

Indemnification of Directors and Officers

Each of our articles of incorporation and our bylaws provide for indemnification of our directors and officers. Our articles of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the Wyoming Business Corporation Act and must indemnify against all expenses, liability, and loss incurred in investigating, defending or participating in such proceedings. We have also entered into separate indemnification agreements with our directors and officers.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling our Company pursuant to the foregoing provisions, our Company has been informed that is it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

89

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the ownership and disposition of our common stock but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the “Internal Revenue Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. No ruling on the U.S. federal, state, or local tax considerations relevant to our operations or to the purchase, ownership or disposition of our shares, has been or will be requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, or under U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions, regulated investment companies or real estate investment trusts;

•	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

•	tax-exempt organizations or governmental organizations;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	partnerships or entities classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code;

•	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Internal Revenue Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to U.S. federal income special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

In addition, if a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

90

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty. The information provided herein does not constitute tax advice.

Non-U.S. Holder Defined

For purposes of this discussion, you are a non-U.S. holder (other than a partnership) if you are any holder other than:

•	an individual citizen or resident of the United States (for U.S. federal income tax purposes);

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any state thereof, or the District of Columbia, or other entity treated as such for U.S. federal income tax purposes;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a U.S. person.

Distributions

As described in the section entitled “Dividend Policy,” we have never declared or paid cash dividends on our common stock and do not anticipate paying any dividends on our common stock in the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “Gain on Disposition of Common Stock.”

Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any dividend paid to you generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, you must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. A non-U.S. holder of shares of our common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by you in the United States) are generally exempt from such withholding tax if certain certification and disclosure requirements are satisfied. In order to obtain this exemption, you must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

91

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, you generally will not be required to pay U.S. federal income tax on any gain recognized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the United States);

•	you are a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•	our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period preceding your disposition of our common stock, or (ii) your holding period for our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided you have timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes and therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise. Estate tax treaties between the U.S. and other countries often provide more favorable tax treatment to nonresidents by limiting the type of asset considered situated in the U.S. and subject to U.S. estate taxation. The test for whether an individual is a resident of the United States for U.S. federal estate tax purposes differs from the test used for U.S. federal income tax purposes. Some individuals, therefore, may be non-U.S. holders for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa. The gross estate of a non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

92

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Non-US holders generally are not subject to US information reporting or backup withholding. However, payments received in the United States or through US-related financial intermediaries of dividends or of proceeds on the disposition of stock made to you generally would be subject to information reporting and backup withholding at a current rate of 24% unless you establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Persons in doubt as to the necessity of furnishing any of these forms should consult their own tax advisors.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) imposes a U.S. federal income withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to “foreign financial institutions” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation and any applicable intergovernmental agreements on their investment in our common stock.

Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

93

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after this offering. Future sales of substantial amounts of our common stock in the public market, or the anticipation of these sales, could materially and adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through sales of equity or equity-related securities.

Only a limited number of shares of our common stock will be available for sale in the public market for a period of several months after completion of this offering due to contractual and legal restrictions on resale described below. Nevertheless, sales of a substantial number of shares of our common stock in the public market after such restrictions lapse, or the perception that those sales may occur, could materially and adversely affect the prevailing market price of our common stock. Although we are seeking to list our common stock on Nasdaq, we cannot assure you that our common stock will be listed on Nasdaq and if listed, there will be an active market for our common stock.

Of the shares to be outstanding immediately after the completion of this offering, we expect that the shares to be sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% stockholders. These restricted securities may be sold in the public market only if registered or pursuant to an exemption from registration, such as Rule 144.

As of the date of this prospectus, there are 3,232,429 shares of common stock outstanding of which, does not include the non-convertible preferred shares, which equates to 4,000,000 shares that are beneficially owned by officers and directors of the Company. This also does not include the 173,000 outstanding warrants.

Lock-up Agreements

All of our directors, executive officers and our security holders are subject to lock-up agreements that, subject to certain exceptions, prohibit them from directly or indirectly offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to purchase, granting any option, right or warrant to purchase or otherwise transferring or disposing of any shares of our common stock, options to acquire shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock, whether now owned or hereafter acquired, or entering into any swap or any other agreement or any transaction that transfer, in whole or in part, directly or indirectly, the economic consequence of ownership, for a period of six months following the effective date of the registration statement for this offering, without the prior written consent of the representative of the underwriters. These agreements are described in the section entitled “Underwriting.”

Rule 144

Affiliate Resales of Restricted Securities

Company affiliates must generally comply with Rule 144 if they wish to sell any shares of our common stock in the public market, whether or not those shares are “restricted securities.” “Restricted securities” are any securities acquired from us or one of our affiliates in a transaction not involving a public offering. All shares of our common stock issued prior to the closing of the offering made hereby, are considered to be restricted securities. The shares of our common stock sold in this offering are not considered to be restricted securities.

A person who has beneficially owned restricted shares of our common stock for at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale and is an affiliate of ours at such time would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our common stock then outstanding; or

94

•	1% of the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale; provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Non-Affiliate Resales of Restricted Securities

Any person or entity who is not an affiliate of ours and who has not been an affiliate of ours at any time during the three months preceding a sale is only required to comply with Rule 144 in connection with sales of restricted shares of our common stock.

Further, beginning 90 days after the effective date of the registration statement of which this prospectus is a part, a person who is not an affiliate of ours at the time such person sells shares of our common stock, and has not been an affiliate of ours at any time during the three months preceding such sale, and who has beneficially owned such shares of our common stock, as applicable, for at least six months but less than a year, is entitled to sell such shares so long as there is adequate current public information, as defined in Rule 144, available about us.

Resales of restricted shares of our common stock by non-affiliates are not subject to the manner of sale, volume limitation or notice filing provisions of Rule 144, described above.

95

UNDERWRITING

Alexander Capital, L.P. is acting as the sole book-running manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below, through the representative, have severally agreed to purchase, and we have agreed to sell to the underwriters, the following respective number of shares of common stock set forth opposite the underwriter’s name.

Underwriters	Number of Shares
Alexander Capital, L.P.
Total

We intend to enter into an underwriting agreement with the Representative in connection with this initial public offering. Subject to the terms and conditions of the underwriting agreement, the underwriters will buy all of the shares of our common stock if they buy any of them. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ overallotment option as described below. Our shares are offered subject to a number of conditions, including:

•	receipt and acceptance of our shares of common stock by the underwriters; and

•	the underwriters’ right to reject orders in whole or in part.

Over-allotment Option

If the underwriters sell more shares than the total number set forth in the table above, we have granted to the Representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to 15% or      additional shares at the initial public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

Underwriting Discount

Shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $     per share. If all of the shares are not sold at the initial offering price, the Representative may change the initial public offering price and the other selling terms. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

The underwriting discount is equal to the initial public offering price per share, less the amount paid by the underwriters to us per share. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters. We have agreed to sell the shares to the underwriters at the initial public offering price of $      per share, which represents the initial public offering price of our shares set forth on the cover page of this prospectus, which includes a seven percent (7%) underwriting discount. In the event any proceeds are received by the Company in the offering from investors identified and introduced by the Company, then the underwriting fee shall be reduced to four percent (4%) of the gross proceeds for those investors.

The following table shows the per share and total underwriting discount we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase up to additional shares.

96

		No Exercise		Full Exercise
Per Share	$		$
Total	$		$

We have agreed to pay the underwriters out-of-pocket accountable expenses, including fees and disbursements of their counsel, with respect to this offering, up to a maximum amount of $125,000, subject total actual accountable expenses up to $175,000. We have paid $15,000 to the Representative as an advance to be applied towards reasonable out-of-pocket expenses (the “Advance”). Any portion of the Advance shall be returned back to us to the extent not actually incurred. Additionally, one percent (1%) of the gross proceeds of the offering will be provided to the underwriters for non-accountable expenses.

We estimate that the total accountable expenses of the offering payable by us, not including the underwriting discount, will be approximately $     .

Determination of Initial Public Offering Price

Before this offering, there has been no public market for our common stock. Accordingly, the initial public offering price for the shares was negotiated between us and the Representative. Among the factors considered in these negotiations were:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	the prospectus for our Company and the industry in which we operate;

•	an assessment of our management;

•	our past and present financial and operating performance;

•	our prospectus for future earnings;

•	financial and operating information and market valuations of publicly traded companies engaged in activities similar to ours;

•	the prevailing conditions of the United States securities markets at the time of this offering; and

•	other factors deemed relevant

Neither we nor the Representative can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

Representative’s Warrants

In addition, pursuant to the underwriting agreement with the Representative, we agreed to issue warrants to the Representative or its designees to purchase a number of shares of our common stock equal to three percent (3%) of the aggregate number of shares of our common stock sold in this offering (including shares of common stock sold to cover over-allotments, if any). We are registering hereby the issuance of Representative’s Warrants and the shares of common stock issuable upon exercise of such warrants. Representative’s Warrants will be exercisable until the fifth anniversary date of the effective date of the registration statement (the “Warrant Exercise Term”). The Representative agrees that during the (1) year period following the effective date of the registration statement of which this prospectus forms a part, it will not transfer the Representative’s Warrants or the underlying shares of our common stock, except to the officers, partners or members of the Representative. Representative’s Warrants will be subject to a lock-up restriction pursuant to FINRA Rule 5110(e)(1) for a period of 180 days following the effective date of the registration statement. Representative’s Warrants shall be exercisable at a price per unit equal to one hundred and twenty percent (120%) of the initial public offering price of the common shares and shall be exercisable at any time from time to time, in whole or in part, during the Warrant Exercise Term. Representative’s Warrants contain standard terms and conditions, including, a cashless exercise provision, and customary anti-dilution and exercise provisions.

Lock-Up Agreement

Our executive officers and directors have agreed with the underwriters not to sell, transfer or dispose of any common stock or similar securities for six months following the effective date of the registration statement for this offering without the prior written consent of the Representative. Any other holders of more than 5% of the outstanding shares of our common stock have also agreed with the underwriters not to sell, transfer or dispose of any common stock or similar securities for six months following the effective date of the registration statement for this offering without the prior written consent of the underwriters.

97

Right of First Refusal

For a period of twelve (12) months from the closing date of this offering, the Representative will have an irrevocable right of first refusal, in its sole discretion, to act as sole investment banker, sole book-runner, and/or sole placement agent for all future public and private equity and debt offerings, including all equity-linked financings, other than in connection with certain current offerings being made by us (each, a “Subject Transaction”) on terms and conditions customary to the Representative for such transactions. The Representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. The Company may not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the Representative.

Indemnification

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the underwriters may be required to make in respect of those liabilities.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

No Public Market

Prior to this offering, there has not been a public market for our common stock in the U.S. and the public offering price for our common stock will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering or that an active trading market for our common stock will develop and continue after this offering.

Stock Exchange

We are seeking to list our common stock on the Nasdaq Capital Market under the symbol “VOCO”.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters of this offering, or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors. The underwriters may agree to allocate a number of ordinary shares for sale to its online brokerage account holders.

98

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock during and after this offering, including:

•	stabilizing transactions;

•	short sales;

•	over-allotment transactions;

•	purchases to cover positions created by short sales;

•	imposition of penalty bids; and

•	syndicate covering transactions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions, and penalty bids may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of the ordinary shares. As a result, the price of the ordinary shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the ordinary shares. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

99

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

100

LEGAL MATTERS

The validity of the common stock offered by us in this offering will be passed upon for us by Carmel, Milazzo & Feil LLP, New York, NY. Certain legal matters will be passed upon for the underwriters by Sullivan & Worcester LLP, New York, NY.

Interests of named experts and counsel

Carmel, Milazzo & Feil LLP owns 6,000 shares of our common stock.

EXPERTS

The combined financial statements of Vocodia Holdings Corp (including CFM) as of December 31, 2021 and 2020, applicable interim periods, respectively, have been included in this Registration Statement and have been so included in reliance on the report of Daszkal Bolton LLP, an independent registered public accounting firm, (such report including an explanatory paragraph regarding our ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our shares of common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

Registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website located at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission.

101

Combined Financial Statements for December 31, 2021

and September 30, 2022 (unaudited)

Vocodia Holdings Corp

VOCODIA HOLDINGS CORP
INDEX TO FINANCIAL STATEMENTS

F-1

Vocodia Holdings Corp

Combined Balance Sheets

December 31, 2021 and September 30, 2022 (unaudited)

	December 31, 2021	September 30, 2022
		(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$638,641	$853,121
Accounts receivable, net	-	41,450
Other receivables	-	12,494
Prepaid expenses and other current assets	45,960	92,272
Total Current Assets	684,601	999,337

Property and equipment, net	33,319	28,685

Intangibles & Other Assets
Right-of-use assets, net	499,714	433,749
Software development costs, net	463,822	965,694
Other assets	126,073	21,859
Total Intangibles & Other Assets	1,089,609	1,421,302

TOTAL ASSETS	$1,807,529	$2,449,324

LIABILITIES AND SHAREHOLDERS EQUITY
Current Liabilities
Accounts payable and accrued expenses	$157,712	$341,485
Notes payable, net	-	1,276,151
Operating lease liability, current portion	85,887	95,527
Total Current Liabilities	243,599	1,713,164

Non-current Liabilities
Operating lease liability, less current portion	437,350	365,026
Total Non-Current Liabilities	437,350	365,026
TOTAL LIABILITIES	680,949	2,078,190

Shareholders’ Equity
Common stock and additional paid-in capital, $0.0001 par value: 96,000,000 shares authorized; 51,560,000 and 54,763,575 shares issued and outstanding at December 31, 2021 and September 30, 2022, respectively	5,156	5,476
Additional paid-in capital	5,954,944	10,938,777
Accumulated deficit	(4,833,520)	(10,573,121)
Total shareholders' equity	1,126,580	371,132

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$1,807,529	$2,449,321

See accompanying notes to combined financial statements.

F-2

Vocodia Holdings Corp

Statement of Operations

September 30, 2021 and September 30, 2022 (unaudited)

	September 30, 2021	September 30, 2022
	(Unaudited)	(Unaudited)

Net Sales	$-	$156,607
Cost of Sales	2,618	252,955
Gross Loss	(2,618)	(96,348)

SG&A
General & Administrative Expenses	807,161	1,702,751
Advertising	160,275	321,215
Salaries and Wages	327,503	1,404,125
Services	643,972	2,196,805
Depreciation and amortization	1,523	5,564
Total SG&A	1,940,434.00	5,630,459.75

Operating Loss	(1,943,052)	(5,726,807)

Other Income (Expenses)
Gain (Loss) on Investment	116,875	-
Interest Expense	-	12,794
Total Other Income (Expenses)	116,875	12,794

Earnings Before Taxes	(2,059,927)	(5,739,601)

Federal Income Tax	-	-
State Income Tax	-	-
Net Loss	$(2,059,927.00)	$(5,739,601.33)

See accompanying notes to combined financial statements.

F-3

Vocodia Holdings Corp

Statements of Stockholders’ Equity

December 31, 2021 and September 30, 2022 (unaudited)

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total

Balance, December 31, 2020	-	$-	$-	$521	$521

Stock issuance to founders	47,405,000	4,741	-	-	4,741

Stock issuance for cash	4,155,000	416	4,954,944	-	4,955,360

Stock compensation	-	-	1,000,000	-	1,000,000

Net loss	-	-	-	(4,834,041)	(4,834,041)

Balance, December 31, 2021	51,560,000	$5,156	$5,954,944	$(4,833,520)	$1,126,580

Stock issuance	1,933,575	193	2,991,950	-	2,992,143

Non-employee stock compensation	1,270,000	127	1,826,373	-	1,826,500

Issuance of warrants	-	-	165,510	-	165,510

Net loss	-	-	-	(5,739,601)	(5,739,601)

Balance, September 30, 2022	54,763,575	$5,476	$10,938,777	$(10,573,121)	$371,132

See accompanying notes to combined financial statements.

F-4

Vocodia Holdings Corp

Combined Statement of Cash Flows

For the Year Ended December 31, 2021 and the Period Ended September 30, 2022 (unaudited)

		(unaudited)
	December 31,	September 30,
	2021	2022

Cash flows from operating activities:
Net loss	$(4,834,041)	$(5,739,601)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	3,311	5,564
Amortization of right-of-use assets	-	65,965
Amortization of capitalized software costs	-	-
Amortization of debt issuance costs	-	6,417
Non-employee stock compensation	-	1,826,500
Stock compensation	1,000,000	-
Changes in operating assets and liabilities:
Account receivable, net	-	(41,450)
Other receivables	-	(12,493)
Prepaid expenses and other assets	(45,960)	(46,312)
Right-of-use assets	(499,714)	-
Other assets	(126,073)	104,214
Accounts payable and accrued expenses	156,532	183,773
Operating lease liability	523,237	(62,684)
Net cash used in operating activities	(3,822,708)	(3,710,107)

Cash flows from investing activities:
Purchase of property and equipment	(36,630)	(929)
Software development costs	(463,822)	(501,872)
Net cash used in investing activities	(500,452)	(502,801)

Cash flows from financing activities:
Proceeds from issuance of common stock	4,960,100	2,992,143
Payment of debt issuance costs	-	(145,050)
Issuance of notes payable	-	1,580,294
Net cash provided by financing activities	4,960,100	4,427,387

Net increase in cash, cash equivalents and restricted cash	636,940	214,480

Cash, cash equivalents and restricted cash, beginning balances	1,701	638,641

Cash, cash equivalents and restricted cash, ending balances	$638,641	$853,121

	0	(0)

F-5

Vocodia Holdings Corp

Notes to Financial Statements

Note 1 – Description of Business

Vocodia Holdings Corp (“Vocodia”) was incorporated in the State of Wyoming on April 27, 2021 and is a conversational artificial intelligence (“AI”) technology provider. Vocodia’s technology is used to increase sales and drive conversions for their product or service.

Click Fish Media, Inc. (“CFM”) was incorporated in the State of Florida on November 29, 2019 and is an IT services provider.

The combined financial statements include the accounts of Vocodia and CFM (collectively, the “Company”) which are combined as they are under common control with certain shareholders of Vocodia.

Note 2 – Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of Vocodia and CFM (collectively the “Company”) which are combined as they are under common control with certain shareholders of Vocodia. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the combined financial statements are prepared. On an ongoing basis, the Company evaluates its estimates, including those related to insurance adjustments and provisions for doubtful accounts. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could materially differ from those estimates.

Revenue Recognition and Sales Returns

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), which requires the Company to recognize revenue in an amount that reflects the consideration to which it expects to be entitled in exchange for the transfer of promised goods or services to customers. ASC 606, as amended, defines a five-step process to achieve this core principle: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. This update is effective for annual reporting periods beginning after September 15, 2019.

The Company’s revenues are derived from two sources: (1) implementation fees, and (2) offering its software as a service on a recurring monthly basis. Implementation fees are charged for setting up or calibrating its software so that the AI can be used by the customer for its particular use case, and are usually a one time cost. The recurring monthly fees are charged for the ongoing use of the AI to continue to call/prospect for the company’s customers, and are charged on a monthly recurring basis.

F-6

Note 2 – Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line methods over the useful lives of the assets. Expenditures for major betterments and additions are charged to the property and equipment accounts, while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are charged to expense. The carrying amounts of assets that are sold or retired and their related accumulated depreciation are removed from the accounts in the year of disposal, and any resulting gain or loss is reflected in income.

Software Development Costs

In accordance with ASC 350-40, Internal Use Software, the Company capitalizes certain internal use software development costs associated with creating and enhancing internally developed software related to its platforms. Software development activities generally consist of three stages (i) the research and planning stage, (ii) the application and development stage, and (iii) the post-implementation stage. Costs incurred in the planning and postimplementation stages of software development, or other maintenance and development expenses that do not meet the qualification for capitalization are expensed as incurred. Costs incurred in the application and infrastructure development stage, including significant enhancements and upgrades, are capitalized. These costs include personnel expenses for employees or consultants who are directly associated with and who devote time to software projects, and external direct costs of materials obtained in developing the software. These software developments and acquired technology costs will be amortized on a straight-line basis over the estimated useful life upon the “go-live” date.

Long-Lived Assets

The Company reviews its long-lived assets for possible impairment at least annually, and more frequently if circumstances warrant. Impairment is determined to exist when estimated amounts recoverable through future cash flows from operations on an undiscounted basis, are less than long lived assets carrying value. If a longed-lived asset is determined to be impaired, it is written down to its estimated fair value to the extent that the carrying amount exceeds the fair value of the long-lived asset. The Company did not recognize any impairment losses during the nine months ended September 30, 2021 and 2022.

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, including cash, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

F-7

Note 2 – Summary of Significant Accounting Policies, continued

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains deposit balances at financial institutions. Accounts at these financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company generally limits its exposure by placing its deposits with quality financial institutions. At December 31, 2021 and September 30, 2022, the Company had approximately $629,000 and $587,000, respectively, exceeding the FDIC limit of $251,000. The Company does not anticipate any loss on these funds.

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses totaled approximately $160,000 and $282,000 for the nine months ended September 30, 2021 and 2022, respectively.

Income Taxes

The Company accounts for income tax under the provisions of ASC 740, Income Taxes. The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At September 30, 2021 and 2022, the Company had no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company’s tax years subject to examination by tax authorities generally remain open for three (3) years from the date of filing.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets are required to be reduced by a valuation allowance to the extent that, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized.

Right-of-Use Assets

The Company records leases in accordance with ASC 842. ASC 842 establishes a right-of-use (“ROU”) model that requires the Company to record a ROU asset and a lease liability on the combined balance sheets for all leases with terms longer than 12 months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the combined statements of operations and the combined statements of changes in stockholders’ equity.

The Company’s leases consist of a non-cancelable operating lease that relates to a real estate rental agreement entered into starting August 2021.

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).

The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances. For the reference rate, the Company used the seven-year mortgage interest rate.

F-8

Date of Management's Review

Management has evaluated events and transactions occurring subsequent to the date of the combined financial statements for matters requiring recognition or disclosure in the combined financial statements. The accompanying combined financial statements consider events through January 27, 2023, which is the date the combined financial statements were available to be issued.

Note 3 – Property and Equipment

Property and equipment consisted of the following:

	Estimated Useful	December 31,	September 30,
	Lives (in Years)	2021	2022

Furniture and fixtures	5	$27,877	$27,877
Computer equipment	5	8,753	9,684
Total property and equipment		36,630	37,561
Less: accumulated depreciation and amortization		(3,311)	(8,876)
Property and equipment, net		$33,319	$28,685

Depreciation and amortization expense relating to property and equipment totaled approximately $1,500 and $5,600 during the nine months ended September 30, 2021 and 2022 respectively.

F-9

Note 4 – Software Development Costs

Software development costs consisted of the following:

	December 31,	September 30,
	2021	2022

Data platforms and systems development	$463,822	$965,694
Less: accumulated amortization	-	-
Software development costs, net	$463,822	$965,694

There was no amortization expense relating to software and development costs as the software was not in use for the period ending December 30, 2021 and September 30, 2022.

Future amortization expense of software development costs are as follows:

For the year ended December 31, 2022	$241,424
For the year ended December 31, 2023	321,898
For the year ended December 31, 2024	321,898
For the year ended December 31, 2025	321,898
$965,694

Note 5 – Operating Leases

Right-of-Use Assets

Right-of-use assets consisted of the following:

	December 31,	September 30,
	2021	2022

Non-current assets:
Right-of-use assets, net of amortization	$499,714	$433,749

Operating lease expense during the periods ended September 30, 2021 and 2022 totaled approximately $53,000 and $101,000, respectively, and is primarily included in operating expenses on the accompanying combined statements of operations and comprehensive loss.

F-10

Note 5 – Operating Leases, continued

Maturity of Operating Leases

The following table represents a reconciliation of the undiscounted future minimum lease payments under the lease to the amounts reported as a financial lease liability on the combined balance sheets at September 30, 2022:

Undiscounted future minimum lease payments for the quarter ended September 30, 2022	$30,562

Undiscounted future minimum lease payments for the periods ending December 31.
2023	123,278
2024	125,782
2025	128,362
2026	119,969
Total lease payments	527,953
Less: imputed interest	(67,400)
Total operating lease liability	460,553
Operating lease liability, current portion	95,527
Operating lease liability, net of current portion	$365026

The table below presents lease-related terms and discount rates at September 30, 2022:

Weighted average remaining lease term	4.17 yrs
Incremental borrowing rate	6.50%

F-11

Note 6 – Income Taxes

Components of income tax expense (benefit) are as follows for the years ended December 31, 2021 and the nine months ended September 30, 2022:

	December 31,	September 30,
	2021	2022

Current tax expense:
Current Income Tax Expense - federal	$-	$-
Current Income Tax Expense - state	-	-
Total current tax expense	$-	$-

Deferred tax expense:
Deferred Income Tax Expense - federal	$-	$-
Deferred Income Tax Expense - state	-	-
Total Deferred tax expense	$-	$-

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities are as follows at December 31, 2021 and September 30, 2022:

	December 31,	September 30,
	2021	2022

Deferred tax assets:
Net Operating loss Carryforward	$874,730	$2,480,032
Capital loss Carryover	463,450	463,450
Net Lease Liability	6,400	6,793
Total deferred tax assets	$1,344,580	$2,950,275

Deferred tax liabilities:
Depreciation	$(126,000)	$(80,742)
Amortization	-	-
Total deferred tax liabilities	(126,000)	(80,742)

Less: valuation allowance	(1,218,580)	(2,869,533)
Net deferred tax assets	$-	$-

The Company will have approximately $3,525,000 and $9,785,000 of gross net operating loss carry-forwards at December 31, 2021 and September 30, 2022, respectively. Net deferred tax assets are mainly comprised of temporary differences between financial statement carrying amount and tax basis of assets and liabilities.

F-12

Note 6 – Income Taxes, continued

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 2021 and September 30, 2022, respectively, a full valuation allowance was recognized.

In addition, the Company performed a comprehensive review of its uncertain tax positions and determined that no adjustments were necessary relating to unrecognized tax benefits at December 31, 2021 and September 30, 2022. The Company's federal and state income tax returns are subject to examination by taxing authorities for three years after the returns are filed, and as such the Company's federal and state income tax returns remain open to examination.

The reconciliation of the income tax benefit is computed at the U.S. federal statutory rate as follows:

Federal statutory income tax at 21%	21.00%
State income taxes, net of federal benefits	-4.35%
Application of a full valuation allowance	-16.66%
-0.01%

Note 7 – Commitments and Contingencies

Commercial Matters

From time to time, the Company may become subject to threatened and/or asserted claims arising in the ordinary course of business. Management is not aware of any matters, either individually or in the aggregate, that are reasonably likely to have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

COVID-19 Pandemic

In March 2020, a global pandemic was declared by the World Health Organization as a result of the rapidly growing outbreak of the coronavirus (“COVID-19”). The pandemic has significantly impacted the economic conditions by disrupting supply chains and affecting production and sales across a range of industries. The extent of the effects of COVID-19 on the Company’s operating and financial performance cannot be predicted at this time, as they are dependent on many factors, including, but not limited to, (i) the duration and spread of the outbreak, (ii) the impact on the Company’s customers and vendors, management personnel and service providers, and (iii) the impact on the local, state, national and global economies.

F-13

Note 8 – Issuance of Convertible Notes Payable

"From July 8, 2022 through September 29, 2022, the Company issued approximately $1,580,000 in original issue discount senior secured convertible notes (together, the "Notes" or "Agreements"). The Notes bear interest at an annualized rate of 15%. The notes mature nine months after the original issue date of the Notes, whereupon all outstanding principal and accrued interest is due to the holders of the Notes.

The Notes include a conversion feature, whereupon a Liquidity Event (as defined in the Agreements), the Notes may be payable to the holders by the Company delivering to the holders shares of common stock equal to the payment amount due at maturity divided by the conversion price. As defined in the agreement, the conversion price is the product of the offering price per share of common stock paid in a Liquidity Event and a 0.65 discount.

In connection with the issuance of the Notes, the Company issued common stock purchase warrants to the holders of the Notes (the ""Warrants""). The Warrants give the holders the right, but not the obligation, to purchase shares of the Company obtained by dividing 50% of the original principal amount of the Notes by the offering price per share of common stock paid in a Liquidity Event. The exercise price of the warrants are equal to the product of the conversion price of the Notes and 120%. The Warrants expire five years from the issuance date. These Warrants have been accounted for in accordance with ASC 815-40 and are included as a component of Additional Paid-in Capital by its fair value amounting to approximately $331,000.

Through September 30, 2022 and the date these financial statements have been made available, the conversion feature of the Notes has not been exercised and no Warrants have been exercised.

Notes payable, net consisted of the following:

September 30,
2022

Original issue discount notes	$1,580,294
Less: debt issuance costs	(145,050)
Plus: amortization debt issuance costs	6,417
Less: value of warrants	(165,510)
Notes payable, net	$1,276,151

F-14

Note 9 – Subsequent Events

From September 30, 2022 through December 31, 2022, the Company issued approximately$580,000 in additional notes upon the same terms as previously issued convertible Notes, described in Note 8.

The Warrants associated with these subsequent issuances of Notes will be accounted for in accordance with ASC 815-40 and will be included as a component of Additional Paid-in Capital by its fair value amounting to approximately $52,000.

Through December 31, 2022, the conversion feature of the Notes has not been exercised and no Warrants have been exercised.

F-15

Combined Financial Statements for the Years Ended
December 31, 2021 and 2020

Vocodia Holdings Corp

VOCODIA HOLDINGS CORP
INDEX TO FINANCIAL STATEMENTS

F-16

Report of Independent Registered Public Accounting Firm

To the Board of Directors and
Stockholders of Vocodia Holdings Corp

Boca Raton, Florida

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Vocodia Holdings Corp (the Company) at December 31, 2021 and 2020 and the related combined statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the combined financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the combined financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the combined financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-17

Intangible Assets Impairment Assessments

As described in Note 4 to the combined financial statements, the Company has intangible assets of approximately $464,000 at December 31, 2021. In most cases, no directly observable market inputs are available to measure the fair value to determine if the assets are impaired. Therefore, an estimate is derived indirectly and is based on net present value techniques utilizing post-tax cash flows and discount rates. The estimates that management used in calculating the net present values depend on assumptions specific to the nature of the development activities with regard to the amount and timing of projected future cash flows; long-term forecasts; actions of competitors, future tax and discount rates.

The principal considerations for our determination that performing procedures relating to the intangible assets impairment assessment is a critical audit matter are the significant judgment by management when developing the net present value of the intangible assets. This in turn led to a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating management’s significant assumptions related to the amount and timing of projected future cash flows and the discount rate. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the combined financial statements. These procedures included testing management’s process for developing the fair value estimate; evaluating the appropriateness of the net present value techniques; testing the completeness and accuracy of underlying data used in the model; and evaluating the significant assumptions used by management, including the amount and timing of projected future cash flows and the discount rate. Evaluating management’s assumptions related to the amount and timing of projected future cash flows and the discount rate involved evaluating whether the assumptions used by management were reasonable considering the current and past performance of the intangible assets, the consistency with external market and industry data, and whether these assumptions were consistent with evidence obtained in other areas of the audit.

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP

We have served as the Company’s auditor since 2020

Boca Raton, Florida

August 24, 2022

F-18

Vocodia Holdings Corp

Combined Balance Sheets

December 31, 2021 and 2020

	2021	2020
ASSETS
Current assets:
Cash	$638,641	$1,701
Prepaid expenses and other current assets	45,960	—
Total current assets	684,601	1,701
Property and equipment, net	33,319	—
Other assets:
Right-of-use assets, net	499,714	—
Software development costs, net	463,822	—
Other assets	126,073
Total other assets	1,089,609	—
Total assets	$1,807,529	$1,701

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$157,712	$1,180
Operating lease liability, current portion	85,887	—
Total current liabilities	243,599	1,180
Long-term liabilities:
Operating lease liability, less current portion	437,350	—
Total liabilities	680,949	1,180
Commitments and contingencies
Stockholders’ (deficit) equity;
Common stock, $0.0001 par value, 96,000,000 shares authorized, 51,560,000 voting shares issued and outstanding	5,156	—
Preferred Stock, $0.0001 par value, 24,000,000 shares authorized, 4,000,000 shares issued and outstanding, actual; 4,000,000 shares issued and outstanding, as adjusted
Additional paid-in capital	5,954,944	—
Accumulated deficit	(4,833,520)	521
Total stockholders’ equity	1,126,580	521
Total liabilities and stockholders’ equity	$1,807,529	$1,701

See accompanying notes to combined financial statements.

F-19

Vocodia Holdings Corp

Combined Statements of Operations

For the Years Ended December 31, 2021 and 2020

	2021	2020
Revenues	$34,242	$30,361
Cost of revenues	32,736	17,300
Gross profit	1,506	13,061
Operating expenses:
General and administrative	1,176,464	12,540
Stock compensation expense	1,000,000	—
Payroll and related expenses	742,634	—
Services	443,342	—
Advertising	292,921	—
Depreciation and amortization	3,311	—
Total operating expenses	3,658,672	12,540
Loss from (operations) income	(3,657,166)	521
Other expense:
Loss on investment	(1,176,875)	—
(Loss) income before income taxes	(4,834,041)	521
Income tax expense	—	—
Net (loss) income	$(4,834,041)	$521

See accompanying notes to combined financial statements.

F-20

Vocodia Holdings Corp

Combined Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2021 and 2020

	Common Stock		Additional Paid-in	Retained Earnings
	Shares	Amount	Capital	(Deficit)	Total
Balance, December 31, 2019	—	$—	$—	$—	$—
Net loss	—	—	—	521	521
Balance, December 31, 2020	—	—	—	521	521
Stock issuance to founders	47,405,000		—	—	4,741
Stock issuance for cash	4,155,000	416	4,954,944	—	4,955,360
Stock compensation	—	—	1,000,000	—	1,000,000
Net loss	—	—	—	(4,834,041)	(4,834,041)
Balance, December 31, 2021	51,560,000	$5,156	$5,954,944	$(4,833,520)	$1,126,580

See accompanying notes to combined financial statements.

F-21

Vocodia Holdings Corp

Combined Statements of Cash Flows
For the Years Ended December 31, 2021 and 2020

	2021	2020
Cash flows from operating activities:
Net (loss) income	(4,834,041)	521
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	3,311	—
Stock compensation	1,000,000	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(45,960)	—
Right-of-use assets	(499,714)	—
Other assets	(126,073)	—
Accounts payable and accrued expenses	156,532	1,180
Operating lease liability	523,237	—
Net cash (used in) provided by operating activities	(3,822,708)	1,701

Cash flows from investing activities:
Purchase of property and equipment	(36,630)	—
Software development costs	(463,822)	—
Net cash used in investing activities	(500,452)	—

Cash flows from financing activities:
Proceeds from issuance of common stock	4,960,100	—
Net increase in cash	636,940	1,701

Cash, beginning of year	1,701	—
Cash, end of year	638,641	1,701

 See accompanying notes to combined financial statements.

F-22

Vocodia Holdings Corp

Notes to Financial Statements

Note 1 – Description of Business

Vocodia Holdings Corp (“Vocodia”) was incorporated in the State of Wyoming on April 27, 2021 and is a conversational artificial intelligence (“AI”) technology provider. Vocodia’s technology is used to increase sales and drive conversions for its product or service.

Click Fish Media, Inc. (“CFM”) was incorporated in the State of Florida on November 26, 2019 and is an IT services provider.

The combined financial statements include the accounts of Vocodia and CFM (collectively, the “Company”) which are combined as they are under common control with certain shareholders of Vocodia.

Note 2 – Summary of Significant Accounting Policies

Principles of Combination

The combined financial statements include the accounts of Vocodia and CFM (collectively, the “Company”) which are combined as they are under common control with certain stockholders of Vocodia. All significant intercompany balances and transactions have been eliminated in combination and consolidation.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the combined financial statements are prepared. On an ongoing basis, the Company evaluates its estimates, including those related to insurance adjustments and provisions for doubtful accounts. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could materially differ from those estimates.

Preferred Stockholders

The only rights that preferred stockholders have which differentiate them from common stockholders, are the 1000 to 1 voting rights. The remainder of the rights for both classes of stockholders are the same, outside of the voting rights as referenced hereinabove.

Revenue Recognition and Sales Returns

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), which requires the Company to recognize revenue in an amount that reflects the consideration to which it expects to be entitled in exchange for the transfer of promised goods or services to customers. ASC 606, as amended, defines a five-step process to achieve this core principle: (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. This update is effective for annual reporting periods beginning after December 15, 2019.

The Company’s revenues are derived from two sources: (1) implementation fees, and (2) offering its software as a service on a recurring monthly basis. Implementation fees are charged for setting up or calibrating its software so that the AI can be used by the customer for its particular use case, and are usually a one-time cost. The recurring monthly fees are charged for the ongoing use of the AI to continue to call/prospect for the company’s customers, and are charged on a monthly recurring basis.

F-23

Vocodia Holdings Corp

Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line methods over the useful lives of the assets. Expenditures for major betterments and additions are charged to the property and equipment accounts, while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are charged to expense. The carrying amounts of assets that are sold or retired and their related accumulated depreciation are removed from the accounts in the year of disposal, and any resulting gain or loss is reflected in income.

Software Development Costs

In accordance with ASC 350-40, Internal Use Software, the Company capitalizes certain internal use software development costs associated with creating and enhancing internally developed software related to its platforms. Software development activities generally consist of three stages (i) the research and planning stage, (ii) the application and development stage, and (iii) the post-implementation stage. Costs incurred in the planning and postimplementation stages of software development, or other maintenance and development expenses that do not meet the qualification for capitalization are expensed as incurred. Costs incurred in the application and infrastructure development stage, including significant enhancements and upgrades, are capitalized. These costs include personnel expenses for employees or consultants who are directly associated with and who devote time to software projects, and external direct costs of materials obtained in developing the software. These software developments and acquired technology costs will be amortized on a straight-line basis over the estimated useful life upon the “go-live” date.

Long-Lived Assets

The Company reviews its long-lived assets for possible impairment at least annually, and more frequently if circumstances warrant. Impairment is determined to exist when estimated amounts recoverable through future cash flows from operations on an undiscounted basis, are less than long-lived assets carrying value. If a long-lived asset is determined to be impaired, it is written down to its estimated fair value to the extent that the carrying amount exceeds the fair value of the long- lived asset. The Company did not recognize any impairment losses during the years ended December 31, 2021 and 2020.

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, including cash, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains deposit balances at financial institutions. Accounts at these financial institutions are insured by the Federal Deposit Insurance Corporation (“FDIC”). The Company generally limits its exposure by placing its deposits with quality financial institutions. At December 31, 2021 and 2020, the Company had approximately $251,000 and $0, respectively, exceeding the FDIC limit of $250,000. The Company does not anticipate any loss on these funds.

F-24

Vocodia Holdings Corp

Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Advertising

The Company expenses advertising costs as they are incurred. Advertising expenses totaled approximately $293,000 and $0 for the years ended December 31, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income tax under the provisions of ASC 740, Income Taxes. The Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At December 31, 2021 and 2020, the Company had no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. The Company’s tax years subject to examination by tax authorities generally remain open for three (3) years from the date of filing.

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Deferred tax assets are required to be reduced by a valuation allowance to the extent that, based on the weight of available evidence, it is more likely than not that the deferred tax assets will not be realized.

Right-of-Use Assets

The Company records leases in accordance with ASC 842. ASC 842 establishes a right-of-use (“ROU”) model that requires the Company to record a ROU asset and a lease liability on the combined balance sheets for all leases with terms longer than twelve (12) months. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the combined statements of operations and the combined statements of changes in stockholders’ equity.

The Company’s leases consist of a non-cancelable operating lease that relates to a real estate rental agreement entered into starting August 2021.

The Company determines the present value of minimum future lease payments for operating leases by estimating a rate of interest that it would have to pay to borrow on a collateralized basis over a similar term, an amount equal to the lease payments and a similar economic environment (the “incremental borrowing rate” or “IBR”).

The Company determines the appropriate IBR by identifying a reference rate and making adjustments that take into consideration financing options and certain lease-specific circumstances. For the reference rate, the Company used the seven-year mortgage interest rate.

F-25

Vocodia Holdings Corp

Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Date of Management's Review

Management has evaluated events and transactions occurring subsequent to the date of the combined financial statements for matters requiring recognition or disclosure in the combined financial statements. The accompanying combined financial statements consider events through August 24, 2022, which is the date the combined financial statements were available to be issued.

Note 3 – Liquidity, Capital Resources, And Going Concern

The accompanying combined financial statements have been prepared on the basis that the Company will continue as a going concern. The principal sources of liquidity at December 31, 2021, consists of existing cash of approximately $638,641. During the year ended December 31, 2021, the Company used $3,822,708 of cash for operating activities and reported a net loss of $4,834,041.

Management recognizes that the Company must obtain additional resources to successfully implement the Company’s business plan. To date, we have received funding in the form of equity investments, and we plan to seek additional funding in the future. However, no assurances can be given that we will be successful in raising additional capital. If we are not able to timely and successfully raise additional capital, the financial condition and results of operations will continue to be materially affected. These combined financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities.

Note 4 – Property and Equipment

Property and equipment consisted of the following at December 31:

	Estimated Useful Lives (in Years)	2021	2020
Furniture and fixtures	5	$27,877	$—
Computer equipment	5	8,753	—
Total property and equipment		36,630	—
Less: accumulated depreciation and amortization		(3,311)	—
Property and equipment, net		$33,319	$—

Note 5 – Software Development Costs

Software development costs consisted of the following at December 31:

	2021	2020
Data platforms and systems development	$463,822	$—
Less: accumulated amortization	—
Software development costs, net	$463,822	$—

There was no amortization expense relating to software and development costs as the software was not in use for the years ended December 31, 2021 or 2020.

F-26

Vocodia Holdings Corp

Notes to Financial Statements

Note 5 – Software Development Costs, continued

Future amortization expense of software development costs are as follows:

Years Ending December 31,
2022	$154,607
2023	154,607
2024	154,607
$463,822

Note 6 – Operating Leases

Right-of-Use Assets

Right-of-use assets consisted of the following at December 31:

	2021	2020
Non-current assets:
Right-of-use assets, net of amortization	$499,714	$—

Operating lease expense during the years ended December 31, 2021 and 2020 totaled approximately $53,000 and $0, respectively, and is primarily included in operating expenses on the accompanying combined statements of operations and comprehensive loss.

Maturity of Operating Leases

The following table represents a reconciliation of the undiscounted future minimum lease payments under the lease to the amounts reported as a financial lease liability on the combined balance sheets at December 31, 2021:

Undiscounted future minimum lease payments
2022	$117,487
2023	123,278
2024	125,782
2025	128,362
2026	119,969
Total lease payments	614,878
Less: imputed interest	(91,641)
Total operating lease liability	523,237
Operating lease liability, current portion	(85,887)
Operating lease liability, net of current portion	$437,350

F-27

Vocodia Holdings Corp

Notes to Financial Statements

Note 6 – Operating Leases, continued

Maturity of Operating Leases, continued

The table below presents lease-related terms and discount rates at December 31, 2021:

	2021	2020
Non-current assets:
Right-of-use assets, net of amortization	$499,714	$—

F-28

Vocodia Holdings Corp

Notes to Financial Statements

Note 7 – Income Taxes, continued

The tax effects of temporary differences which give rise to the significant portions of deferred tax assets or liabilities are as follows at December 31:

	2021	2020
Deferred tax assets:
Net operating loss carryforward	$3,524,831	—
Capital loss carryover	$1,000,000	—
Inventory	—	—
Unrealized losses	—	—
Charitable contribution carryforward	—	—
Reserves and allowances	—	—
Interest expense limitation	—	—
Prepaid Expenses	25,252	—
Total deferred tax assets	4,550,083	—
Deferred tax liabilities:		—
Depreciation	(497,140)	—
Amortization	—	—
Total deferred tax liabilities	(497,140)	—
Less: valuation allowance	(4,052,943)
Net deferred tax assets		—

The Company will have approximately $3,053,000 of operating loss carry-forwards at December 31, 2021. Net deferred tax assets are mainly comprised of temporary differences between financial statement carrying amount and tax basis of assets and liabilities.

ASC 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. At December 31, 2021 and 2020, respectively, a full valuation allowance was recognized.

In addition, the Company performed a comprehensive review of its uncertain tax positions and determined that no adjustments were necessary relating to unrecognized tax benefits at December 31, 2021 and 2020. The Company's federal and state income tax returns are subject to examination by taxing authorities for three (3) years after the returns are filed, and the Company's federal and state income tax returns for 2020 remain open to examination.

F-29

Vocodia Holdings Corp

Notes to Financial Statements

Note 8 – Commitments and Contingencies

Commercial Matters

From time to time, the Company may become subject to threatened and/or asserted claims arising in the ordinary course of business. Management is not aware of any matters, either individually or in the aggregate, that are reasonably likely to have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

COVID-19 Pandemic

In March 2020, a global pandemic was declared by the World Health Organization as a result of the rapidly growing outbreak of the coronavirus (“COVID-19”). The pandemic has significantly impacted the economic conditions by disrupting supply chains and affecting production and sales across a range of industries. The extent of the effects of COVID-19 on the Company’s operating and financial performance cannot be predicted at this time, as they are dependent on many factors, including, but not limited to, (i) the duration and spread of the outbreak, (ii) the impact on the Company’s customers and vendors, management personnel and service providers, and (iii) the impact on the local, state, national and global economies.

Note 9 – Share Based Compensation

In July 2021, the Company granted 2,000,000 shares of stock to an employee, Martin Taubman, that vested immediately. Management determined the grant date fair value of the shares based on the most recent price of shares sold in a private sale of securities and recorded a non-cash compensation expense of $1,000,000 for the year ended December 31, 2021.

F-30

Vocodia Holdings Corp

2,142,858 Shares of Common Stock

_____________________

PROSPECTUS

_____________________

ALEXANDER CAPITAL, L.P.

Until        , 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade the shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

         , 2023.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the fees payable to the Financial Industry Regulatory Authority (“FINRA”).

Amount paid or to be paid
SEC registration fee	$2,532.07
FINRA filing fee	$3,087.50
The Nasdaq Capital Market initial listing fee	$50,000
Accounting fees and expenses	$50,000
Legal fees and expenses	$175,000
Printing and engraving expenses	$1,500
Miscellaneous	$17,880.43
Total	$300,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 17-16-851 of the Wyoming Business Corporation Act provides that a corporation may indemnify a director against liability incurred in a proceeding if:

(i)	(A) the director conducted himself in good faith; and

(B) he reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and

(C) in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct was unlawful; or

(ii)	(A) the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by Section 17-16-202(b)(v) of the Wyoming Business Corporation Act. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(i)(B) of Section 17-16-851. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in Section 17-16-851. Article 10, Section 10.3 of our Bylaws state that we shall indemnify the directors and officers or any person who may have served at its request as a director or officer of the Corporation or of any other corporation in which it is a creditor, in the manner and to the full extent provided in the General Corporation Law of the State of Wyoming.

We have entered into indemnification agreements with certain of our directors and executive officers, and intend to enter into such agreements with all of our directors and executive officers, which require us to indemnify such individuals against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. We also intend to obtain a directors’ and officers’ liability insurance policy to insure directors and officers against indemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburse us for those losses for which we have lawfully indemnified the directors and officers. Such policy may contain various exclusions.

II-1

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Company has sold shares of common stock, preferred stock, warrants and convertible notes in a series of private placement transactions:

On August 1, 2022, Brian Podolak and James Sposato, each an officer and director of the Company, assigned to the Company (the “Parties”) significant intellectual property pursuant to a Bill of Sale and Assignment entered into by the Parties (“Bill of Sale and Assignment”). The consideration for the assignment was 6,000,000 shares of the Company’s common stock. Mr. Podolak and Mr. Sposato each received 3,000,000 shares, respectively.

During September of 2021, we filed a Form D with the United States Securities and Exchange Commission for a private placement in which we sold $1,150,000 worth of our common stock and warrants to purchase common stock.

Further, in September of 2021, we filed a second Form D with the United States Securities Commission, for a private placement, in which the total offering amount was $5,000,000, and we sold $2,000,000 worth of our common stock and warrants to purchase common stock, with another $3,000,000 remaining to be sold.

From July 2022 to September 2022, for which we filed a third Form D, where we sold an aggregate of $1,567,500 in convertible notes to approximately 20 investors in a private placement.

On December 23, 2022, we filed a fourth Form D, where an SPA was entered into between the Company and Emmis Capital II, LLC. The aggregate amount of the aggregate consideration for the private placement was $200,000. This private placement facilitated the sale of fifteen (15%) original discount senior Secured Convertible Notes (the “Notes”). Upon the effective date, the Notes shall convert to 5,000 shares of the Company’s common stock effective immediately. The Company issued ten (10) notes, with an original issue discount of fifteen (15%) on the notes, upon the effective date the Notes shall convert to 5,000 shares of the Company’s common stock effective immediately prior to the effective date. In addition to the notes, the company also sold two (2) warrants, each with a duration of three (3) years, with an exercise price per share of the Company’s common stock under the warrants shall be equal to the product of the Conversion price (as defined in the Notes) and 120%.

All issuances of securities above were exempt from registration requirements of Section 5 of the Securities Act of 1933 as they did not involve a public offering under Section 4(a)(2) and were issued as restricted securities as defined in Rule 144 of the Act.

II-2

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

The following is a list of exhibits being filed as part of, or incorporated by reference into, this registration statement.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Articles of Incorporation
3.1.1	Amendment to the Articles of Incorporation, dated October 21, 2022
3.2	Certificate of Amendment to the Articles of Incorporation, dated January 27, 2023
3.3	Bylaws
3.4	Articles of Amendment to Certificate of Incorporation, dated August 29, 2022
3.5	Articles of Amendment to Certificate of Incorporation, dated August 6, 2021
4.1	Form of Representative’s Warrant
4.2	Q3 2021 Vocodia Subscription Purchase Agreement, $5,000,000
4.3	Q2 2021 Vocodia Subscription Purchase Agreement, $1,150,000
4.4+	CFM Contribution Agreement
4.5	Q4 2022 Emmis Securities Purchase Agreement
4.6	Q4 2022 Emmis 15% Original Issue Discount Senior Secured Convertible Note
4.7	Q4 2022 Emmis Registration Rights Agreement
4.8	Form of Restricted Stock Units Agreement
5.1	Opinion of Carmel, Milazzo, and Feil LLP
10.1	Bill of Sale and Assignment
10.2	Commercial Lease
10.3+	Executive Employment Agreement for Mark Terrill, COO of Vocodia Holdings Corp
10.4+	Form of Independent Director Compensation Agreement for Lourdes Felix
10.5+	Form of Independent Director Compensation Agreement for Randall Miles
10.6+	Form of Independent Director Compensation Agreement for Ned L. Siegel
14.1	Code of Ethics and Business Standards
21.1	List of Subsidiaries
23.1	Consent of Daszkal Bolton LLP
23.2	Consent of Carmel, Milazzo, and Feil LLP (included in Exhibit 5.1)
24.1	Power of attorney (included on the signature page of this registration statement)
99.1	Director Consent for Lourdes Felix
99.2	Director Consent for Randall Miles
99.3	Director Consent for Ned L. Siegel
107	Fee Table

+	Indicates a management contract or any compensatory plan, contract or arrangement.

(b) Financial Statement Schedules

See Page F-1 for an index of the financial statements that are being filed as part of this registration statement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

II-3

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the shares of common stock offered (if the total dollar value of the shares of common offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the shares of common stock, the undersigned registrant undertakes that in a primary offering of the shares of common stock of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the shares of common stock to the purchaser, if the shares of common stock are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such shares of common stock to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its shares of common stock provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

II-4

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares of common stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boca Raton, State of Florida, on the 31st day of January 2023.

VOCODIA HOLDINGS CORP

By:	/s/ Brian Podolak
Name:	Brian Podolak
Title:	Chief Executive Officer (Principal Executive Officer)

By:	/s/ Richard Shuster
Name:	Richard Shuster
Title:	Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Podolak his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him or her, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Podolak
Brian Podolak	Chief Executive Officer and Director	January 31, 2023

/s/ James Sposato
James Sposato	Chief Technology Officer and Director	January 31, 2023

/s/ Richard Shuster
Richard Shuster	Chief Financial Officer	January 31, 2023

II-6